Exhibit 10.36

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE AVENZO THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AVENZO THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

COLLABORATION AND LICENSE AGREEMENT

by and between

AVENZO THERAPEUTICS, INC.

and

ALLORION THERAPEUTICS INC.

dated as of January 3, 2024

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1

ARTICLE 2 CDK4 PRECLINICAL DEVELOPMENT WORK		20

2.1	CDK4 Preclinical Development Work	20

2.2	Step-In Remedy	21

2.3	Pre-Clinical Activities Following CDK4 License Option Exercise	22

ARTICLE 3 CDK4 LICENSE OPTION GRANT AND EXERCISE		22

3.1	CDK4 License Option Grant	22

3.2	Exercise of CDK4 License Option	22

ARTICLE 4 GOVERNANCE		24

4.1	Alliance Managers	24

4.2	Committees	24

4.3	Scope of Governance	28

4.4	Discontinuation of Committees	28

ARTICLE 5 LICENSES; NON-COMPETE		29

5.1	License Grants to Avenzo	29

5.2	Avenzo Restrictive Covenant	29

5.3	License Grant to Allorion	29

5.4	Future In-Licenses	30

5.5	Right to Sublicense	31

5.6	Retained Rights	32

5.7	No Implied Licenses; Negative Covenant	32

5.8	Non-Compete	32

ARTICLE 6 KNOW-HOW TRANSFER		34

6.1	Know-How Transfer	34

6.2	Assistance by Allorion	34

ARTICLE 7 DEVELOPMENT		34

7.1	Responsibilities	34

7.2	Diligence	34

7.3	Global Development Plan	34

7.4	Development Reports	35

7.5	Records	35

7.6	Clinical Trial Audits	36

7.7	Data Exchange and Use	36

ARTICLE 8 REGULATORY		36

8.1	Transfer of Ongoing Phase 1 Clinical Trial	36

8.2	Avenzo Responsibilities	37

8.3	Allorion Territory	37

8.4	Provision of Regulatory Submissions	37

8.5	Notice of Meetings and Regulatory Actions	37

8.6	Cooperation	38

8.7	No Harmful Actions	38

8.8	Notification of Threatened Action	38

8.9	Right of Reference	38

8.10	Adverse Events Reporting	39

8.11	Remedial Actions	39

8.12	Safety and Regulatory Audits	39

ARTICLE 9 MANUFACTURING AND SUPPLY		40

9.1	Transfer of Drug Material	40

9.2	Clinical Supply	40

9.3	Commercial Supply	42

ARTICLE 10 COMMERCIALIZATION; MEDICAL AFFAIRS		42

10.1	Responsibilities	42

10.2	Commercialization Diligence	42

10.3	Product Trademarks	42

10.4	No Diversion	43

10.5	Medical Affairs	43

ARTICLE 11 ALLORION TERRITORY PARTICIPATION RIGHT		43

11.1	Participation Right	43

11.2	Notice of Interest; Provision of Information	44

11.3	Exercise	44

11.4	Termination	44

ARTICLE 12 PAYMENTS		45

12.1	Upfront Payment	45

12.2	CDK4 License Exercise Payment	45

12.3	Funding for Certain CDK4 Program Expenses	45

12.4	Development Milestones	45

12.5	Regulatory Milestones	47

12.6	Sales Milestones	49

12.7	Royalties	50

12.8	Payment	52

12.9	Audits	53

12.10	Interest	54

12.11	Taxes	54

ARTICLE 13 CONFIDENTIALITY; PUBLICATION		55

13.1	Confidential Information	55

13.2	Permitted Disclosures	56

13.3	Confidential Treatment	57

13.4	Use of Names	58

13.5	Publication of Licensed Product Information	58

13.6	Public Announcements	59

13.7	Prior Non-Disclosure Agreements	59

ARTICLE 14 REPRESENTATIONS, WARRANTIES, AND COVENANTS		59

14.1	Representations and Warranties of Each Party	59

14.2	Additional Representations and Warranties of Allorion	60

14.3	Additional Representations and Warranties of Avenzo	61

14.4	Covenants	62

14.5	NO OTHER REPRESENTATIONS OR WARRANTIES	63

ARTICLE 15 INDEMNIFICATION		63

15.1	By Avenzo	63

15.2	By Allorion	63

15.3	Procedure	64

15.4	Insurance	64

15.5	LIMITATION OF LIABILITY	64

ARTICLE 16 INTELLECTUAL PROPERTY		65

16.1	Ownership	65

16.2	Disclosure of Necessary Product Improvement Technology and Avenzo Manufacturing Technology	65

16.3	Prosecution	65

16.4	Defense of Third Party Infringement Claims	67

16.5	Enforcement	67

ARTICLE 17 TERM AND TERMINATION		69

17.1	Term and Expiration	69

17.2	Termination by Written Agreement	69

17.3	Termination for Convenience	69

17.4	Termination for Material Breach	70

17.5	Termination for Insolvency	70

17.6	Termination for Patent Challenge	70

17.7	Termination for Cessation of Development or Commercialization in the Avenzo Territory	71

17.8	Effects of Termination	72

17.9	Other Remedies	77

17.10	Survival	77

ARTICLE 18 DISPUTE RESOLUTION		77

18.1	General	77

18.2	Continuance of Rights and Obligations during Pendency of Dispute Resolution	77

18.3	Escalation	77

18.4	Arbitration	77

18.5	Patent Disputes	78

ARTICLE 19 MISCELLANEOUS		79

19.1	Governing Law	79

19.2	Force Majeure	79

19.3	Performance by Affiliates	79

19.4	Assignment	79

19.5	Severability	80

19.6	Notices	80

19.7	Entire Agreement; Amendments	81

19.8	Headings	81

19.9	Independent Contractors	81

19.10	Waiver	82

19.11	Waiver of Rule of Construction	82

19.12	Construction	82

19.13	Counterparts	82

19.14	Language	85

EXHIBITS

Exhibit 1.33	Baseball Arbitration
Exhibit 1.134	Licensed Know-How
Exhibit 1.136	Licensed Patents
Exhibit 1.131	Knowledge
Exhibit 2.1	Initial Research Plan
Exhibit 8.1	Transferred U.S. Phase 1 Clinical Trial
Exhibit 9.1	Transferred Drug Material
Exhibit 9.2(c)	Clinical Supply Agreement Term Sheet
Exhibit 11.3	Participation Right Term Sheet
Exhibit 13.6	Press Release
Exhibit 14.2	Allorion Disclosure Schedule

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (this “Agreement”) is made as of January 3, 2024 (the “Effective Date”), by and between Avenzo Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (“Avenzo”), with offices located at 12707 High Bluff Drive, Suite 200, San Diego, California 92130, United States, and Allorion Therapeutics Inc., a corporation organized and existing under the laws of Massachusetts (“Allorion”), with offices located at 22 Strathmore Road, Suite 341, Natick, MA 01760. Allorion and Avenzo may be referred to in this Agreement individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Allorion is a biopharmaceutical company conducting research and development programs related to selective CDK inhibitors, including those that target CDK2 and CDK4;

WHEREAS, Avenzo is a biopharmaceutical company focused on developing next generation oncology therapies; and

WHEREAS, the Parties desire to enter into a collaboration in which (a) Allorion shall grant Avenzo exclusive rights to develop, manufacture and commercialize products arising from Allorion’s selective CDK2 inhibitor program outside the Allorion Territory, (b) Allorion will retain rights to develop, manufacture for commercial purposes and commercialize products arising from Allorion’s selective CDK2 inhibitor program in the Allorion Territory and (c) Allorion shall conduct specified preclinical research and development activities for the selective CDK4 inhibitor program and shall grant to Avenzo the exclusive option to practice the exclusive license granted to such selective CDK4 inhibitor program outside the Allorion Territory, all in accordance with and subject to the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

The following initially capitalized terms, whether used in the singular or plural, have the respective meanings set forth below:

1.1 “Acquired Party” has the meaning set forth in Section 5.8(c) (Acquisition of a Third Party by a Party).

1.2 “Acquisition Party” has the meaning set forth in Section 5.8(b) (Effects of Change of Control).

1.3 “Adverse Event” means any unwanted or harmful medical occurrence in a patient or subject who is administered a Licensed Product, whether or not considered related to such Licensed Product, including any undesirable sign (including abnormal laboratory findings of clinical concern).

1.4 “Affiliate” means, with respect to a specified Person, any entity that directly or indirectly controls, is controlled by or is under common control with such Person. As used in this Section 1.4 (Affiliate), “control” (and, with correlative meanings, the terms “controlled by” and “under common control with”) means, in the case of a corporation, the ownership of more than 50% of the outstanding voting securities thereof or, in the case of any other type of entity, an interest that results in the ability to direct or cause the direction of the management and policies of such entity or the power to appoint more than 50% of the members of the governing body of the entity or, where ownership of more than 50% of such securities or interest is prohibited by law, ownership of the maximum amount legally permitted.

1.5 “Agreement” has the meaning set forth in the preamble.

1.6 “Alliance Manager” has the meaning set forth in Section 4.1 (Alliance Managers).

1.7 “Allorion” has the meaning set forth in the preamble.

1.8 “Allorion Collaboration Know-How” means all Collaboration Know-How conceived, discovered, developed, generated, invented, or otherwise made solely by Allorion or its Affiliates, or any Person who assigns or licenses such Collaboration Know-How to Allorion or any of its Affiliates.

1.9 “Allorion Collaboration Patent” means any Collaboration Patent that Covers any invention included in the Allorion Collaboration Know-How.

1.10 “Allorion Collaboration Technology” means the Allorion Collaboration Know-How and Allorion Collaboration Patents.

1.11 “Allorion Controlled Patents” has the meaning set forth in Section 16.3(c) (Allorion Controlled Patents).

1.12 “Allorion Indemnitee(s)” has the meaning set forth in Section 15.1 (By Avenzo).

1.13 “Allorion Manufacturing Technology” means any and all Licensed Know-How and Greater China Know-How that is used by or on behalf of Allorion or its Affiliate for the Manufacture of Licensed Products and Licensed Molecules.

1.14 “Allorion Territory” means PRC, Hong Kong, Macau and Taiwan.

1.15 “Ancillary Agreements” means, collectively, the Pharmacovigilance Agreement, Clinical Supply Agreement, Clinical Quality Agreement, and any and all other written agreements contemplated under this Agreement between Avenzo and Allorion with respect to the Licensed Products.

1.16 “Annual Net Sales” means, with respect to a given Calendar Year and Licensed Program, aggregate Net Sales of all Licensed Products from such Licensed Program in such Calendar Year.

1.17 “Annual Net Sales Milestone Event” has the meaning set forth in Section 12.6(a) (Sales Milestone Payments).

1.18 “Annual Net Sales Milestone Payment” has the meaning set forth in Section 12.6(a) (Sales Milestone Payments).

1.19 “Anti-Corruption Laws” has the meaning set forth in Section 14.4(d)(i) (Compliance with Anti-Corruption Laws).

1.20 “Applicable Laws” means all statutes, ordinances, regulations, rules or orders of any kind whatsoever of any Governmental Authority that may be in effect from time to time and applicable to the relevant activities contemplated by this Agreement.

1.21 “ARTS-021 Molecule” means [***].

1.22 “ARTS-021 Product” means any product or preparation comprising or containing any ARTS-021 Molecule(s) as an active ingredient (either alone, in a co-formulation or in combination with any other active ingredient(s) except for a CDK4 Molecule), in any formulation or dosage form.

1.23 “ARTS-021 Program” means [***].

1.24 “Avenzo” has the meaning set forth in the preamble.

1.25 “Avenzo Collaboration Know-How” means all Collaboration Know-How conceived, discovered, developed, generated, invented, or otherwise made solely by Avenzo or its Affiliates, or any Person who assigns or licenses such Collaboration Know-How to Avenzo or any of its Affiliates.

1.26 “Avenzo Collaboration Patent” means any Collaboration Patent that Covers any invention included in the Avenzo Collaboration Know-How.

1.27 “Avenzo Collaboration Technology” means Avenzo Collaboration Know-How and Avenzo Collaboration Patents.

1.28 “Avenzo Controlled Patents” has the meaning set forth in Section 16.3(a) (Avenzo Controlled Patents).

1.29 “Avenzo Indemnitee(s)” has the meaning set forth in Section 15.2 (By Allorion).

1.30 “Avenzo Manufacturing Technology” means [***].

1.31 “Avenzo Territory” means worldwide, excluding the Allorion Territory.

1.32 “Avenzo Territory-Specific Payments” has the meaning set forth in Section 5.4 (Future In-Licenses).

1.33 “Baseball Arbitration” means the arbitration process set forth in Exhibit 1.33.

1.34 “Baseball Arbitration Matter” has the meaning set forth in Exhibit 1.33.

1.35 “Baseball Arbitration Matter Agreement” has the meaning set forth in Exhibit 1.33.

1.36 “Breach Notice” has the meaning set forth in Section 17.4(a) (Termination for Material Breach).

1.37 “Business Day” means a day other than Saturday, Sunday or any day on which banks located in San Diego, California or Guangzhou, China are authorized or obligated to close. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified.

1.38 “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31st, June 30th, September 30th and December 31st; provided that the first Calendar Quarter of the Term will extend from the Effective Date until the end of the then-current Calendar Quarter, and the last Calendar Quarter of the Term will extend from the first day of such Calendar Quarter until the effective date of termination or expiration of this Agreement.

1.39 “Calendar Year” means each twelve-month period commencing on January 1st and ending on December 31st; provided that the first Calendar Year of the Term will extend from the Effective Date to December 31st of the then-current Calendar Year, and the last Calendar Year of the Term will extend from January 1st of such Calendar Year until the effective date of the termination or expiration of this Agreement.

1.40 “CDK2” means cyclin-dependent kinase 2.

1.41 “CDK2/CDK4 Combination Product” means, after the CDK4 License Option Exercise, any product or preparation comprising or containing a Licensed Molecule from each of the ARTS-021 Program and the CDK4 Program in a single formulation or final package presentation for sale as a single unit (including separate unit doses so configured).

1.42 “CDK4” means cyclin-dependent kinase 4.

1.43 “CDK4 Backup Candidate” has the meaning set forth in Section 2.1(a) (IND-Enabling Studies; Backup Candidates; Optimization Activities).

1.44 “CDK4 DC Failure” has the meaning set forth in Section 2.1(a) (IND-Enabling Studies; Backup Candidates; Optimization Activities).

1.45 “CDK4 Development Candidate” means the lead development candidate from the CDK4 Program as of the Effective Date and as set forth in the initial Research Plan attached hereto as Exhibit 2.1.

1.46 “CDK4 GLP Toxicology Study” means [***].

1.47 “CDK4 License Exercise Period” means the period of time commencing on the Effective Date and ending [***] days following (a) if no CDK4 DC Failure has occurred, then the date upon which Allorion provides to Avenzo the Final Study Report for the CDK4 Development Candidate or (b) if CDK4 DC Failure has occurred, then the date upon which Allorion provides to Avenzo the Final Study Report for a CDK4 Backup Candidate.

1.48 “CDK4 License Option” has the meaning set forth in Section 3.1 (CDK4 License Option Grant).

1.49 “CDK4 License Option Exercise” has the meaning set forth in Section 3.2(a) (Exercise of CDK4 License Option).

1.50 “CDK4 Molecule” means [***].

1.51 “CDK4 Preclinical Development Work” means the preclinical research, development and evaluation activities to be conducted by Allorion following the Effective Date for the CDK4 Program in accordance with the Research Plan, including (a) the discovery, identification, research or development of [***]; (b) the conduct and completion of [***]; and (c) [***].

1.52 “CDK4 Product” means any product or preparation comprising or containing any CDK4 Molecule(s) as an active ingredient (either alone, in a co-formulation or in combination with any other active ingredient(s) except for an ARTS-021 Molecule), in any formulation or dosage form.

1.53 “CDK4 Program” means [***].

1.54 “CDK4 Program Expenses” means all documented FTE Costs and Out-of-Pocket Costs recorded as an expense and incurred by or on behalf of Allorion in the performance of the CDK4 Preclinical Development Work and in accordance with the Research Plan, excluding [***].

1.55 “CDK4 Reimbursement Cap” has the meaning set forth in Section 12.3 (Funding for Certain CDK4 Program Expenses).

1.56 “cGMP” means all applicable current Good Manufacturing Practices including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, (b) European Directive 2003/94/EC and Eudralex 4, (c) the principles detailed in the ICH Q7 guidelines, and (d) the equivalent Applicable Laws in any relevant country or region, each as may be amended and applicable from time to time.

1.57 “Change of Control” means, with respect to a Party, that: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of such Party, or if the percentage ownership of such Third Party in the voting securities of such Party is increased through stock redemption, cancellation, or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing more than 50% of the total voting power of all of the then outstanding voting securities of such Party; (b) a merger, consolidation, recapitalization, or reorganization of such Party is consummated which results in shareholders or equity holders of such Party immediately prior to such transaction, no longer owning at least 50% of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; or (c) there is a sale or transfer to a Third Party of all or substantially all of such Party’s consolidated assets taken as a whole, through one or more related transactions.

1.58 “Claims” has the meaning set forth in Section 15.1 (By Avenzo).

1.59 “Clinical Quality Agreement” has the meaning set forth in Section 9.2(c) (Clinical Supply Agreement).

1.60 “Clinical Supply Agreement” has the meaning set forth in Section 9.2(c) (Clinical Supply Agreement).

1.61 “Clinical Trial” means any clinical trial of a product in human subjects as defined in 21 C.F.R. §312.21, as amended from time to time, or as prescribed by the Regulatory Authorities in any jurisdiction outside the U.S.

1.62 “CMO” means any Third Party contract manufacturing organization.

1.63 “CMO Qualifications” means those criteria and qualifications that the JSMC may consider in determining whether to approve any CMO nominated by Avenzo for the Manufacture of Licensed Products for Development purposes, including: (a) [***]; (b) [***]; (c) [***]; and (d) [***].

1.64 “Collaboration Know-How” means any Know-How conceived, discovered, developed, generated, invented, or otherwise made in the performance of activities contemplated by this Agreement during the Term by a Party or its Affiliates, or any Person who assigns or licenses such Know-How to a Party or its Affiliates, whether alone or jointly with the other Party or its Affiliates, or any Person who assigns or licenses such Know-How to a Party or its Affiliates.

1.65 “Collaboration Patent” means any Patent that (a) has a priority date on or after the Effective Date (including the case where a priority date for certain claims within a continuation-in-part patent application is on or after the Effective Date) and (b) Covers any invention included in the Collaboration Know-How.

1.66 “Collaboration Technology” means Collaboration Know-How and Collaboration Patents.

1.67 “Combination Product” means any Licensed Product, other than a CDK2/CDK4 Combination Product, comprising or containing a Licensed Molecule with one or more other clinically or pharmacologically active ingredients that is not a Licensed Molecule in a single formulation or final package presentation for sale as a single unit (including separate unit doses so configured). The Licensed Molecule portion of any Combination Product shall be deemed the “Licensed Component” and the other clinically or pharmacologically active ingredients of such Combination Product, the “Other Components.”

1.68 “Commercialization” or “Commercialize” means all activities directed to marketing, distribution, promoting or selling of pharmaceutical products (including importing and exporting activities in connection therewith), but excluding activities directed to Manufacturing or Development. “Commercializing” and “Commercialized” have the correlative meanings.

1.69 “Commercially Reasonable Efforts” means, with respect to [***].

1.70 “Committee(s)” means the JSC, JDC, JMSC, or any other subcommittee established by the JSC, as applicable.

1.71 “Competing Product” means, with respect to a given Licensed Program, any product or compound that is [***].

1.72 “Competitive Infringement” has the meaning set forth in Section 16.5(a) (Notice).

1.73 “Confidential Information” has the meaning set forth in Section 13.1 (Confidential Information).

1.74 “Confidentiality Agreement” means the Confidentiality Agreement between the Parties dated [***], as amended by that certain First Amendment to the Confidentiality Agreement dated [***] and that certain Second Amendment to the Confidentiality Agreement dated [***].

1.75 “Control” or “Controlled” means, subject to Section 5.4 (Future In-Licenses), with respect to any Know-How, Patents or other subject matter, that a Party has the legal authority or right (whether by ownership, license or otherwise, without taking into account any license granted by one Party to the other Party pursuant to this Agreement) to grant a license, sublicense, access or right to use (as applicable) under such Know-How, Patents or other subject matter, on the terms and conditions set forth herein, in each case, without breaching the terms of any agreement with a Third Party. [***].

1.76 “Cover,” “Covered” or “Covering” means with respect to Patents and any invention or any ARTS-021 Molecule, ARTS-021 Product, CDK4 Molecule, CDK4 Product, or CDK2/CDK4 Combination Product that in the absence of a Person obtaining ownership of or a license to such Patent, the use or practice of such invention or the Exploitation of such ARTS-021 Molecule, ARTS-021 Product, CDK4 Molecule, CDK4 Product, or CDK2/CDK4 Combination Product would fall within the scope of one or more claims of such Patent.

1.77 “Cure Period” has the meaning set forth in Section 17.4 (Termination for Material Breach).

1.78 “Data” means any and all results of research, preclinical studies, including in vitro and in vivo studies, Clinical Trials and other testing of any composition of matter, product candidate or product, and any and all other data related to the development, manufacture or commercialization of any composition of matter, product candidate or product, including biological, chemical, pharmacological, toxicological, pharmacokinetic, preclinical, clinical, CMC, analytical, quality control, mechanical, software, electronic and other data, results and descriptions.

1.79 “Development” or “Develop” means research and preclinical and clinical drug or biological development activities, including test method development, toxicology, formulation, quality assurance/quality control development, statistical analysis, preclinical studies and Clinical Trials and regulatory affairs, and regulatory activities, including filing for, obtaining and maintaining Regulatory Approval, but excluding activities directed to Manufacturing or Commercialization. “Developing” has the correlative meaning.

1.80 “Development Milestone Event” has the meaning set forth in Section 12.4(a) (Development Milestone Payments).

1.81 “Development Milestone Payment” has the meaning set forth in Section 12.4(a) (Development Milestone Payments).

1.82 “Directed To” means, with regard CDK2 or CDK4, that the compound or product at issue selectively binds to, inhibits, or otherwise modulates CDK2 or CDK4, as applicable, as the primary therapeutic mechanism, such that the binding, inhibition, or other modulation [***]. When required grammatically, the defined term “Directed To” may be separated and will have the same meaning set forth above, e.g., when discussing targets To which a compound or product is Directed.

1.83 “Disclosing Party” has the meaning set forth in Section 13.1 (Confidential Information).

1.84 “Dispute” has the meaning set forth in Section 18.1 (General).

1.85 “Dispute Referral” has the meaning set forth in Section 18.3 (Escalation).

1.86 “Effective Date” has the meaning set forth in the preamble.

1.87 “EMA” means the European Medicines Agency, or any successor agency thereto.

1.88 “European Major Market Countries” means France, Germany, Italy, Spain and the United Kingdom.

1.89 “Exclusivity Letter” means that certain letter agreement by and between the Parties dated [***], as amended by that certain First Amendment to the Exclusivity Letter dated [***], that certain Second Amendment to the Exclusivity Letter dated [***], and that certain Third Amendment to the Exclusivity Letter dated [***].

1.90 [***].

1.91 “Exploit” means Develop, Manufacture, use, practice, sell, offer for sale, import, export, Commercialize or otherwise exploit.

1.92 “Export Control Laws” means all applicable Laws relating to (a) sanctions and embargoes imposed by the Office of Foreign Assets Control of the U.S. Department of Treasury or (b) the export or re-export of commodities, technologies or services, including the Export Administration Act of 1979, 24 U.S.C. §§ 2401-2420, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706, the Trading with the Enemy Act, 50 U.S.C. §§ 1 et. seq., the Arms Export Control Act, 22 U.S.C. §§ 2778 and 2779, and the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986, in each case, as amended.

1.93 “FDA” means the United States Food & Drug Administration, or any successor agency thereto.

1.94 “Field” means any and all uses.

1.95 “Final Study Report” means the final study report from the CDK4 GLP Toxicology Study as further described in the Research Plan.

1.96 “First Commercial Sale” means, on a Licensed Product-by-Licensed Product and country-by-country basis within the Avenzo Territory, the first arm’s length sale of a Licensed Product to a Third Party in a country by Avenzo or its Affiliate or Sublicensee for use or consumption in such country following receipt of Regulatory Approval of such Licensed Product in such country; [***].

1.97 “FTE” means, with respect to a Licensed Program, full-time equivalent employee of Allorion based on a total of [***] hours of scientific, technical or managerial activities under such Licensed Program per Calendar Year. Overtime and work on weekends, holidays, and the like, in each case, will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. The portion of an FTE billable by Allorion for one individual during a given accounting period will be determined by dividing the number of hours worked directly by such individual on the work to be conducted under this Agreement during such accounting period and the number of FTE hours applicable for such accounting period based on [***] working hours per Calendar Year.

1.98 “FTE Costs” means the applicable FTE Rate multiplied by the applicable number of FTEs performing the applicable activities under this Agreement.

1.99 “FTE Rate” means the amount for an FTE per year, which for the Calendar Year ending on [***] will be $[***] per FTE (pro-rated for the period beginning on the Effective Date and ending on [***]). [***].

1.100 “Fully Burdened Manufacturing Costs” means the cost of Manufacturing Licensed Products. Fully Burdened Manufacturing Costs shall be a “standard cost” per unit (calculated annually), comprised of the following elements calculated in accordance with GAAP, to the extent such Licensed Product is Manufactured by a Party or its Affiliates: [***].

1.101 “Future In-License Agreement” means any agreement between a Party (or any of its Affiliates), on the one hand, and a Third Party, on the other hand, entered into after the Effective Date, pursuant to which a Party or any of its Affiliates acquires Control of any Know-How or Patent that would be included in the Know-How or Patents to be licensed by such Party to the other Party hereunder (such Know-How or Patents, “Future In-Licensed Technology”).

1.102 “Future In-Licensed Technology” has the meaning set forth in Section 1.101 (Future In-License Agreements).

1.103 “GAAP” means U.S. Generally Accepted Accounting Principles, consistently applied.

1.104 “GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including, as applicable (a) as set forth in the International Council on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the Avenzo Territory, (b) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as may be amended from time to time, and (d) the equivalent guidelines or Applicable Laws in any other region in the Avenzo Territory, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical Data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.105 “Generic Product” means, with respect to a Licensed Product that has received Regulatory Approval in a country within the Avenzo Territory and is being marketed and sold by Avenzo or any of its Affiliates or Sublicensees in such country, any drug product for human use that: (a) is sold in such country by a Third Party that is not a Sublicensee of Avenzo or its Affiliates and did not purchase or acquire such product or its active pharmaceutical ingredients in a chain of distribution that included Avenzo or any of its Affiliates or Sublicensees; (b) contains the same active pharmaceutical ingredient as such Licensed Product and is approved in reliance on a prior Regulatory Approval of such Licensed Product; and (c) has received Regulatory Approval in such country as a “generic medicinal product,” “bioequivalent,” or similar designation by the applicable Regulatory Authority in such country, pursuant to an approval process in accordance with the then-current rules and regulations in such country, where such Licensed Product is the “reference medicinal product,” “reference listed product” or similar designation in such country.

1.106 “Global Clinical Trial” means any Clinical Trial that (a) has sites both in the Allorion Territory and Avenzo Territory, and (b) is designed to fulfill the requirements of Regulatory Authorities both in the Allorion Territory and Avenzo Territory to commence the next stage of clinical Development or to obtain Regulatory Approval for the relevant Licensed Product, as applicable.

1.107 “Global Development Plan” means, with respect to each Licensed Program, a plan that includes the Global Clinical Trials for the Licensed Molecules and Licensed Products that are the subject of such Licensed Program, together with other global Development activities for such Licensed Molecules and Licensed Products, as such plan may be updated from time to time in accordance with this Agreement.

1.108 “GLP” means all applicable Good Laboratory Practice standards, including, as applicable, as set forth in the then current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, or the equivalent guidelines or Applicable Laws in any other region in the Avenzo Territory, each as may be amended and applicable from time to time.

1.109 “Governmental Authority” means any court, commission, authority, department, ministry, official or other instrumentality of, or being vested with public authority under any law of, any country, region, state or local authority or any political subdivision thereof, or any association of countries.

1.110 “Grant-Back Technology” means, with respect to any Terminated Product and Terminated Territory, (a) any Know-How that is Controlled by Avenzo or any of its Affiliates as of the effective date of the applicable termination that is [***] and (b) any Patents in such Terminated Territory that are Controlled by Avenzo or any of its Affiliates as of the effective date of the applicable termination that [***], in each case, excluding any [***].

1.111 “Greater China Know-How” means any and all Know-How Controlled by Allorion or its Affiliates as of the Effective Date or during the Term, including Allorion’s or its Affiliate’s joint ownership interest in any Joint Collaboration Know-How, that is necessary or reasonably useful to Develop or Manufacture any ARTS-021 Product, CDK4 Product, or CDK2/CDK4 Combination Product (including any ARTS-021 Molecule or CDK4 Molecule, as applicable, contained therein) in the Allorion Territory as permitted under this Agreement.

1.112 “Greater China Patents” means any and all Patents in the Allorion Territory Controlled by Allorion or its Affiliates as of the Effective Date or during the Term, including Allorion’s or its Affiliate’s interest in any Joint Collaboration Patents in the Allorion Territory, Covering any ARTS-021 Product, CDK4 Product, or CDK2/CDK4 Combination Product (including any ARTS-021 Molecule or CDK4 Molecule, as applicable, contained therein) or that are necessary or reasonably useful to Develop or Manufacture any ARTS-021 Product, CDK4 Product, or CDK2/CDK4 Combination Product (including any ARTS-021 Molecule or CDK4 Molecule, as applicable, contained therein) in the Field in the Allorion Territory as permitted under this Agreement.

1.113 “Greater China Technology” means Greater China Patents and Greater China Know-How.

1.114 “GSP” means all applicable Good Supply Practice standards, including, as applicable, as set forth in the then current good supply practice standards promulgated or endorsed by the FDA as defined in Good Supply Practice for Pharmaceutical Products or the equivalent Applicable Laws in any other region in the Avenzo Territory, each as may be amended and applicable from time to time.

1.115 “ICC Rules” has the meaning set forth in Section 18.4(a) (Arbitration).

1.116 “IND” means an investigational new drug application or equivalent application filed with the applicable Regulatory Authority, which application is required to commence or conduct Clinical Trials in the applicable jurisdiction.

1.117 “IND Clearance” means, with respect to an IND for a Licensed Product in the U.S., the date that is [***] days (or any different time period pursuant to a change in Applicable Laws after the Effective Date) following the filing of such IND for such Licensed Product, if Avenzo or its Affiliate or Sublicensee has not received any notice of a clinical hold from the FDA during such [***] day period; provided that, if Avenzo or its Affiliate or Sublicensee does receive a notice of such a clinical hold, then the “IND Clearance” for such Licensed Product will be the date on which such clinical hold is lifted and the FDA first allows such Licensed Product to be administered to a human pursuant to such IND.

1.118 “IND-Enabling Studies” means any and all preclinical and non-clinical activities with respect to any CDK4 Products, conducted under GLP as necessary, the protocol and results of which are necessary to prepare a complete IND submission to the FDA, including, without limitation and to the extent necessary, PK/ADME studies, potency studies, pharmacodynamics, safety, toxicology, pharmacology, pre-formulation and formulation development.

1.119 “Indemnitee” has the meaning set forth in Section 15.3 (Procedure).

1.120 “Indemnitor” has the meaning set forth in Section 15.3 (Procedure).

1.121 “Indication” means a specific disease, disorder or condition which is recognized by the applicable Regulatory Authority in a given country or jurisdiction as a disease, disorder or condition; provided, however, that, for purposes of this definition and this Agreement, [***].

1.122 “Indirect Tax” has the meaning set forth in Section 12.11(b) (Indirect Taxes).

1.123 “JAMS” has the meaning set forth in Exhibit 1.33.

1.124 “Joint Collaboration Know-How” means all Collaboration Know-How conceived, discovered, developed, generated, invented, or otherwise made jointly by a Party or its Affiliates, or any Person who assigns or licenses such Know-How to a Party or its Affiliates, on the one hand, and a Party or its Affiliates, or any Person who assigns or licenses such Know-How to a Party or its Affiliates, on the other hand.

1.125 “Joint Collaboration Patent” means any Collaboration Patent that Covers any invention included in the Joint Collaboration Know-How.

1.126 “Joint Collaboration Technology” means Joint Collaboration Know-How and Joint Collaboration Patents.

1.127 “Joint Development Committee” or “JDC” has the meaning set forth in Section 4.2(b) (Joint Development Committee).

1.128 “Joint Manufacturing and Supply Committee” or “JMSC” has the meaning set forth in Section 4.2(c) (Joint Manufacturing and Supply Committee).

1.129 “Joint Steering Committee” or “JSC” has the meaning set forth in Section 4.2(a) (Joint Steering Committee).

1.130 “Know-How” means any scientific or technical information, results, data, and materials of any type whatsoever, in any tangible or intangible form whatsoever, including Data, databases, safety information, practices, methods, techniques, technology, specifications, formulations, formulae, chemical or biological materials, knowledge, know-how, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data.

1.131 “Knowledge” means with respect to each Party, the actual knowledge (without any obligation of investigation) of the Persons listed for such Party on Exhibit 1.131; provided that with respect to information regarding the status of Patents and other intellectual property rights, “Knowledge” means, with respect to a Party, the actual knowledge of the Persons listed for such Party on Exhibit 1.131 after reasonable investigation, including inquiry of internal or external patent counsel who have knowledge of such facts and information, but without any requirement to conduct any freedom to operate analysis.

1.132 “Launch Quarter” has the meaning set forth in Section 12.7(d)(ii) (Generic Competition).

1.133 “Licensed Component” has the meaning set forth in Section 1.67 (Combination Product).

1.134 “Licensed Know-How” means any and all Know-How Controlled by Allorion or its Affiliates as of the Effective Date or during the Term, including Allorion’s or its Affiliate’s joint ownership interest in any Joint Collaboration Know-How, that is necessary or reasonably useful to Exploit any ARTS-021 Product, CDK4 Product, or CDK2/CDK4 Combination Product (including any ARTS-021 Molecule or CDK4 Molecule, as applicable, contained therein) in the Field in the Avenzo Territory. Exhibit 1.134 contains a high-level description of the Licensed Know-How existing as of the Effective Date.

1.135 “Licensed Molecule” means (a) any ARTS-021 Molecule, or (b) following the CDK4 License Option Exercise, any CDK4 Molecule.

1.136 “Licensed Patents” means any and all Patents in the Avenzo Territory Controlled by Allorion or its Affiliates as of the Effective Date or during the Term, excluding Allorion’s or its Affiliate’s interest in any Joint Collaboration Patents, Covering any ARTS-021 Product, CDK4 Product, or CDK2/CDK4 Combination Product (including any ARTS-021 Molecule or CDK4 Molecule, as applicable, contained therein) or that are necessary or reasonably useful to Exploit such ARTS-021 Product, CDK4 Product, or CDK2/CDK4 Combination Product (including any ARTS-021 Molecule or CDK4 Molecule, as applicable, contained therein) in the Field in the Avenzo Territory. Exhibit 1.136 sets forth a list of all Licensed Patents existing as of the Effective Date.

1.137 “Licensed Product” means (a) any ARTS-021 Product, (b) following the CDK4 License Option Exercise, any CDK4 Product, or (c) following the CDK4 License Option Exercise, any CDK2/CDK4 Combination Product.

1.138 “Licensed Program” means (a) the ARTS-021 Program; or (b) following the CDK4 License Option Exercise, the CDK4 Program.

1.139 “Licensed Program Target” means (a) with respect to the ARTS-021 Program, CDK2; and (b) following the CDK4 License Option Exercise, with respect to the CDK4 Program, CDK4.

1.140 “Licensed Technology” means the Licensed Know-How, Licensed Patents, and Allorion’s or its Affiliate’s interest in any Joint Collaboration Patents.

1.141 “Losses” has the meaning set forth in Section 15.1 (By Avenzo).

1.142 “MAA” means (a) a New Drug Application (as more fully defined in 21 C.F.R. §314.5, et seq., as may be amended) or a Biologics License Application (as more fully defined in 21 C.F.R. §601.2, as may be amended), as applicable, submitted to the FDA or (b) the equivalent application(s) filed with any Regulatory Authority in any jurisdiction outside the U.S. for approval to market and sell a new drug in such jurisdiction; in each case, including all amendments and supplements to any of the foregoing.

1.143 “MAA Approval” means (a) with respect to an MAA for a Licensed Product submitted to the FDA, the approval of such MAA by the FDA; or (b) with respect to an MAA for a Licensed Product filed with the applicable Regulatory Authority in any jurisdiction outside the U.S., the approval of such MAA by such Regulatory Authority.

1.144 “Manufacture” or “Manufacturing” or “Manufactured” means all operations involved in the manufacturing, filling and finishing, quality control testing (including in-process, release and stability testing, if applicable), storage, releasing, packaging, labeling, and supply.

1.145 “Manufacturing Support” has the meaning set forth in Section 9.2(d) (Manufacturing Technology Transfer to Avenzo).

1.146 “Manufacturing Technology Transfer” has the meaning set forth in Section 9.2(d) (Manufacturing Technology Transfer to Avenzo).

1.147 “Manufacturing Technology Transfer Plan” has the meaning set forth in Section 9.2(d) (Manufacturing Technology Transfer to Avenzo).

1.148 “Milestone Payments” means Development Milestone Payments, Regulatory Milestone Payments or Annual Net Sales Milestone Payments, as applicable.

1.149 “Necessary Product Improvement Technology” means (a) any Collaboration Know-How within the Product Improvements (excluding Data, which is separately addressed in Section 7.7 (Data Exchange and Use)) and (b) any Collaboration Patents in the Allorion Territory within the Product Improvement Patents, in each case of clauses (a) and (b), that are [***].

1.150 “Net Sales” means, with respect to any Licensed Product, [***]:

(a) [***];

(b) [***];

(c) [***];

(d) [***];

(e) [***];

(f) [***];

(g) [***];

(h) [***]; and

(i) [***].

[***].

[***].

1.151 “NMPA” means the National Medical Products Administration, formerly known as the China Food and Drug Administration, and local or provincial counterparts thereto, and any successor agency(ies) or authority thereto having substantially the same function.

1.152 “Optimization Activities” has the meaning set forth in Section 2.1(a) (IND-Enabling Studies; Backup Candidates; Optimization Activities).

1.153 “Other Components” has the meaning set forth in Section 1.67 (Combination Product).

1.154 “Out-of-Pocket Costs” means reasonable amounts paid by a Party or any of its Affiliates to Third Party subcontractors (without mark-up by such Party or any of its Affiliates) under arm’s length arrangements for services or material provided by such subcontractors in performance of activities under this Agreement.

1.155 “Participation Option” has the meaning set forth in Section 11.1 (Participation Right).

1.156 “Participation Option Exercise Fee” has the meaning set forth in Section 11.3 (Exercise).

1.157 “Participation Rights” has the meaning set forth in Section 11.1 (Participation Right).

1.158 “Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

1.159 “Patent” or “Patents” means (a) all national, regional and international patents and patent applications, including any provisional patent application, (b) any patent application claiming priority from such patent application or provisional patent applications, including divisions, continuations, continuations-in-part, additions, (c) any patent that has issued or in the future issues from any of the foregoing patent applications, including any utility or design patent or certificate of invention, and (d) re-issues, renewals, extensions, substitutions, re-examinations or restorations, registrations and revalidations, and supplementary protection certificates and equivalents to any of the foregoing.

1.160 “Patent Challenge” has the meaning set forth in Section 17.6 (Termination for Patent Challenge).

1.161 “Person” means any individual, sole proprietorship, corporation, joint venture, limited liability company, partnership, limited partnership, limited liability partnership, trust or any other private, public or governmental entity.

1.162 “Pharmacovigilance Agreement” has the meaning set forth in Section 8.10(a) (Adverse Events Reporting).

1.163 “Phase 1 Clinical Trial” means a Clinical Trial of a Licensed Product conducted in healthy human subjects or patients with the disease or condition under study to generate information on product safety and tolerability (as a primary purpose), and as applicable pharmacological activity or pharmacokinetics, as more fully described in, 21 C.F.R. §312.21(a), as amended from time to time.

1.164 “Phase 1/2 Clinical Trial” means a Clinical Trial that combines both a Phase 1 Clinical Trial and a Phase 2 Clinical Trial into a single protocol, where the Phase 1 Clinical Trial portion is performed first to: (a) establish initial safety, tolerability, pharmacokinetic and pharmacodynamic information for the Licensed Product as a monotherapy or in combination with another agent; or (b) determine the maximum tolerable dose of such Licensed Product in subjects, and the Phase 2 Clinical Trial portion is performed second to further evaluate safety or efficacy of such Licensed Product as a monotherapy or in combination with another agent in subjects treated with a selected dose.

1.165 “Phase 2 Clinical Trial” means a Clinical Trial of a Licensed Product following one or more Phase 1 Clinical Trials conducted in the target patient population for an Indication under study to evaluate the safety, efficacy, and dose-ranging of such Licensed Product, which Clinical Trial is prospectively designed to generate Data that is sufficient (if successful) to commence a Phase 3 Clinical Trial or other Registrational Clinical Trial or to file for accelerated MAA Approval, as more fully described in 21 C.F.R. §312.21(b), as amended from time to time.

1.166 “Phase 3 Clinical Trial” means a Clinical Trial of a Licensed Product that is consistent with the requirements of US 21 C.F.R. § 312.21(c) (or the foreign equivalent thereof).

1.167 “PMDA” means the Japanese Pharmaceutical and Medical Device Administration or any successor agency thereto.

1.168 “PRC” means the People’s Republic of China, which for purposes of this Agreement excludes Hong Kong, Macau and Taiwan.

1.169 “PRC-Qualified CMO” has the meaning set forth in Section 9.2(b) (Nomination and Approval of CMO).

1.170 “Product Improvement” means (a) any Avenzo Collaboration Know-How or (b) Avenzo’s or its Affiliate’s joint ownership interest in any Joint Collaboration Know-How, in each case ((a) and (b)), that is [***].

1.171 “Product Improvement Patent” means (a) any Avenzo Collaboration Patent or (b) Avenzo’s or its Affiliate’s joint ownership interest in any Joint Collaboration Patent, in each case ((a) and (b)), that Covers any Product Improvement.

1.172 “Product Improvement Technology” means the Product Improvements and the Product Improvement Patents.

1.173 “Product Marks” has the meaning set forth in Section 10.3 (Product Trademarks).

1.174 “Prosecution” means, with respect to a Patent, the filing, preparation, prosecution (including conducting all correspondence and interactions with any patent office and seeking, conducting and defending all any interferences, inter partes reviews, reissue proceedings, reexaminations, and oppositions and similar proceedings), and maintenance thereof, including obtaining patent term extensions, regulatory exclusivity, supplemental protection certificates, or their equivalents with respect thereto. When used as a verb, “Prosecute” and “Prosecuting” mean to engage in Prosecution. “Prosecution,” “Prosecute,” and “Prosecuting” exclude any enforcement action with respect to a Patent.

1.175 “Public Official” means (a) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division; (b) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary or medical facility; (c) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; and (d) any person acting in an official capacity for any government or government entity, enterprise or organization identified above.

1.176 “Receiving Party” has the meaning set forth in Section 13.1 (Confidential Information).

1.177 “Region” means each of (a) [***], (b) [***], (c) [***], and (d) [***].

1.178 “Registrational Clinical Trial” means a Clinical Trial of a Licensed Product conducted with a defined dose or set of defined doses of such Licensed Product on sufficient numbers of human patients, which Clinical Trial is prospectively designed to (a) demonstrate with statistical significance that such Licensed Product is safe and effective for use in the Indication under study, (b) define contraindications, warnings, precautions and adverse reactions that are associated with such Licensed Product in the dosage range to be prescribed, and (c) be statistically powered to support an efficacy claim in the filing for MAA Approval of such Licensed Product for such Indication and support Regulatory Approval for such Licensed Product in the United States; provided further that “Registrational Clinical Trial” (i) will include Phase 3 Clinical Trials and (ii) will include Phase 2 Clinical Trials or Phase 1/2 Clinical Trials if any of the conditions of this Section 1.178 (Registrational Clinical Trial) are met.

1.179 “Regulatory Approval” means, with respect to a Licensed Product in a region or a country, the approvals from the necessary Governmental Authority to import, market and sell such Licensed Product in such region (but excluding pricing approvals and reimbursement approvals).

1.180 “Regulatory Authority” means any applicable Governmental Authority responsible for granting Regulatory Approvals for a Licensed Product, including the FDA, EMA, PMDA, NMPA and any corresponding national or regional regulatory authorities.

1.181 “Regulatory Exclusivity” means marketing or data exclusivity rights conferred by the applicable Regulatory Authority under Applicable Law in a country or jurisdiction on the holder of an approved MAA for a pharmaceutical product in such country or jurisdiction to prevent Third Parties from Commercializing such Licensed Product (other than Patents), including regulatory data exclusivity, orphan drug exclusivity, new chemical entity exclusivity or pediatric exclusivity.

1.182 “Regulatory Milestone Event” has the meaning set forth in Section 12.5(a) (Regulatory Milestone Payments).

1.183 “Regulatory Milestone Payment” has the meaning set forth in Section 12.5(a) (Regulatory Milestone Payments).

1.184 “Regulatory Submissions” means any filing, application, or submission with any Regulatory Authority, including authorizations, approvals or clearances arising from the foregoing, including Regulatory Approvals, MAA Approvals, and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority, in each case, with respect to a Licensed Product.

1.185 “Remedial Action” has the meaning set forth in Section 8.11 (Remedial Actions).

1.186 “Representative” has the meaning set forth in Section 13.1 (Confidential Information).

1.187 “Research Plan” means, with respect to the CDK4 Program, a written plan that describes in reasonable detail the (a) timeline and details for the activities to be conducted by Allorion for the Development of the CDK4 Development Candidate and the discovery, identification, or Development of one CDK4 Backup Candidate, including, in each case, [***]; and (b) Data, results, information and deliverables required to be delivered by Allorion to Avenzo for the CDK4 Program upon completion of such activities, as such plan may be amended in accordance with Section 2.1 (CDK4 Preclinical Development Work).

1.188 “Reversion Royalties” has the meaning set forth in Section 17.8(d) (Reversion Royalties).

1.189 “Royalty Payment” has the meaning set forth in Section 12.7 (Royalties).

1.190 “Royalty Term” has the meaning set forth in Section 12.7(c) (Royalty Term).

1.191 “Securities Regulator” has the meaning set forth in Section 13.2(d) (Permitted Disclosures).

1.192 [***].

1.193 “Senior Executive” means (a) with respect to Allorion, its [***] (or one of his or her direct reports having authority to agree to a final resolution of a disputed matter under this Agreement) and (b) with respect to Avenzo, its [***] (or one of his or her direct reports having authority to agree to a final resolution of a disputed matter under this Agreement).

1.194 “Shared Product” has the meaning set forth in Section 11.3 (Exercise).

1.195 “Sublicensee” means a Third Party to whom Avenzo or any of its Affiliates has granted or grants a sublicense under any of the rights or licenses granted to Avenzo pursuant to this Agreement. For clarity, a Third Party that was granted a further sublicense (including through multiple tiers) by a Sublicensee will also be deemed a Sublicensee and such further Sublicensee will be bound by the terms of this Agreement applicable to Sublicensees.

1.196 “Tax” or “Taxes” means all taxes, levies, imposts, duties, charges, assessments or fees in the nature of (or similar to) taxes (including any interest thereon), including VAT.

1.197 “Technical Assistance” has the meaning set forth in Section 6.2 (Assistance by Allorion).

1.198 “Term” has the meaning set forth in Section 17.1(a) (Term).

1.199 “Terminated Product” means (a) in the case of termination of this Agreement with respect to a Licensed Program, all Licensed Products that are the subject of such Licensed Program, or (b) in the case of termination of this Agreement in its entirety, all Licensed Products.

1.200 “Terminated Territory” means (a) in the case of termination of this Agreement with respect to one or more Regions in the Avenzo Territory, the Regions subject to such termination, or (b) in the case of termination of this Agreement in its entirety, all Regions in the Avenzo Territory.

1.201 “Third Party” means an entity other than (a) Avenzo and its Affiliates or (b) Allorion and its Affiliates.

1.202 “Third Party Infringement Claim” has the meaning set forth in Section 16.4 (Defense of Third Party Infringement Claims).

1.203 “Third Party License” has the meaning set forth in Section 12.7(d)(iii) (Third Party Payments).

1.204 “U.S.” means the United States and its territories.

1.205 “U.S. Dollars” or “$” means United States dollars, the lawful currency of the U.S.

1.206 “Valid Claim” means (a) a claim of an issued and unexpired Patent included within the Licensed Patents or Joint Collaboration Patents that (i) Covers the Licensed Molecule or the Licensed Product (including the composition of matter, formulation, or method of use thereof) in the Avenzo Territory that (ii) has not been permanently revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is not appealable or is not appealed within the time allowed for appeal, and has not been abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise or (b) a claim of a pending Patent application included within the Licensed Patents or Joint Collaboration Patents that (i) would Cover the Licensed Molecule or Licensed Product (including the composition of matter, formulation, or method of use thereof) in the Avenzo Territory if such claim were to issue, (ii) has not been pending for more than [***] years from the date of the first response on the merits received from the relevant patent office regarding the first patent application in a particular jurisdiction entitled to such application’s priority claim(s) (or regarding such patent application, if such patent application does not claim priority to any other patent application), and (iii) (A) has not been cancelled, withdrawn or abandoned, or (B) finally rejected by an administrative agency action from which no appeal can be taken or that has not been appealed within the time allowed for appeal.

1.207 “VAT” means value-added taxes or other similar taxes.

ARTICLE 2

CDK4 PRECLINICAL DEVELOPMENT WORK

2.1 CDK4 Preclinical Development Work.

(a) IND-Enabling Studies; Backup Candidates; Optimization Activities. Pursuant to the Research Plan and subject to this Section 2.1(a) (IND-Enabling Studies; Backup Candidates; Optimization Activities), Allorion shall advance through IND-Enabling Studies [***], based on the Parties’ evaluation of such [***], as such molecules may be modified or optimized pursuant to the Research Plan, as an alternative to the initial CDK4 Development Candidate, where such alternative has [***] compared to the prior existing CDK4 Development Candidate, as contemplated by the Research Plan (a “CDK4 Backup Candidate”), including performing the [***]. Pursuant to the Research Plan and subject to this Section 2.1(a) (IND-Enabling Studies; Backup Candidates; Optimization Activities), Allorion shall conduct Development activities to identify or optimize the CDK4 Development Candidate and [***]

(“Optimization Activities”). Allorion shall provide Avenzo the identity of all CDK4 Molecules identified, discovered or developed in, or arising or resulting from, the CDK4 Preclinical Development Work promptly following the identification, discovery or development of such CDK4 Molecule. If (i) the results of the CDK4 GLP Toxicology Study for the CDK4 Development Candidate do not meet the primary safety and efficacy endpoints set forth in the Research Plan, or (ii) IND Clearance for the CDK4 Development Candidate is not achieved, then, in either case ((i) or (ii), each a “CDK4 DC Failure”), Allorion will, unless [***] determines otherwise, advance the CDK4 Backup Candidate through the CDK4 GLP Toxicology Study. If [***] determines not to advance the CDK4 Backup Candidate, then the CDK4 License Option Exercise will be deemed not to occur and the consequences set forth in Section 3.2 (Termination of CDK4 License Option) will apply. Avenzo will reimburse Allorion for all FTE Costs and Out-of-Pocket Costs related to CDK4 Preclinical Development Work for such CDK4 Development Candidate and CDK4 Backup Candidates, subject to the CDK4 Reimbursement Cap.

(b) Performance Standards. Allorion shall perform and be responsible for the conduct of the CDK4 Preclinical Development Work, at Allorion’s own cost, subject to reimbursement of certain amounts as set forth in Section 12.3 (Funding for Certain CDK4 Program Expenses). Allorion shall perform the CDK4 Preclinical Development Work in a professional manner and in compliance in all respects with the Research Plan and the requirements of Applicable Laws, using Commercially Reasonable Efforts to meet the timelines set forth in the Research Plan. The initial Research Plan is attached hereto as Exhibit 2.1. Either Party, directly or indirectly through its representatives on the JSC, may propose amendments to the Research Plan from time to time. Any such amendment shall be subject to review, discussion, and approval by the JSC.

(c) JSC Updates. At each quarterly JSC meeting during the period in which Allorion is performing the CDK4 Preclinical Development Work, Allorion shall provide the JSC with a reasonably detailed update on the CDK4 Preclinical Development Work and the results of such activities. The Parties shall discuss the status, progress and results of such activities at such JSC meetings, including amending the Development timelines for activities to be conducted for the CDK4 Development Candidate or any CDK4 Backup Candidate, and Allorion shall provide such additional information related thereto as reasonably requested by Avenzo.

(d) CDK4 Preclinical Development Work Deliverables. In addition to the updates described in Section 2.1(c) (JSC Updates), Allorion shall provide Avenzo the Data, results, information and deliverables required to be delivered by Allorion to Avenzo in the course of conducting the CDK4 Preclinical Development Work as set forth in the Research Plan, and promptly following completion of the CDK4 GLP Toxicology Study, Allorion shall provide Avenzo the Final Study Report. Avenzo shall have the opportunity to review and inspect such Final Study Report or other deliverables under the Research Plan and to ask questions of or request additional information from Allorion, and Allorion shall promptly (and in any event within [***] Business Days of the applicable request) respond to such questions and provide such additional information with respect to the CDK4 GLP Toxicology Study or any other IND-Enabling Studies for the CDK4 Product or other deliverables under the Research Plan, in each case, to the extent required to be provided under the Research Plan or otherwise in Allorion’s or its Affiliate’s possession or Control.

2.2 Step-In Remedy. In the event that Avenzo has the right to terminate this Agreement pursuant to Section 17.4 (Termination for Material Breach) or Section 17.5 (Termination for Insolvency) [***].

2.3 Pre-Clinical Activities Following CDK4 License Option Exercise.

(a) Exercise of CDK4 License Option Prior to Completion of Allorion Activities. If, as of the CDK4 License Option Exercise, Allorion has not completed the activities allocated to Allorion under the Research Plan in accordance with the terms of this Agreement or the JSC otherwise agreed to update the Research Plan to include additional Development activities to be performed by Allorion following the CDK4 License Option Exercise, then, Allorion shall complete such activities in accordance with the Research Plan and this Section 2.3(a) (Exercise of CDK4 License Option Prior to Completion of Allorion Activities).

(b) IND and Other Regulatory Submissions. Pursuant to the Research Plan, at any time prior to expiration of the CDK4 License Exercise Period, if [***] determines that the Data and results from the CDK4 GLP Toxicology Study and other IND-Enabling Studies for the CDK4 Product are sufficient to support the filing thereof, Allorion shall prepare an IND for the CDK4 Development Candidate (or the CDK4 Backup Candidate advanced in the IND-Enabling Studies as set forth in Section 2.1(a) (IND-Enabling Studies; Backup Candidates; Optimization Activities), if applicable). Allorion shall provide Avenzo drafts of such IND and other Regulatory Submissions for review and comment and shall incorporate any comments and revisions to such IND and other Regulatory Submissions provided by Avenzo. Unless otherwise determined by the JSC, Avenzo will file any such IND in the Avenzo Territory in Avenzo’s name.

ARTICLE 3

CDK4 LICENSE OPTION GRANT AND EXERCISE

3.1 CDK4 License Option Grant. Allorion hereby grants to Avenzo the right to terminate the restrictive covenant in Section 5.2 (Avenzo Restrictive Covenant) with respect to the CDK4 Program, and thereby permit Avenzo to (a) exercise its license rights under Section 5.1 (License Grants to Avenzo) for the CDK4 Program (as a Licensed Program) and (b) exercise all other rights, and perform its obligations, as set forth in this Agreement for the CDK4 Program (as a Licensed Program), subject to the terms of this Article 3 (CDK4 License Option Grant and Exercise) (the “CDK4 License Option”).

3.2 Exercise of CDK4 License Option.

(a) Avenzo will have the right to exercise the CDK4 License Option by providing to Allorion written notice of such exercise at any time during the CDK4 License Exercise Period and paying to Allorion the CDK4 License Exercise Payment in accordance with Section 12.2 (CDK4 License Exercise Payment) (upon Allorion’s receipt of the CDK4 License Exercise Payment, the “CDK4 License Option Exercise”).

(b) Effects of CDK4 License Option Exercise. Effective on the CDK4 License Option Exercise, the following effects shall automatically occur: (i) all CDK4 Molecules shall be “Licensed Molecules,” (ii) all CDK4 Products and CDK2/CDK4 Combination Products shall be “Licensed Products,” (iii) the CDK4 Program (including, for clarity, all assets or activities of Allorion or its Affiliates directed to the discovery, identification, research or Development of compounds that are Directed To CDK4 (alone or in combination with compounds that are Directed To CDK2) created or arising during or prior to the CDK4 License Exercise Period) shall be a “Licensed Program”, (iv) CDK4 shall be a “Licensed Program Target,” (v) the restrictive covenant in Section 5.2 (Avenzo Restrictive Covenant) shall terminate, and thereby Avenzo shall have the right to exercise its license rights under Section 5.1 (License Grants to Avenzo) with respect to all CDK4 Molecules, all CDK4 Products, all CDK2/CDK4 Combination Products, and the CDK4 Program (as Licensed Molecules, Licensed Products and a Licensed Program), (vi) Allorion shall provide Avenzo the identity of all CDK4 Molecules identified, discovered or developed in, or arising or resulting from, the CDK4 Program (to the extent not previously provided) and (vii) all of the rights and obligations of each Party with respect to all CDK4 Molecules, all CDK4 Products, all CDK2/CDK4 Combination Products, and the CDK4 Program (as Licensed Molecules, Licensed Products, and a Licensed Program), and CDK4 as a Licensed Program Target, including the payment obligations relating thereto, will become the binding obligations of the applicable Party in respect of such Licensed Molecules, Licensed Products, Licensed Program, and Licensed Program Target, as applicable.

(c) Exploitation Following CDK4 License Option Exercise. Following the CDK4 License Option Exercise, except as set forth above in Section 2.3 (Pre-Clinical Activities Following CDK4 License Option Exercise) with respect to certain activities that may be conducted by each Party with respect to the CDK4 Program following the CDK4 License Option Exercise, Exploitation of the CDK4 Molecules, CDK4 Products, and CDK2/CDK4 Combination Products will thereafter be governed by Article 7 (Development), Article 8 (Regulatory), Article 9 (Manufacturing and Supply), and Article 10 (Commercialization and Medical Affairs).

(d) Termination of CDK4 License Option. [***].

ARTICLE 4

GOVERNANCE

4.1 Alliance Managers. Within [***] days following the Effective Date, each Party will appoint (and notify the other Party of such appointment) a representative to act as its alliance manager regarding the CDK4 Preclinical Development Work and the Development and Manufacture of the Licensed Products and, during the CDK4 License Exercise Period, CDK4 Products and CDK2/CDK4 Combination Products in the Avenzo Territory and in the Allorion Territory pursuant to this Agreement (each such individual appointed, an “Alliance Manager”). The Alliance Managers will serve as the primary contact points between the Parties and will (a) facilitate the flow of information; (b) otherwise promote communication, coordination and collaboration between the Parties by providing single points of contact for communication by and between the functions/subject matter experts for seeking consensus both internally within each Party’s respective organization, including facilitating review of external corporate communications, and raising cross-Party or cross-functional disputes in a timely manner; and (c) manage the JSC (and any other committee) meetings by (i) calling meetings; (ii) preparing and issuing minutes of each such meeting within [***] Business Days thereafter; and (iii) preparing and circulating an agenda for the upcoming meeting, in each case, at the direction of and in consultation with the then-current chair of the applicable Committee. Each Party may remove and replace its Alliance Manager at any time by written notice to the other Party.

4.2 Committees.

(a) Joint Steering Committee. Within [***] days following the Effective Date, Allorion and Avenzo will establish a joint steering committee (“Joint Steering Committee” or “JSC”) to oversee the CDK4 Preclinical Development Work and oversee and coordinate the overall conduct of the Licensed Programs and, during the CDK4 License Exercise Period, the CDK4 Program and the Development and Manufacture of the Licensed Products and, during the CDK4 License Exercise Period, CDK4 Products and CDK2/CDK4 Combination Products in the Avenzo Territory and in the Allorion Territory, to resolve any disputes of the JDC, JMSC or other subcommittee of the JSC, and to serve as a forum for the exchange and discussion of information with respect thereto. The JSC will be responsible for:

(i) establishing the JDC and the JMSC and such other subcommittees as necessary or advisable to undertake any of the responsibilities of the JSC delegated to such subcommittee by the JSC or to further the purposes of this Agreement;

(ii) reviewing and monitoring the progress of the CDK4 Preclinical Development Work and any other activities conducted pursuant to the Research Plan;

(iii) upon [***];

(iv) determining whether the Data and results from the CDK4 GLP Toxicology Study and other IND-Enabling Studies for the CDK4 Product are [***];

(v) reviewing, discussing, and approving any proposed amendment to the Research Plan, including amending the Development timelines for activities to be conducted for the CDK4 Development Candidate or any CDK4 Backup Candidate;

(vi) discussing and approving the schedule proposed by Allorion for disclosure of Licensed Know-How and Greater China Know-How;

(vii) on a Licensed Program-by-Licensed Program basis, or as otherwise agreed in writing by the Parties, reviewing, discussing, and approving the Global Development Plan for the applicable Licensed Program, as applicable;

(viii) on a Licensed Program-by-Licensed Program basis, or as otherwise agreed in writing by the Parties, reviewing, discussing, and approving any material amendment to a Global Development Plan for the applicable Licensed Program, as applicable;

(ix) reviewing and discussing any deficiencies discovered during a Clinical Trial audit and remediation thereof;

(x) resolving disputes related to the approval of a Clinical Supply Agreement and associated Clinical Quality Agreement;

(xi) overseeing and managing the strategic direction of the collaboration between the Parties with respect to the Licensed Programs and, during the CDK4 License Exercise Period, the CDK4 Program and Development, Manufacturing and regulatory activities with respect to the Licensed Products, and during the CDK4 License Exercise Period, the CDK4 Products and the CDK2/CDK4 Combination Products in the Avenzo Territory and the Allorion Territory and recommendations from the JDC, JMSC or other subcommittee of the JSC with respect to any such matter;

(xii) resolving any matter within the authority of the JDC, JMSC or other subcommittee of the JSC on which the applicable Committee cannot reach a decision as to such matter; and

(xiii) undertaking such other matters as are specifically assigned to the JSC in this Agreement.

(b) Joint Development Committee. Within [***] days following the Effective Date, the JSC will establish as a subcommittee of the JSC a joint development committee (“Joint Development Committee” or “JDC”) to coordinate the Parties’ Development and regulatory activities with respect to the Licensed Products, and during the CDK4 License Exercise Period, the CDK4 Products and CDK2/CDK4 Combination Products in the Avenzo Territory and the Allorion Territory and to serve as a forum for the exchange and discussion of information with respect thereto. The JDC will be responsible for:

(i) discussing Development and regulatory strategy for the Licensed Products and during the CDK4 License Exercise Period, the CDK4 Products and the CDK2/CDK4 Combination Products in the Avenzo Territory and Allorion Territory and facilitating the transfer of information between the Parties;

(ii) on a Licensed Program-by-Licensed Program basis, or as otherwise agreed in writing by the Parties, preparing, discussing and submitting the Global Development Plan for the applicable Licensed Program to the JSC for review and approval, as applicable;

(iii) preparing, discussing, and submitting any material amendment to any Global Development Plan to the JSC for review and approval, and reviewing and discussing any changes in the scope or direction of the Development work with respect to each of the Licensed Products to be performed pursuant to this Agreement that would be a material deviation from the applicable Global Development Plan;

(iv) coordinating the Parties’ activities under the Global Development Plan(s) in the Parties’ respective territories;

(v) serving as the principal forum by which Avenzo keeps Allorion reasonably informed regarding Avenzo’s Development plans, efforts and results with respect to Licensed Products and during the CDK4 License Exercise Period, the CDK4 Products and CDK2/CDK4 Combination Products in the Avenzo Territory and by which Allorion keeps Avenzo reasonably informed regarding Allorion’s Development plans, efforts and results with respect to Licensed Products and during the CDK4 License Exercise Period, the CDK4 Products and CDK2/CDK4 Combination Products in the Allorion Territory; and

(vi) undertaking such other matters as are specifically assigned to the JDC in this Agreement.

(c) Joint Manufacturing and Supply Committee. Within [***] days following the Effective Date, the JSC will establish as a subcommittee of the JSC a joint manufacturing and supply committee (“Joint Manufacturing and Supply Committee” or “JMSC”) to oversee the Manufacture for Development purposes of the Licensed Products and during the CDK4 License Exercise Period, the CDK4 Products and CDK2/CDK4 Combination Products and to serve as a forum for the exchange and discussion of information with respect thereto. The JMSC will be responsible for:

(i) overseeing the exchange of information and coordinating the activities of the Parties with respect to Manufacturing of Licensed Products and during the CDK4 License Exercise Period, the CDK4 Products and CDK2/CDK4 Combination Products for Development purposes in each of the Allorion Territory and Avenzo Territory;

(ii) reviewing, discussing, and approving any CMO nominated by Avenzo for the Manufacture of Licensed Products for Development purposes, taking into account the CMO Qualifications;

(iii) establishing and approving a Manufacturing Technology Transfer Plan; and

(iv) undertaking such other matters as are specifically assigned to the JMSC in this Agreement.

(d) Membership. Each Committee will be composed of two representatives of each of Allorion and Avenzo (or such other number of representatives of each Party as agreed in writing by Allorion and Avenzo). Each Party will appoint its initial Committee representatives by written notice to the other Party within [***] days of the Effective Date and will appoint its initial representatives to any other Committee by written notice to the other Party within [***] days of establishment of such Committee. Either Party may replace its respective Committee representatives at any time with prior written notice to the other Party; provided that each Party will ensure that, at all times during the existence of a Committee, such Party’s Committee representatives (initial or replacement) have appropriate expertise and sufficient seniority within the applicable Party to make recommendations and decisions arising within the scope of the applicable Committee’s responsibilities; and provided, further, that the Parties shall use reasonable efforts not to make changes to such representatives during the first year after establishment of each Committee. With respect to the JSC, each Party will ensure that at all times during the existence of the JSC, (i) such Party’s JSC representatives (initial or replacement) have the authority to bind such Party with respect to matters within the purview of the JSC, and (ii) at least one of each Party’s JSC representatives is an executive officer of the Party other than such Party’s Senior Executive. A member of the JDC or JMSC may also be a member of the JSC or any other subcommittee established by the JSC if so desired by the Party who appoints such member.

(e) Meetings. Each of the Committees, once established, will meet at least once each Calendar Quarter, or more or less often as otherwise agreed to by the Parties. Responsibility for chairing Committee meetings will alternate between the Parties. The chair for any Committee meeting will not have any greater authority than any other representative of either Party on such Committee. All Committee meetings may be conducted by telephone, video-conference, or in person; provided, however, that each Committee will meet in person at least once each Calendar Year, unless the Parties agree to meet by alternative means. Unless otherwise agreed by the Parties, all in-person meetings for a Committee will be held on an alternating basis between the facilities of each Party. Each Party will bear its own personnel and travel costs and expenses relating to participation in Committee meetings. Upon each Party’s invitation, a reasonable number of additional representatives of such Party may attend Committee meetings in a non-voting capacity.

(f) Minutes. The chair of each Committee meeting will be responsible for ensuring draft minutes of such Committee meeting are prepared and circulated by the Alliance Managers to all members of such Committee for comments. Such minutes will provide a description, in reasonable detail, of the discussions at the meeting and will document all actions and determinations approved by the Committee at such meeting. The Parties will promptly discuss any comments on such minutes and finalize the minutes no later than the date of the next applicable Committee meeting.

(g) Decision-Making. Decisions of a Committee will be made by unanimous vote, with each Party’s representatives on such Committee collectively having one vote. No vote of a Committee may be taken unless at least one of each Party’s representatives is present for such Committee vote. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JDC, JMSC or other subcommittee of the JSC, the applicable Committee cannot reach a decision as to such matter, then such Committee will bring the matter to the attention of the JSC for resolution. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JSC, the JSC cannot reach a decision as to such matter within [***] days after such matter was brought to the JSC for resolution, then:

(i) the matter shall be submitted to the Senior Executives of Avenzo and Allorion for resolution, who shall promptly initiate discussions in good faith to resolve such dispute; and

(ii) if such escalated dispute cannot be resolved within [***] days after the dispute being submitted to the Senior Executives, then:

(A) Avenzo shall have final decision making authority with respect to any matter: [***];

(B) Allorion shall have final decision-making authority with respect to any matter: [***] ; and

(C) neither Party shall have final decision-making authority, and the status quo shall be maintained or no decision shall be implemented (as applicable), with respect to any matter other than a matter described in the foregoing subsections (A) or (B), including the following matters: [***].

(iii) Notwithstanding any other provision of this Article 4 (Governance) to the contrary, neither any Committee, including the JSC, nor a Senior Executive or Expert in the exercise of the foregoing decision-making authority, will have the right to: (A) modify or amend the terms and conditions, or waive any term or condition, of this Agreement; (B) determine any issue in a manner that would conflict with, or cause a Party to breach or violate, the terms and conditions of this Agreement; (C) make any determination that a Party is in breach (or not) of this Agreement; or (D) make a decision that is expressly stated to require the written agreement or written consent of the Parties. The Parties intend that all matters within the scope of a Committee’s decision-making authority will be resolved by the Parties in accordance with this Section 4.2(g) (Decision-Making), and no matter within the scope of a Committee’s authority will be subject to the dispute resolution provisions set forth in Article 18 (Dispute Resolution).

4.3 Scope of Governance. Notwithstanding the creation of a Committee, each Party will retain the rights, powers and discretion granted to it hereunder, and no Committee will be delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided herein. No Committee will have the power to amend or modify this Agreement, and no decision of a Committee will be in contravention of any terms and conditions of this Agreement. It is understood and agreed that issues to be formally decided by a Committee are only those specific issues that are expressly provided in this Agreement to be decided by such Committee.

4.4 Discontinuation of Committees. On a Licensed Program-by-Licensed Program basis, the JSC and all other Committees will continue to exist until the first to occur of: (a) the Parties agreeing in writing to disband the JSC, and (b) upon the first Regulatory Approval of the first Licensed Product from such Licensed Program in the U.S. Upon the occurrence of the event described in clause (a) or (b) above, the JSC and all other Committees will disband and shall have no further authority or duties under this Agreement. After the JSC ceases to exist, (i) each Party shall designate a contact person for the exchange of information previously exchanged through the JSC (and, if applicable the JDC, JMSC and any other subcommittee), and (ii) any decisions that are designated under this Agreement as being subject to the review or approval of the JSC (or if applicable the JDC, JMSC and any other subcommittee), will be made by written agreement of the Parties directly, subject to the other terms and conditions of this Agreement.

ARTICLE 5

LICENSES; NON-COMPETE

5.1 License Grants to Avenzo. Subject to the terms and conditions of this Agreement and for each of the ARTS-021 Program and CDK4 Program, Allorion hereby grants to Avenzo the following licenses:

(a) an exclusive (even as to Allorion and its Affiliates, subject to Section 5.6 (Retained Rights)), transferable (subject to Section 19.4 (Assignment)), royalty-bearing license, with the right to grant sublicenses through multiple tiers (in accordance with Section 5.4 (Right to Sublicense)), under the Licensed Technology to Exploit the ARTS-021 Products, ARTS-021 Molecules, CDK4 Molecules, CDK4 Products, and CDK2/CDK4 Combination Products, in each case, in the Field in the Avenzo Territory; and

(b) a non-exclusive, transferable (subject to Section 19.4 (Assignment)) license, with the right to grant sublicenses through multiple tiers (in accordance with Section 5.4 (Right to Sublicense)), under the Greater China Technology to Develop, Manufacture and have Manufactured ARTS-021 Products, ARTS-021 Molecules, CDK4 Molecules, CDK4 Products, and CDK2/CDK4 Combination Products, in each case, in the Field in the Allorion Territory solely in connection with the (i) Development of such ARTS-021 Products, ARTS-021 Molecules, CDK4 Molecules, CDK4 Products, and CDK2/CDK4 Combination Products, in each case, by or on behalf of Avenzo or its Affiliates or Sublicensees for purposes of obtaining Regulatory Approval of the ARTS-021 Products, ARTS-021 Molecules, CDK4 Molecules, CDK4 Products, and CDK2/CDK4 Combination Products, in each case, in the Avenzo Territory, (ii) the sale, offer for sale, import, export, Commercialization and other exploitation of such ARTS-021 Products, ARTS-021 Molecules, CDK4 Products, CDK4 Molecules, and CDK2/CDK4 Combination Products, in each case, in the Avenzo Territory, and (iii) fulfilling its obligation to Manufacture Licensed Products for use of such Licensed Products in Clinical Trials by Allorion and its Affiliates and (sub)licensees in the Allorion Territory, as described in Section 9.2 (Clinical Supply).

5.2 Avenzo Restrictive Covenant. Avenzo shall not exercise any rights granted to it under Section 5.1 (License Grants to Avenzo) with respect to any CDK4 Molecules, CDK4 Products, the CDK4 Program, or CDK2/CDK4 Combination Products unless and until the termination of the restrictive covenant set forth in this Section 5.2 (Avenzo Restrictive Covenant) for the CDK4 Program, which shall occur automatically upon the CDK4 License Option Exercise.

5.3 License Grant to Allorion. Subject to the terms and conditions of this Agreement, during the Term, Avenzo hereby grants to Allorion an exclusive (even as to Avenzo and its Affiliates, subject to Section 5.6 (Retained Rights)), transferable license, with the right to grant sublicenses through multiple tiers (in accordance with Section 5.4 (Right to Sublicense)), (a) under any Data of Avenzo provided to Allorion pursuant to, for use as permitted in, Section 7.7 (Data Exchange and Use), (b) under Necessary Product Improvement Technology to Exploit the ARTS-021 Products and ARTS-021 Molecules, and, after the CDK4 License Option Exercise, CDK4 Molecules, CDK4 Products, and CDK2/CDK4 Combination Products, in each case, in the Field in the Allorion Territory, and (c) under Avenzo Manufacturing Technology to Manufacture and have Manufactured ARTS-021 Molecules and ARTS-021 Products, and, after the CDK4 License Option Exercise, CDK4 Molecules, CDK4 Products, and CDK2/CDK4 Combination Products, in each case, in the Field in the Allorion Territory solely in connection with Exploiting the ARTS-021 Molecules and ARTS-021 Products, and, after the CDK4 License Option Exercise, CDK4 Molecules, CDK4 Products, and CDK2/CDK4 Combination Products, in each case, in the Field in the Allorion Territory.

5.4 Future In-Licenses. Subject to this Section 5.4 (Future In-License Agreements), either Party or any of its Affiliates may enter into a Future In-License Agreement with a Third Party pursuant to which such Party or its Affiliate obtains Control over Future In-Licensed Technology. If a Party enters into such Future In-License Agreement, then such Party shall promptly provide such Future In-License Agreement to the other Party and provide any information reasonably requested by such other Party with respect thereto. [***].

5.5 Right to Sublicense.

(a) By Avenzo. Avenzo has the right to sublicense (through multiple tiers) any of its rights under Section 5.1 (License Grant to Avenzo) to an Affiliate of Avenzo or any Third Party; provided that Avenzo will not grant any sublicenses, including to any Third Party contractor, of its rights with respect to the CDK4 Molecules, CDK4 Products, CDK2/CDK4 Combination Products, or CDK4 Program prior to the CDK4 License Option Exercise. Avenzo will provide Allorion with a fully executed, true, and complete copy of each sublicense agreement with any such Sublicensee no later than [***] days after the execution thereof; provided that Avenzo may redact confidential or commercially sensitive information that is not relevant to Avenzo’s compliance with this Agreement.

(b) By Allorion. Allorion has the right to sublicense (through multiple tiers) any of its rights under Section 5.2 (License Grant to Allorion) to an Affiliate of Allorion or any Third Party. Allorion will provide Avenzo with a fully executed, true, and complete copy of each sublicense agreement with any such sublicensee no later than [***] days after the execution thereof; provided that Allorion may redact confidential or commercially sensitive information that is not relevant to Allorion’s compliance with this Agreement.

(c) Restrictions. Avenzo (as licensee under Section 5.1 (License Grant to Avenzo)) or Allorion (as licensee under Section 5.2 (License Grant to Allorion)) may fulfill any of its obligations under this Agreement itself or through its Affiliates, Sublicensees (or sublicensees in the case of Allorion), or subcontractors; provided that the licensee Party will remain directly responsible for all its obligations under this Agreement, regardless of whether any such obligation is delegated, subcontracted or sublicensed to any of its Affiliates, Sublicensees (or sublicensees in the case of Allorion), or subcontractors. Any action by any Affiliate, Sublicensee (or sublicensee in the case of Allorion), or subcontractor of the licensee Party that would have been a breach of the terms or conditions of this Agreement if performed by the licensee Party will be deemed a direct breach by the licensee Party of such terms or conditions, subject to the opportunity to cure following notice of breach in accordance with Section 17.4 (Termination for Material Breach). [***].

5.6 Retained Rights. [***].

5.7 No Implied Licenses; Negative Covenant. Except as set forth herein, nothing in this Agreement grants any license or other intellectual property interest of either Party to the other Party, by implication or otherwise, under any Know-How, trademarks or Patents of the other Party. Each Party may not, and may not permit any of its Affiliates, Sublicensees (or sublicensees in the case of Allorion), or subcontractors to, practice any Patent or Know-How licensed to it by the other Party outside the scope of the licenses granted to such Party under this Agreement.

5.8 Non-Compete.

(a) Exclusivity Covenant. On a Licensed Program-by-Licensed Program basis, except as provided in Section 5.8(b) (Effects of Change of Control) or Section 5.8(c) (Acquisition of a Third Party by a Party), each Party will not, and will cause its Affiliates and require its Sublicensees (or, with respect to Allorion, (sub)licensees) not to, engage in (independently or for or with any Third Party) any Development, Manufacture, or Commercialization of any Competing Product with respect to such Licensed Program in the Allorion Territory and Avenzo Territory (including through any license or grant of rights to any Third Party with respect to any such Competing Product), in each case, other than activities by or on behalf of such Party and its Affiliates and Sublicensees (or, with respect to Allorion, sublicensees) contemplated by this Agreement, including the Participation Rights, if applicable. The foregoing restriction will apply (i) with respect to the Development, Manufacture, use or Commercialization of Licensed Products in [***], on a Licensed Product-by-Licensed Product basis, [***], and (ii) with respect to the Development, Manufacture, use or Commercialization of Licensed Products in [***], [***].

(b) Effects of Change of Control. Notwithstanding Section 5.8(a) (Exclusivity Covenant), if a Party undergoes a Change of Control with a Third Party (such Third Party, together with its Affiliates existing prior to such Change of Control, an “Acquisition Party”), then the Acquisition Party shall [***].

(c) Acquisition of a Third Party by a Party. In the event that either Party or any of its Affiliates merges or consolidates with, or otherwise acquires a Third Party (whether such transaction occurs by way of a sale of assets, merger, consolidation or similar transaction) (an “Acquired Party”) that is engaged in Exploitation of a Competing Product as of the closing of such transaction that would be prohibited by Section 5.8(a) (Exclusivity Covenant), such Party or its Affiliate shall not be deemed to be in breach of its obligations set forth in Section 5.8(a) (Exclusivity Covenant), provided that, by the end of the [***] period immediately following the closing of such transaction, such Party or its Affiliate or its Acquired Party has [***].

ARTICLE 6

KNOW-HOW TRANSFER

6.1 Know-How Transfer. On a Licensed Program-by-Licensed Program basis, Allorion will disclose or otherwise make available to Avenzo all Licensed Know-How and Greater China Know-How that exists as of the Effective Date (or in the case of the CDK4 Program, as of the CDK4 License Option Exercise) for such Licensed Program (other than Allorion Manufacturing Technology, which is addressed in Section 9.2(d) (Manufacturing Technology Transfer to Avenzo)), which provision or access shall occur in a manner and following a reasonable schedule proposed by Allorion and agreed by the JSC (to be completed within [***] days after the Effective Date (or in the case of the CDK4 Program, as of the CDK4 License Option Exercise) or at such later time as agreed by the JSC). During the Term, Allorion shall provide or make available to Avenzo as promptly as practicable any additional Licensed Know-How and Greater China Know-How, to the extent that such Licensed Know-How and Greater China Know-How arises after the Effective Date or otherwise has not previously been provided or made available to Avenzo.

6.2 Assistance by Allorion. In connection with any transfer of Licensed Know-How or Greater China Know-How to Avenzo pursuant to Section 6.1 (Know-How Transfer), Allorion will provide to Avenzo or its designee(s) reasonable technical support and assistance (“Technical Assistance”) with respect to the use and practice of the Licensed Know-How or Greater China Know-How, including in connection with (a) the Development, use or Commercialization of Licensed Molecules and Licensed Products in the Avenzo Territory, and (b) the seeking of Regulatory Approval for Licensed Products in the Avenzo Territory. Upon Avenzo’s request for Technical Assistance, Allorion shall provide Avenzo with up to [***] hours, in the aggregate for both Licensed Programs, of Technical Assistance at no additional cost to Avenzo. Any additional Technical Assistance in excess of [***] hours reasonably requested by Avenzo and agreed by Allorion will be provided by Allorion at the FTE Rate, and Avenzo shall reimburse Allorion for all Out-of-Pocket Costs reasonably incurred by Allorion in connection with the provision of such Technical Assistance in excess of [***] hours. If applicable, Allorion will invoice Avenzo for any Technical Assistance provided at the FTE Rate, and Avenzo will pay all such undisputed amounts within [***] days after receipt of an applicable invoice from Allorion.

ARTICLE 7

DEVELOPMENT

7.1 Responsibilities. As between the Parties, Avenzo shall (itself or through its Affiliates or Sublicensees) have the sole right and responsibility, at its sole cost and expense, to conduct all Development of Licensed Products in the Field in the Avenzo Territory, except for CDK4 Preclinical Development Work as expressly provided in Article 2 (CDK4 Preclinical Development Work). As between the Parties, Allorion shall (itself or through its Affiliates or licensees) have the sole right and responsibility, at its sole cost and expense, to conduct all Development of Licensed Products in the Field in the Allorion Territory, except as expressly provided in Section 5.1(b) (License Grant to Avenzo).

7.2 Diligence. Avenzo shall (itself or through its Affiliates or Sublicensees) use Commercially Reasonable Efforts to conduct such non-clinical studies and Clinical Trials of Licensed Products in the Avenzo Territory as are reasonably necessary to obtain Regulatory Approval for one Licensed Product from each of the Licensed Programs in each of (a) [***], (b) [***] and (c) [***].

7.3 Global Development Plan. In the event that either Party may propose a Global Development Plan for a Licensed Program, the Parties shall discuss such Global Development Plan in good faith, prepare such Global Development Plan, and submit such Global Development Plan to the JSC for its review, comment and approval, which Global Development Plan, for clarity, may not include activities for the CDK4 Program to be conducted prior to the CDK4 License Option Exercise. Either Party may propose amendments to the Global Development Plan for a given Licensed Program to the JSC for the JSC’s review, discussion and approval. The Global Development Plan (as may be amended from time to time in accordance with this Agreement) for a Licensed Program will be focused on the objective of achieving Regulatory Approval for the Licensed Product(s) that are subject of such Licensed Program in each Party’s respective territory, while taking into reasonable consideration potential material Development or Commercialization impacts on the Licensed Product(s) in each Party’s respective territory. The Global Development Plan for a Licensed Program shall include [***]. With respect to each Global Clinical Trial, each Party shall be responsible for the activities and costs allocated to it with respect to such Global Clinical Trial under the Global Development Plan. Each Party will perform the Development activities allocated to it under any Global Development Plan in a professional manner, and in compliance in all respects with the applicable Global Development Plan and the requirements of all Applicable Laws, GCP and cGMP. If Avenzo proposes to conduct a Clinical Trial of a Licensed Product with sites in the Allorion Territory, then it will first discuss with Allorion the possibility for Allorion to conduct such Clinical Trial in the Allorion Territory as part of the Global Development Plan; provided that, if Allorion does not agree to an amendment to the Global Development Plan to do so, then Avenzo may conduct such Clinical Trial in the Allorion Territory pursuant to the licenses granted in Section 5.1(b) (License Grants to Avenzo) subject to Section 4.2(g) (Decision-Making).

7.4 Development Reports. Each Party will keep the JDC regularly and reasonably informed of the status, progress and results of its Development and registration efforts in its respective territory and, in case of Avenzo, in the Allorion Territory. At least [***] Business Days before each regularly scheduled JDC meeting, each Party will provide the JDC with a written update describing its Development activities and the results thereof. Through the JDC, each Party will keep the other Party reasonably informed of the Development of Licensed Products conducted by or on behalf of such Party in its respective territory and, in case of Avenzo, in the Allorion Territory. In addition, each Party will (and will cause its respective Affiliates and use reasonable efforts to cause its (sub)licensees to) make available to the other Party such additional information about its Development activities with respect to each Licensed Product as may be reasonably requested by the other Party from time to time. All updates and reports provided by a Party pursuant to this Section 7.4 (Development Reports) will be the Confidential Information of such Party.

7.5 Records. Each Party will maintain appropriate records in either tangible or electronic form of all material Development, Manufacturing (in the case of Avenzo, after the Manufacturing Technology Transfer) or Commercialization activities with respect to the Licensed Products, in each case in accordance with its reasonable internal documentation and record retention practices. Such records will be maintained in sufficient detail to properly reflect, in good scientific manner, all material work done, and the results of studies and Clinical Trials undertaken and, further, will be at a level of detail appropriate for Patent and regulatory purposes. Each Party will document all non-clinical studies and Clinical Trials of Licensed Products in formal written study reports according to Applicable Laws and applicable national and international guidelines. Upon a Party’s reasonable request, the other Party will, and will cause its Affiliates, to provide to the requesting Party copies of such records to the extent necessary or reasonably useful for the Development, Manufacture, and Commercialization of the Licensed Products in such other Party’s territory, including for Patent and regulatory purposes in accordance with the terms of this Agreement. All such records, reports, information and Data of a Party provided to the other Party will be the Confidential Information of the providing Party.

7.6 Clinical Trial Audits. The JDC will review, discuss and have the right to determine the Parties’ approach to auditing the performance of a Party, and as applicable, its Affiliates, licensees or sublicensees, or any subcontractors (including Clinical Trial sites), of its obligations under any Global Development Plan, in each case, to ensure that the applicable Global Clinical Trials are conducted in compliance with the Global Development Plan, GCP, and Applicable Laws. In addition, the JSC will discuss and have the right to determine each Party’s approach to auditing the performance of the other Party, and as applicable, its Affiliates, licensees or Sublicensees (or sublicensees in case of Allorion), or any subcontractors (including Clinical Trial sites), of its obligations for Development activities with respect to any Licensed Product conducted under this Agreement, whether in the Avenzo Territory or the Allorion Territory, in each case, to ensure that the applicable Clinical Trials are conducted in compliance with the GCP and Applicable Laws. The auditing approach may involve [***]. The Parties shall reasonably cooperate with one another with respect to any such audit. Audits of the activities of a Party, its Affiliates, licensees, sublicensees or subcontractors (including Clinical Trial sites) under a Global Development Plan (or this Agreement, if applicable) would be conducted no more than once each Calendar Year (unless an additional audit is warranted for cause). No later than [***] days after the completion of any such audit, the Party that conducts or participates in the audit will provide the other Party a written summary of the findings of any deficiencies or other areas of remediation identified during any such audit. Any such findings of major or critical deficiencies or remediation or any other major issues identified in such audit shall be reviewed and discussed by the JSC with appropriate quality personnel from both Parties.

7.7 Data Exchange and Use. Each Party shall promptly provide the other Party with copies of all final Data (including all Clinical Trial data and supporting documentation, e.g., protocols and case report forms) Controlled by or on behalf of such Party generated from its Development of each of the Licensed Products under the Global Development Plan(s); provided that each Party will only be required to provide the other Party such Data to the extent it is reasonably necessary or useful for such other Party to Develop or Commercialize the Licensed Products in the Field in such other Party’s territory. Each Party will have the right to use and reference such Data provided by the other Party for the purpose of filing for, obtaining and maintaining Regulatory Approval for and Commercializing the Licensed Products in the Field in such Party’s territory. For clarity, any such Data will be owned in accordance with Section 16.1 (Ownership) and shall be subject to the licenses, rights and obligations set forth herein.

ARTICLE 8

REGULATORY

8.1 Transfer of Ongoing Phase 1 Clinical Trial. Allorion will transfer all responsibilities for the ongoing Phase 1 Clinical Trial with respect to the ARTS-021 Program in the U.S. (as further specified in Exhibit 8.1) to Avenzo promptly following the Effective Date. Prior to transfer of such responsibilities to Avenzo, Allorion shall (and it hereby does) transfer and assign to Avenzo all rights, title and interests in and to the IND filed in Allorion’s name in the U.S., free and clear of any and all liens and encumbrances, and shall file with the FDA any documentation necessary to transfer such IND to Avenzo. As of such transfer and assignment, Avenzo will assume all obligations, responsibilities and liabilities with respect to the ongoing Phase 1 Clinical Trial from and after the date of such transfer and assignment and Allorion will have no further obligations, responsibilities, or liabilities with respect to the performance of such ongoing Phase 1 Clinical Trial from and after the date of such transfer and assignment. For clarity, Allorion will be responsible for any and all liabilities to the extent based on or arising from the performance of such ongoing Phase 1 Clinical Trial by or on behalf of Allorion or its Affiliates prior to the date of such transfer and assignment.

8.2 Avenzo Responsibilities.

(a) Generally. Subject to Allorion’s obligations regarding the CDK4 Program, Avenzo shall (itself or through its Affiliates or Sublicensees) have the sole right and responsibility, at its sole cost and expense, to (i) conduct all regulatory activities leading up to and including the obtaining of all Regulatory Approvals for Licensed Products from the applicable Regulatory Authority on a country-by-country basis in the Avenzo Territory; and (ii) prepare, file for, obtain, hold, and maintain all INDs and Regulatory Approvals and, as applicable, associated pricing and reimbursement approvals for Licensed Products on a country-by-country basis in the Avenzo Territory. Avenzo will keep Allorion reasonably informed of material regulatory developments related to any Licensed Product in the Avenzo Territory, including with respect to material decisions of any Regulatory Authority in the Avenzo Territory regarding any Licensed Product.

(b) Regulatory Diligence. Avenzo will (itself or through its Affiliates or Sublicensees) use Commercially Reasonable Efforts to file for and obtain Regulatory Approval for one Licensed Product from each of the Licensed Programs in each of (i) [***], (ii) [***] and (iii) [***].

8.3 Allorion Territory. Subject to Avenzo’s rights under Section 5.1(b) (License Grant to Avenzo), Allorion shall (itself or through its Affiliates or licensees) have the sole right, at its sole cost and expense, to (a) conduct all regulatory activities leading up to and including the obtaining of all Regulatory Approvals for ARTS-021 Molecules, ARTS-021 Products, CDK4 Molecules and CDK4 Products from the applicable Regulatory Authority on a region-by-region basis in the Allorion Territory, and (b) prepare, file for, obtain, hold and maintain all INDs and Regulatory Approvals and, as applicable, all associated pricing and reimbursement approvals for all ARTS-021 Molecules, ARTS-021 Products, CDK4 Molecules and CDK4 Products on a region-by-region basis in the Allorion Territory. Allorion will keep Avenzo reasonably informed of material regulatory developments related to any Licensed Product in the Allorion Territory, including with respect to material decisions of any Regulatory Authority in the Allorion Territory regarding any Licensed Product.

8.4 Provision of Regulatory Submissions. Each Party will notify the other Party of any material Regulatory Submissions for any Licensed Product submitted to or received from any Regulatory Authority in its respective territory and will provide the other Party with copies thereof as soon as reasonably practicable. If any such Regulatory Submission, comment, or correspondence is not in English, then, in addition to a copy thereof in its original language, (a) each Party will also provide the other Party with an English-language summary thereof within the corresponding timelines as set forth in this Article 8 (Regulatory) at its cost; and (b) upon the other Party’s reasonable request, provide such other Party with a full English translation thereof at its cost.

8.5 Notice of Meetings and Regulatory Actions. Each Party will provide the other Party with notice of any material meeting or discussion with any Regulatory Authority in such Party’s respective territory related to any Licensed Product, when possible, no later than [***] Business Days after receiving notice thereof. At the notifying Party’s request, the other Party will reasonably cooperate with the notifying Party in preparing for any such meeting or discussion. The notifying Party will provide to the other Party a written summary of such meeting or discussion in English promptly following the issuance or approval of the corresponding official minutes by the applicable Regulatory Authority. If any Regulatory Authority takes, or gives notice of its intent to take, any regulatory action with respect to any Licensed Product, then such Party will notify the other Party of such action within [***] Business Days after receipt of such notice (or, if action is taken without notice, within [***] Business Days of such Party becoming aware of such action).

8.6 Cooperation. Each Party will reasonably cooperate with the other Party in obtaining any Regulatory Approvals for the Licensed Products in the other Party’s respective territory by providing, to the extent reasonably requested by the other Party, access to Regulatory Approvals, Regulatory Submissions, Data, and other information and documentation relating to the Licensed Products.

8.7 No Harmful Actions. If either Party believes that the other Party is taking or intends to take any action with respect to a Licensed Product that is reasonably likely to have a material adverse impact upon the regulatory status of such Licensed Product within such Party’s territory, then such Party will have the right to bring the matter to the attention of the JSC and the Parties will discuss in good faith to resolve such concern.

8.8 Notification of Threatened Action. Each Party will, within [***] Business Days, notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by any Third Party, which would reasonably be expected to affect the safety or efficacy claims of any Licensed Products or the continued marketing of any Licensed Products. Upon receipt of such information, the Parties will consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action with respect to such Licensed Product.

8.9 Right of Reference.

(a) On a Licensed Program-by-Licensed Program basis, Avenzo (on behalf of itself and its Affiliates) hereby grants to Allorion the right of reference to all Regulatory Submissions pertaining to the Licensed Products for a Licensed Program submitted to any Regulatory Authority by or on behalf of Avenzo or its Affiliates or, if a right of reference has been granted by a Sublicensee to Avenzo, Sublicensees (and all Data contained or referenced therein), with the right to grant further rights of reference to Allorion’s licensees and sublicensees with respect to such Licensed Products. Allorion and its Affiliates (and any licensee or sublicensee to whom it may grant a further right of reference) may use the right of reference to Avenzo’s Regulatory Submissions solely for the purpose of seeking, obtaining and maintaining the Regulatory Approval of such Licensed Products in the Allorion Territory. At Allorion’s request, Avenzo shall (and shall cause its Affiliates to) promptly provide Allorion with copies of such Regulatory Submissions subject to this right of reference.

(b) On a Licensed Program-by-Licensed Program basis, Allorion hereby grants to Avenzo the right of reference to all Regulatory Submissions pertaining to the Licensed Products for a Licensed Program submitted to any Regulatory Authority by or on behalf of Allorion or its Affiliates or, if a right of reference has been granted by a licensee or sublicensee to Allorion, licensees or sublicensees (and all Data contained or referenced therein), with the right to grant further rights of reference to Sublicensees. Avenzo and its Affiliates (and any Sublicensee to whom it may grant a further right of reference) may use such right of reference to Allorion’s Regulatory Submissions in the Field solely for the purpose of seeking, obtaining and maintaining the Regulatory Approval of the Licensed Products in Field in the Avenzo Territory. At Avenzo’s request, Allorion shall (and shall cause its Affiliates to) promptly provide Avenzo with copies of such Regulatory Submissions subject to this right of reference.

8.10 Adverse Events Reporting.

(a) Promptly following the Effective Date, but in no event later than [***] days thereafter, Avenzo and Allorion will generate and agree to the worldwide safety and pharmacovigilance procedures for the Parties with respect to the Licensed Products, such as safety data sharing and exchange, Adverse Events reporting and prescription events monitoring in a written agreement (as may be amended, the “Pharmacovigilance Agreement”). Such agreement will describe the coordination of collection, investigation, reporting, and exchange of information concerning Adverse Events or any other safety problem of any significance, and product quality and product complaints involving Adverse Events, sufficient to permit each Party, its Affiliates, and its Sublicensees (or, with respect to Allorion, licensees or sublicensees) to comply with its legal obligations. The Pharmacovigilance Agreement will be promptly updated if required by changes in legal requirements. Each Party hereby agrees to comply with its respective obligations under the Pharmacovigilance Agreement and to cause its Affiliates, Sublicensees (or, with respect to Allorion, licensees and sublicensees) to comply with such obligations.

(b) Each Party will be responsible for complying with all Applicable Laws governing Adverse Events for all Clinical Trials of any Licensed Product performed by such Party.

(c) Avenzo will hold and control the global safety database for each Licensed Product and for the exchange by the Parties, in English, of any information of which a Party becomes aware concerning any Adverse Event experienced by a subject or patient being administered the applicable Licensed Product, including any such information received by either Party from any Third Party (subject to receipt of any required consents from such Third Party). It is understood that each Party and its Affiliates, Sublicensees (or, with respect to Allorion, licensees and sublicensees) has the right to disclose such information if disclosure is reasonably necessary to comply with Applicable Laws or requirements of any applicable Regulatory Authority. Notwithstanding the foregoing, Allorion may hold and control a safety database for each Licensed Product in the Allorion Territory. Allorion will cooperate to provide information for the Allorion Territory for inclusion in the global safety database, and Avenzo will be responsible for providing information for the Avenzo Territory for inclusion in the global safety database.

8.11 Remedial Actions. Each Party and its Affiliates will (and will use reasonable efforts to cause its Sublicensees (or (sub)licensees in the case of Allorion) to) notify the other Party immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Licensed Product may be subject to any recall, recovery, corrective action or other regulatory action by any Governmental Authority or Regulatory Authority (a “Remedial Action”). The Parties will assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action with respect to the Avenzo Territory or Allorion Territory, as applicable. Avenzo has sole discretion with respect to any matters relating to any Remedial Action in the Avenzo Territory, including the decision to commence such Remedial Action and the control over such Remedial Action and Allorion has sole discretion with respect to any matter relating to any Remedial Action in the Allorion Territory, including the decision to commence such Remedial Action and the control over such Remedial Action. The cost and expenses of any Remedial Action in the Avenzo Territory or the Allorion Territory will be borne solely by the Party with sole discretion; provided that, if the need for a Remedial Action arises as a result of any gross negligence of a Party, then all costs and expenses incurred in connection with such Remedial Action will be the sole responsibility of such Party.

8.12 Safety and Regulatory Audits. With respect to any inspection by any Governmental Authority of (a) Avenzo or its Affiliates, or Sublicensees (including Clinical Trial sites) relating to any Licensed Product or (b) Allorion or its Affiliates, or sublicensees relating to any Licensed Product, in each case ((a) or (b)), each Party will notify the other Party of such inspection (i) no later than [***] Business Days after such Party receives notice of such inspection or (ii) within [***] Business Days after the completion of any such inspection of which such Party did not receive prior notice. To the extent required by Applicable Law, each Party will permit Governmental Authorities outside of its territory to conduct inspections of such Party or its Affiliates, licensees or sublicensees (including Clinical Trial sites) relating to any Licensed Product, and will ensure that all such Affiliates, or Sublicensees (or, with respect to Allorion, licensees or sublicensees) permit such inspections. Following any such regulatory inspection related to any Licensed Product, such Party will provide the other Party with (A) an unredacted copy of any finding, notice, or report provided by any Governmental Authority related to such inspection (to the extent related to such Licensed Product) within [***] days of such Party receiving the same, and (B) in the event that such findings, notice, or report is in a language other than English, a written English summary of any material finding, notice, or report of a Governmental Authority related to such inspection (to the extent related to such Licensed Product) within [***] days after receiving the same.

ARTICLE 9

MANUFACTURING AND SUPPLY

9.1 Transfer of Drug Material. Within [***] days following (a) the Effective Date for the ARTS-021 Molecules and ARTS-021 Products and (b), if applicable, the CDK4 License Option Exercise, for the CDK4 Molecules, CDK4 Products, and CDK2/CDK4 Combination Products (or, in each case, such longer period as agreed to by the Parties), Allorion will deliver to Avenzo FCA (INCOTERMS 2020) the site agreed to by the Parties in the United States the drug material related to the applicable Licensed Program, whether or not currently qualified, that is listed on Exhibit 9.1 and in Allorion’s or its Affiliates’ possession as of the Effective Date, at Allorion’s Fully Burdened Manufacturing Costs for such materials. Allorion may retain any amounts of drug material not set forth on Exhibit 9.1 for any purpose, including for the (a) ARTS-021 Program as necessary for Allorion to conduct Development activities in the Allorion Territory; and (b) CDK4 Program as necessary for Allorion to conduct the CDK4 Preclinical Development Work or otherwise to conduct Development activities in the Allorion Territory. At Avenzo’s reasonable request, Allorion will retest any such materials and certify that such materials meet the applicable specifications at the time of such retesting. Without limiting the foregoing sentence, THE DRUG MATERIALS MADE AVAILABLE TO AVENZO PURSUANT TO THIS SECTION 9.1 ARE PROVIDED ON AN “AS IS” BASIS WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.2 Clinical Supply.

(a) Responsibility. Following such transfer of the applicable drug material from Allorion to Avenzo pursuant to Section 9.1 (Transfer of Drug Material) for each Licensed Program, Avenzo shall be responsible (itself or through its Affiliate or CMO) for (a) the Manufacture of Licensed Products for Development purposes (including the use of such Licensed Products in Clinical Trials) by Avenzo and its Affiliates and Sublicensees and (b) subject to Section 9.2(b) (Nomination and Approval of CMO) and Section 9.2(c) (Clinical Supply Agreement), the Manufacture of Licensed Products for use of such Licensed Products in Clinical Trials by Allorion and its Affiliates and (sub)licensees in the Allorion Territory, in each case, using a CMO approved by the JMSC. Allorion will retain the right to Manufacture, itself or through its Affiliate or CMO, Licensed Products for use solely in connection with the CDK4 Preclinical Development Work and otherwise to perform preclinical development activities for the Licensed Programs. Avenzo will use reasonable efforts to ensure that any Know-How or Patents used in the Manufacture of Licensed Products for the Allorion Territory is Controlled by Avenzo or its Affiliates, but for clarity will not be prohibited or limited from using or working with any Third Party, or obtaining rights to use any Third Party’s intellectual property, for the Manufacture of any Licensed Products where the Third Party will not agree to grant Avenzo or its Affiliates Control of such Third Party’s intellectual property.

(b) Nomination and Approval of CMO. Following the Effective Date, at a time to be determined by the JMSC, Avenzo will nominate one or more CMOs for the Manufacture of Licensed Products for Development purposes, taking into account the CMO Qualifications and the location of the CMOs, and the JMSC will promptly review, discuss and approve any such CMO. With respect to any CMO that will Manufacture Licensed Products for use of such Licensed Products in Clinical Trials by Allorion and its Affiliates and (sub)licensees in the Allorion Territory, (i) unless Allorion otherwise agrees in writing, the JMSC will not approve any such CMO unless the applicable manufacturing site is located in PRC, or a different location as may be reasonably requested by Allorion and agreed to by the Parties (“PRC-Qualified CMO”), and (ii) if the JMSC does not approve a PRC-Qualified CMO within [***] days following the Effective Date, then the JMSC will escalate such dispute to the JSC for final resolution in accordance with Section 4.2(g) (Decision-Making). For clarity, unless Allorion otherwise agrees in writing, the JMSC, or the JSC in exercising its final decision-making authority for any dispute brought under this Section 9.2(b) (Nomination and Approval of CMO), must select a CMO located in the PRC.

(c) Clinical Supply Agreement. Within [***] days (or such longer period as agreed to by the Parties) following the approval by the JMSC of a PRC-Qualified CMO to Manufacture Licensed Products for use of such Licensed Products in Clinical Trials by Allorion and its Affiliates and (sub)licensees in the Allorion Territory, the Parties shall negotiate in good faith and enter into a supply agreement governing the Manufacture of Licensed Products for use of such Licensed Products in Clinical Trials by Allorion and its Affiliates and (sub)licensees in the Allorion Territory on commercially reasonable terms (as may be amended in accordance with its terms, the “Clinical Supply Agreement”). The Clinical Supply Agreement will include terms consistent with the principles set forth on Exhibit 9.2(c) and other customary terms for the supply of pharmaceutical products for use in Clinical Trials. In connection with the Clinical Supply Agreement, the Parties shall enter into a quality agreement (as may be amended in accordance with its terms, the “Clinical Quality Agreement”) governing the quality aspects of the supply of Licensed Products for use in Clinical Trials. If the Parties do not enter into the Clinical Supply Agreement and associated Clinical Quality Agreement within such [***] period (or such longer period as agreed to by the Parties), then the Parties will escalate such dispute to the JSC for final resolution in accordance with Section 4.2(g) (Decision-Making).

(d) Manufacturing Technology Transfer to Avenzo. Within [***] days following the establishment of the JMSC for the ARTS-021 Products, and, as it relates to the CDK4 Products, within [***] days following the CDK4 License Option Exercise, the Parties (through the JMSC) will establish and approve a plan pursuant to which Allorion will perform a technology transfer with respect to the Allorion Manufacturing Technology (as may be amended for a given Licensed Program, each a “Manufacturing Technology Transfer Plan”) to enable Avenzo or its Affiliate to Manufacture the applicable Licensed Products for Development purposes itself or have the applicable Licensed Products Manufactured by a qualified CMO. Each Manufacturing Technology Transfer Plan will describe the applicable Allorion Manufacturing Technology and any and all other subject matter to be transferred pursuant to such plan, including the anticipated timelines for completing such transfers. Subject to the terms of the Manufacturing Technology Transfer Plan, Allorion will (i) transfer all Know-How within the applicable Allorion Manufacturing Technology to Avenzo or its Affiliate or CMO, and (ii) provide reasonable technical support and assistance to Avenzo or such Affiliate or CMO with respect to the use and practice of the Allorion Manufacturing Technology for up to [***] days following completion of such transfer (“Manufacturing Support”) (clause (i) and (ii) for each Licensed Program, the “Manufacturing Technology Transfer”). Allorion shall provide Avenzo with up to [***] hours, in the aggregate for both Licensed Programs, of Manufacturing Support at no additional cost to Avenzo. Any additional Manufacturing Support in excess of [***] hours reasonably requested by Avenzo and agreed by Allorion will be provided by Allorion at the FTE Rate and Avenzo shall reimburse Allorion for all Out-of-Pocket Costs reasonably incurred by Allorion in connection with the provision of such Manufacturing Support in excess of [***] hours. If applicable, Allorion will invoice Avenzo for any Manufacturing Support provided at the FTE Rate, and Avenzo will pay all such undisputed amounts within [***] days after receipt of an applicable invoice from Allorion. After the initial Manufacturing Technology Transfer for a given Licensed Program and for the duration of the Term, Allorion shall provide or make available to Avenzo (or its Affiliate or designated CMO(s)) as promptly as practicable any additional Allorion Manufacturing Technology, to the extent that such Allorion Manufacturing Technology comes to Allorion’s attention (or is reasonably requested by Avenzo) and has not previously been provided or made available to Avenzo.

9.3 Commercial Supply.

(a) Responsibility. Avenzo will be responsible (itself or through its Affiliate or CMO) for the Manufacture of Licensed Products for Commercialization by Avenzo and its Affiliates and Sublicensees in the Avenzo Territory. Allorion shall be responsible (itself or through its Affiliate or CMO) for the Manufacture of Licensed Products for Commercialization by Allorion and its Affiliates and (sub)licensees in the Allorion Territory.

(b) Commercial Supply by Avenzo. Upon Allorion’s written request, Avenzo will consider in good faith Manufacturing Licensed Products for use by Allorion, its Affiliates and (sub)licensees in the Allorion Territory. In the event Allorion submits such a written request to Avenzo, the Parties will negotiate in good faith and enter into a commercial supply agreement and a related quality agreement with respect to the Manufacture and supply of Licensed Products by Avenzo to Allorion for Commercialization in the Allorion Territory on commercially reasonable terms.

ARTICLE 10

COMMERCIALIZATION; MEDICAL AFFAIRS

10.1 Responsibilities. Avenzo (itself or through its Affiliates or Sublicensees) will have the sole right and responsibility for the Commercialization of Licensed Products in the Field in the Avenzo Territory, at its sole cost and expense. Allorion (itself or through its Affiliates or sublicensees) will have the sole right and responsibility for the Commercialization of Licensed Products in the Field in the Allorion Territory, at its sole cost and expense.

10.2 Commercialization Diligence. After Avenzo (itself or through its Affiliates or Sublicensees) has obtained Regulatory Approval and, as applicable, pricing approvals and reimbursement approvals of one Licensed Product from each of the Licensed Programs in (a) [***], (b) [***] or (c) [***], Avenzo (itself or through its Affiliates or Sublicensees) will use Commercially Reasonable Efforts to Commercialize such Licensed Product in each such country in which approval was obtained.

10.3 Product Trademarks. Avenzo will have the right to brand the Licensed Products in the Avenzo Territory using trademarks, logos and trade names that it determines appropriate for the Licensed Products (such trademarks, logos, and trade names, the “Product Marks”). Avenzo may not use any trademark Controlled by Allorion or its Affiliates (including their corporate names) to brand the Licensed Products without Allorion’s prior written consent. Avenzo will own all rights in the Product Marks in the Avenzo Territory and will register and maintain the Product Marks in the Avenzo Territory that it determines reasonably necessary. Allorion will not use any trademark, logo or trade name in the Allorion Territory or Avenzo Territory that is confusingly similar to any Product Mark. Avenzo will not use any Product Mark in the Allorion Territory or Avenzo Territory that is confusingly similar to any trademark, logo or trade name Controlled by Allorion or its Affiliates (including their corporate names) used to brand the Licensed Products in the Allorion Territory. To the extent requested by a Party and commercially practicable, the Parties will cooperate with respect to developing and implementing a global branding strategy, subject to separate discussion and agreement. If the Parties do not agree upon a global branding strategy, then each Party will have the right to brand the Licensed Products in its territory in a manner that it determines appropriate in its sole discretion.

10.4 No Diversion. Each of Allorion and Avenzo hereby covenants and agrees that (a) it will not, and will ensure that its Affiliates and Sublicensees (or, with respect to Allorion, licensees and sublicensees) will not, directly or indirectly, promote, market, distribute, import, sell or have sold any Licensed Product, including via internet or mail order, outside its respective territory; (b) with respect to any country or region outside its territory, it will not, and will ensure that its Affiliates and Sublicensees (or, with respect to Allorion, licensees and sublicensees) will not: (i) unless otherwise agreed by the Parties in writing, establish or maintain any branch, warehouse or distribution facility for any Licensed Products in such countries, (ii) engage in any advertising or promotional activities relating to any Licensed Products that are directed primarily to customers or other purchaser or users of any Licensed Products located in such countries, (iii) solicit orders for any Licensed Products from any prospective purchaser located in such countries, or (iv) sell or distribute any Licensed Products to any Person in such Party’s territory who, to such Party’s knowledge, intends to sell or has in the past sold any Licensed Products in such countries; (c) if a Party receives any order for any Licensed Products from a prospective purchaser reasonably believed to be located in a region or country outside its territory, then such Party will promptly refer that order to the other Party, and such Party will not accept any such orders; (d) it will not deliver or tender (or cause to be delivered or tendered) any Licensed Products into a country or region outside its territory; and (e) it will not, and will ensure that its Affiliates and Sublicensees (or, with respect to Allorion, licensees and sublicensees) will not, knowingly restrict or impede in any manner the other Party’s exercise of its exclusive rights to Commercialize any Licensed Products in the other Party’s territory; provided that the foregoing shall not restrict either Party’s Development or Manufacturing (including packaging and labeling) rights with respect to Licensed Products under this Agreement.

10.5 Medical Affairs. Each Party will be solely responsible, at its sole cost and expense, for conducting medical affairs activities with respect to Licensed Products in its respective territory, including communications with key opinion leaders, medical education, symposia, advisory boards (to the extent related to medical affairs or clinical guidance), publications, congress presentations and posters, published manuscripts, activities performed in connection with patient registries and post-approval trials, and other medical programs and communications, including educational grants, research grants (including conducting investigator-initiated studies), and charitable donations to the extent related to medical affairs and not to other activities that do not involve the promotion, marketing, sale or other Commercialization of Licensed Products, all of which will be conducted in accordance with Applicable Law.

ARTICLE 11

ALLORION TERRITORY PARTICIPATION RIGHT

11.1 Participation Right. In the event of a Change of Control of Avenzo, Avenzo (for itself and its successor-in-interest in such Change of Control, collectively referred to as “Avenzo” throughout this Article 11 (Allorion Territory Participation Right)) will have, and Allorion hereby grants to Avenzo a one-time option with respect to the Licensed Programs, on a Licensed Program-by-Licensed Program basis (the “Participation Option”), to share [***]% of the costs and expenses in connection with the Development and Commercialization of Licensed Products in the Allorion Territory, including costs and expenses incurred in connection with Manufacturing the Licensed Products for the purposes of such Development and Commercialization, in each case, incurred after the exercise of such Participation Option and [***]% of the revenues from sales of such Licensed Products in the Allorion Territory on the terms and conditions described in this Section 11.1 (Participation Right) (“Participation Rights”). Any Affiliate or successor-in-interest to Allorion, or licensee of Allorion with respect to any Licensed Products in the Allorion Territory, shall be bound by and subject to the Participation Rights.

11.2 Notice of Interest; Provision of Information. Within [***] days of the closing of the Change of Control of Avenzo, Avenzo may provide written notice to Allorion of its interest in the Participation Option and request that Allorion provide Avenzo the then-current plan of Allorion and its Affiliates regarding Development and Commercialization of each Licensed Product in the Allorion Territory, including the then-current budget for such activities, and a reasonably detailed summary of the costs and expenses incurred by or on behalf of Allorion in connection with the Development and Commercialization of Licensed Products in the Allorion Territory, including costs and expenses incurred in connection with Manufacturing the Licensed Products for the purposes of such Development and Commercialization, in each case, incurred both before and after the exercise of such Participation Option (excluding any FTE Costs and Out-of-Pocket Costs actually reimbursed by Avenzo to Allorion under this Agreement for performance of activities by or on behalf of Allorion in accordance with this Agreement). Allorion will provide such plan and budget to Avenzo within [***] days following the receipt of such notice, and, if requested by Avenzo during the [***] period following Avenzo’s receipt of the plan and budget from Allorion, meet with Avenzo to discuss and answer questions with regard to such plan and budget.

11.3 Exercise. Avenzo may exercise the Participation Option by providing written notice to Allorion no later than [***] days following the receipt of the plan and budget from Allorion. Avenzo may exercise all of its Participation Rights with or through any of its Affiliates. Upon Avenzo’s exercise of the Participation Option in accordance with this Section 11.3 (Exercise), (a) each Licensed Product shall be deemed a “Shared Product,” and (b) the Parties will negotiate in good faith a written agreement (i) setting forth the terms and conditions of the Participation Rights with respect to such Shared Product, including the terms set forth in Exhibit 11.3, and (ii) providing for payment by Avenzo to Allorion upon execution of such agreement of a one-time, lump sum Participation Option exercise fee (“Participation Option Exercise Fee”). The Participation Option Exercise Fee shall be an amount equal to the fair market value of the Participation Rights, which valuation shall take into account [***]. The Participation Option Exercise Fee shall be agreed in writing by the Parties or, absent such agreement, determined by an independent Third Party valuation firm proposed by Avenzo and [***], the cost of which independent Third Party valuation firm would be shared equally by the Parties. The independent Third Party valuation firm would take into consideration at least the following factors: [***].

11.4 Termination. If Avenzo does not provide written notice to Allorion of its interest in the Participation Option for the Licensed Programs within [***] days after the closing of the Change of Control of Avenzo or does provide written notice of such interest, but does not exercise the Participation Option with respect to such Licensed Program within [***] days following the receipt of the plan and budget from Allorion, then the Participation Option with respect to the Licensed Programs shall terminate with no further obligation between the Parties with respect to Participation Rights for the Licensed Programs.

ARTICLE 12

PAYMENTS

12.1 Upfront Payment. In partial consideration of the licenses and rights granted by Allorion to Avenzo hereunder with respect to the ARTS-021 Program and the CDK4 License Option, Avenzo will pay to Allorion a one-time, non-refundable and non-creditable payment of $40,000,000 within [***] days after the Effective Date.

12.2 CDK4 License Exercise Payment. Within [***] days following the date upon which Avenzo provides to Allorion written notice that it exercises its CDK4 License Option in accordance with Section 3.2(a) (Exercise of CDK4 License Option), Avenzo will pay to Allorion a one-time, non-refundable and non-creditable payment of $[***] (the “CDK4 License Exercise Payment”).

12.3 Funding for Certain CDK4 Program Expenses. Avenzo shall fund a portion of the CDK4 Preclinical Development Work in accordance with this Section 12.3 (Funding for Certain CDK4 Program Expenses). In any Calendar Quarter in which Allorion is conducting CDK4 Preclinical Development Work, Allorion shall provide to Avenzo, within [***] days following the end of such Calendar Quarter, a written report detailing, and an invoice for, the CDK4 Program Expenses incurred by or on behalf of Allorion during such Calendar Quarter, including supporting documentation for such expenses. Avenzo shall pay to Allorion the undisputed amounts in such invoice for such CDK4 Preclinical Development Work within [***] days after receipt of such written report from Allorion; provided that, if Avenzo has reasonable questions with respect to such invoice, then the Parties shall use reasonable efforts to promptly resolve such questions and such payment period shall be extended as reasonably necessary to allow for the Parties to resolve such questions. Avenzo shall be responsible for any portion of the CDK4 Program Expenses (including FTE Costs and Out-of-Pocket Costs incurred by Allorion in accordance with the Research Plan for the conduct of Optimization Activities) up to and including $[***] (the “CDK4 Reimbursement Cap”). Notwithstanding any provision in this Section 12.3 (Funding for Certain CDK4 Program Expenses) to the contrary, Avenzo shall not be responsible for any portion of the CDK4 Program Expenses that exceed $[***]. Avenzo shall not be responsible for any FTE Costs or Out-of-Pocket Costs for CDK4 Preclinical Development Work solely directed to Development of Licensed Products in the Allorion Territory. In the event that Avenzo exercises the CDK4 License Option, then within [***] days following IND Clearance for the CDK4 Development Candidate or CDK4 Backup Candidate, as applicable, Avenzo shall pay to Allorion the amount equal to the CDK4 Reimbursement Cap minus the amounts actually reimbursed by Avenzo to Allorion for the CDK4 Program Expenses in accordance with this Section 12.3 (Funding for Certain CDK4 Program Expenses).

12.4 Development Milestones.

(a) Development Milestone Payments. In partial consideration of the licenses and rights granted by Allorion to Avenzo hereunder, on a Licensed Program-by-Licensed Program basis, when a Licensed Product that is the subject of the applicable Licensed Program (as set forth below) first achieves the events set forth below (each such event, a “Development Milestone Event”), Avenzo will pay to Allorion the corresponding one-time, non-refundable milestone payments (each such payment, a “Development Milestone Payment”) within [***] days after Avenzo’s receipt of an invoice for such Development Milestone Payment from Allorion. Avenzo will promptly (but in any event within [***] days) notify Allorion in writing upon the first achievement of each Development Milestone Event with respect to a Licensed Product from the applicable Licensed Program in the Avenzo Territory:

DEVELOPMENT MILESTONE EVENTS	DEVELOPMENT MILESTONE PAYMENTS
1. [***]	$	[***	]
2. [***]	$	[***	]
3. [***]	$	[***	]
4. [***]	$	[***	]
5. [***]	$	[***	]
6. [***]	$	[***	]
7. [***]	$	[***	]
8. [***]	$	[***	]
9. [***]	$	[***	]
10. [***]	$	[***	]
11. [***]	$	[***	]

Total Development Milestone Payments (if the CDK4 License Option is not Exercised)	$	[***	]

Total Development Milestone Payments (if the CDK4 License Option is Exercised)	$	[***	]

*	For the applicable Licensed Program, either [***], but not [***].

(b) Achievement of Development Milestones. Each Development Milestone Payment will be payable only once on the first occurrence of the corresponding Development Milestone Event in the Avenzo Territory for the first achievement by a Licensed Product, regardless of the number of times the Development Milestone Event is achieved or the number of Licensed Products that achieve the applicable Development Milestone Event. Notwithstanding any provision to the contrary set forth in this Section 12.4 (Development Milestones), the Development Milestone Payments for each of Development Milestone Event #1, Development Milestone Event #2, Development Milestone Event #4, Development Milestone Event #5, Development Milestone Event #7, Development Milestone Event #8, Development Milestone Event #10, and Development Milestone Event #11 will not become due and payable unless and until the CDK4 License Option is exercised. In no event will the aggregate Development Milestone Payments payable under Section 12.4(a) (Development Milestone Payments) exceed (i) $[***] (if the CDK4 License Option is not exercised) or (ii) $[***] (if the CDK4 License Option is exercised).

(c) Skipped Development Milestones. If, at any time, the achievement of a later Development Milestone Event has occurred with respect to the first Licensed Product from a Licensed Program in a specific country for a specific Indication, and any preceding Development Milestone Event for such first Licensed Product in such country for such Indication have not yet been achieved, become due, or been paid, then each such skipped Development Milestone Event will become due and payable concurrently with such subsequent Development Milestone Event that has been achieved for such first Licensed Product in such country for such Indication.

(d) Treatment of Phase 1/2 Clinical Trials. In the event that the first Clinical Trial for a Licensed Product or CDK2/CDK4 Combination Product (as applicable) in an Indication is a combined Phase 1/2 Clinical Trial, the [***].

12.5 Regulatory Milestones.

(a) Regulatory Milestone Payments. In partial consideration of the licenses and rights granted by Allorion to Avenzo hereunder, on a Licensed Program-by-Licensed Program basis, when a Licensed Product that is the subject of the applicable Licensed Program (as set forth below) first achieves the events set forth below (each such event, a “Regulatory Milestone Event”), Avenzo will pay to Allorion the corresponding one-time, non-refundable milestone payments (each such payment, a “Regulatory Milestone Payment”) within [***] days after Avenzo’s receipt of an invoice for such Regulatory Milestone Payment from Allorion. Avenzo will promptly (but in any event within [***] days) notify Allorion in writing upon the first achievement of each Regulatory Milestone Event with respect to a Licensed Product from the applicable Licensed Program in the Avenzo Territory:

REGULATORY MILESTONE EVENTS	REGULATORY MILESTONE PAYMENTS
1. [***]	$	[***	]
2. [***]	$	[***	]
3. [***]	$	[***	]
4. [***]	$	[***	]

REGULATORY MILESTONE EVENTS	REGULATORY MILESTONE PAYMENTS
5. [***]	$	[***	]
6. [***]	$	[***	]
7. [***]	$	[***	]
8. [***]	$	[***	]
9. [***]	$	[***	]
10. [***]	$	[***	]
11. [***]	$	[***	]
12. [***]	$	[***	]
13. [***]	$	[***	]
14. [***]	$	[***	]
15. [***]	$	[***	]

Total Regulatory Milestone Payments (if the CDK4 License Option is not Exercised)	$	[***	]

Total Regulatory Milestone Payments (if the CDK4 License Option is Exercised)	$	[***	]

*	For the applicable Licensed Program, either [***], but not [***].

(b) Achievement of Regulatory Milestones. Each Regulatory Milestone Payment will be payable only once on the first occurrence of the corresponding Regulatory Milestone Event in the Avenzo Territory for the first achievement by a Licensed Product, regardless of the number of times such Regulatory Milestone Event is achieved or the number of Licensed Products that achieve the applicable Regulatory Milestone Event. Notwithstanding any provision to the contrary set forth in this Section 12.5 (Regulatory Milestones), the Regulatory Milestone Payments for each of Regulatory Milestone Event #2, Regulatory Milestone Event #3, Regulatory Milestone Event #5, Regulatory Milestone Event #6, Regulatory Milestone Event #8, Regulatory Milestone Event #9, Regulatory Milestone Event #11, Regulatory Milestone Event #12, Regulatory Milestone Event #14, and Regulatory Milestone Event #15 will not become due and payable unless and until the CDK4 License Option is exercised. In no event will the aggregate Regulatory Milestone Payments payable under this Section 12.5(a) (Regulatory Milestone Payments) exceed (i) $[***] (if the CDK4 License Option is not exercised) or (ii) $[***] (if the CDK4 License Option is exercised).

(c) Skipped Regulatory Milestones. If, at any time, the achievement of a later Regulatory Milestone Event has occurred with respect to the first Licensed Product from a Licensed Program in a specific country for a specific Indication, and any preceding Regulatory Milestone Event for such first Licensed Product in such country for such Indication have not yet been achieved, become due, or been paid, then each such skipped Regulatory Milestone Event will become due and payable concurrently with such subsequent Regulatory Milestone Event that has been achieved for such first Licensed Product in such country for such Indication.

12.6 Sales Milestones.

(a) Sales Milestone Payments. In partial consideration of the rights granted herein, on a Licensed Program-by-Licensed Program basis, Avenzo will pay to Allorion the following one-time, non-refundable and non-creditable milestone payments (each such payment, an “Annual Net Sales Milestone Payment”) for the first achievement of the corresponding Annual Net Sales events in the Avenzo Territory set forth below (each such event, an “Annual Net Sales Milestone Event”) within [***] days after Avenzo’s receipt of invoice from Allorion. Avenzo will notify Allorion in writing of the first achievement of each Annual Net Sales Milestone Event with respect to a Licensed Product from the applicable Licensed Program promptly (but in all events within [***] days) after the end of the Calendar Quarter in which such Annual Net Sales Milestone Event is achieved.

Annual Net Sales Milestone Events based upon Annual Net Sales of all Licensed Products in the applicable Licensed Program	ANNUAL NET SALES MILESTONE PAYMENTS
1. Annual Net Sales of all Licensed Products in the applicable Licensed Program in the Avenzo Territory in a given Calendar Year are equal to or greater than $[***]	$	[***	]
2. Annual Net Sales of all Licensed Products in the applicable Licensed Program in the Avenzo Territory in a given Calendar Year are equal to or greater than $[***]	$	[***	]
3. Annual Net Sales of all Licensed Products in the applicable Licensed Program in the Avenzo Territory in a given Calendar Year are equal to or greater than $[***]	$	[***	]
4. Annual Net Sales of all Licensed Products in the applicable Licensed Program in the Avenzo Territory in a given Calendar Year are equal to or greater than $[***]	$	[***	]
5. Annual Net Sales of all Licensed Products in the applicable Licensed Program in the Avenzo Territory in a given Calendar Year are equal to or greater than $[***]	$	[***	]

Total Annual Net Sales Milestone Payments for each Licensed Program	$	[***	]

(b) Achievement of Sales Milestones. Each Annual Net Sales Milestone Payment will be payable only once for each Licensed Program on the first occurrence of the corresponding Annual Net Sales Milestone Event in the Avenzo Territory for a Licensed Product in such Licensed Program. In no event will the aggregate Annual Net Sales Milestone Payments payable under Section 12.6(a) (Sales Milestone Payments) exceed $[***] for a Licensed Program. The Annual Net Sales Milestone Payments are cumulative, such that if the Annual Net Sales for Licensed Products from a Licensed Program in a given Calendar Year exceed more than one applicable threshold, then all corresponding Annual Net Sales Milestone Payments for each achieved Annual Net Sales Milestone Event with respect to such Licensed Program will be payable.

(c) Treatment of CDK2/CDK2 Combination Products. In the event that the CDK4 License Option is exercised and a Licensed Product is a CDK2/CDK4 Combination Product, each Annual Net Sales Milestone Payment will be payable separately for each Licensed Program by dividing the aggregate Annual Net Sales in the Avenzo Territory [***], and for such CDK2/CDK4 Combination Product, upon the first achievement of such Annual Net Sales Milestone Events in the Avenzo Territory, and calculating each Annual Net Sales Milestone Payment accordingly. By way of example and without limiting the generality of the foregoing, if the aggregate Annual Net Sales of a CDK2/CDK4 Combination Product in the Avenzo Territory reaches $[***], then such amount of aggregate Annual Net Sales would be treated as $[***] in Annual Net Sales attributable to each Licensed Program, and the corresponding Annual Net Sales Milestone Payment would be $[***] for each Licensed Program. If Annual Net Sales Milestone Payments are made for a CDK2/CDK4 Combination Product, then no Annual Net Sales Milestone Payments will be made for any other Licensed Products. If Annual Net Sales Milestone Payments are made for a Licensed Product from each Licensed Program, then no Annual Net Sales Milestone Payments will be made for any CDK2/CDK4 Combination Product.

12.7 Royalties.

(a) Royalty Payment. Subject to adjustments under Section 12.7(d) (Royalty Reductions), on a country-by-country and Licensed Program-by-Licensed Program basis, Avenzo will pay to Allorion tiered royalties calculated by multiplying the applicable royalty rate set forth in the table below by the corresponding amount of incremental, aggregated Annual Net Sales of all Licensed Products in the applicable Licensed Program in the Avenzo Territory in a Calendar Year (a “Royalty Payment”) during the Royalty Term. The tiered royalty rates on Annual Net Sales will be as set forth below:

Portion of Annual Net Sales of all Licensed Products in the applicable Licensed Program in the Avenzo Territory in a given Calendar Year	ROYALTY RATE
1. Portion of Annual Net Sales of all Licensed Products in the applicable Licensed Program in the Avenzo Territory in a given Calendar Year less than or equal to $[***]	[***	]%
2. Portion of Annual Net Sales of all Licensed Products in the applicable Licensed Program in the Avenzo Territory in a given Calendar Year greater than $[***] and up to and including $[***]	[***	]%
3. Portion of Annual Net Sales of all Licensed Products in the applicable Licensed Program in the Avenzo Territory in a given Calendar Year greater than $[***] and up to and including $[***]	[***	]%
4. Portion of Annual Net Sales of all Licensed Products in the applicable Licensed Program in the Avenzo Territory in a given Calendar Year greater than $[***] and up to and including $[***]	[***	]%
5. Portion of Annual Net Sales of all Licensed Products in the applicable Licensed Program in the Avenzo Territory in a given Calendar Year greater than $[***]	[***	]%

(b) Treatment of CDK2/CDK4 Combination Products. In the event that the CDK4 License Option is exercised and a Licensed Product is a CDK2/CDK4 Combination Product, the Royalty Payments will be payable separately for each Licensed Program by dividing the aggregate Annual Net Sales of such CDK2/CDK4 Combination Product in the Avenzo Territory in a given Calendar Year [***]. By way of example and without limiting the generality of the foregoing, if the aggregate Annual Net Sales of a CDK2/CDK4 Combination Product in the Avenzo Territory in a given Calendar Year is $[***], then such amount of aggregate Annual Net Sales would be treated as $[***] in Annual Net Sales attributable to each Licensed Program.

(c) Royalty Term. The Royalty Payments will be payable on a Licensed Program-by-Licensed Program basis and country-by-country basis in the Avenzo Territory from the First Commercial Sale of the first Licensed Product from the applicable Licensed Program in such country until the latest to occur of: (i) the expiration of the last-to-expire Valid Claim in such country Covering the composition of matter of such first Licensed Product or method of use of such first Licensed Product for the Indication for which Regulatory Approval has been granted in such country; (ii) the expiration of all Regulatory Exclusivity for such first Licensed Product in such country; or (iii) 10 years after the date of the First Commercial Sale of such first Licensed Product in such country (the “Royalty Term”). After the end of the Royalty Term for a Licensed Program in a given country in the Avenzo Territory, Net Sales of Licensed Products from such Licensed Program in such country shall be excluded from the calculation of Annual Net Sales. In the event that the CDK4 License Option is exercised and a Licensed Product is a CDK2/CDK4 Combination Product, then the Royalty Term will expire on a Licensed Program-by-Licensed Program basis and in accordance with the foregoing.

(d) Royalty Reductions.

(i) Absence of Valid Claims. On a Licensed Product-by-Licensed Product, country-by-country, and Calendar Quarter-by-Calendar Quarter basis, for any Calendar Quarter during the Royalty Term for the applicable Licensed Product in a country in the Avenzo Territory, upon the expiration of the last-to-expire Valid Claim in such country Covering the composition of matter of such Licensed Product or method of use of such Licensed Product for the Indication(s) for which Regulatory Approval has been granted in such country, the Net Sales of such Licensed Product used to calculate the Royalty Payments in such country for such Calendar Quarter will be reduced by [***]%.

(ii) Generic Competition. If, on a Licensed Product-by-Licensed Product, country-by-country, and Calendar Quarter-by-Calendar Quarter basis, (A) one or more Generic Product(s) with respect to such Licensed Product is marketed or sold in such country in the Avenzo Territory in such Calendar Quarter (such first Calendar Quarter, the “Launch Quarter”), and (B) the average quarterly Net Sales of such Licensed Product in such country decline by [***]% relative to the average Net Sales of such Licensed Product in such country occurring during the four consecutive Calendar Quarters immediately preceding the Launch Quarter (as determined by Avenzo’s actual Net Sales), then the Net Sales of such Licensed Product used to calculate the Royalty Payments due in such country will be reduced by [***]% for such Calendar Quarter and each subsequent Calendar Quarter during the applicable Royalty Term for such Licensed Product during which the applicable decline persists.

(iii) Third Party Payments. If, on a Licensed Product-by-Licensed Product, country-by-country, and Calendar Quarter-by-Calendar Quarter basis, Avenzo agrees to obtain one or more licenses under Third Party Patents or Know-How that are necessary or actually used by Avenzo or any of its Affiliates or Sublicensees for the Exploitation of such Licensed Product in such country in the Avenzo Territory, or to acquire such Third Party Patents or Know-How in lieu of a license (each such agreement, a “Third Party License”), then [***]% of any [***] actually paid by Avenzo under such Third Party License during such Calendar Quarter in such country will be creditable against [***] payable to Allorion with respect to such Licensed Product in such country during such CalendarQuarter during the Royalty Term for such Licensed Product; provided that if Avenzo obtains a license solely under Third Party Know-How, then this Section 12.7(d)(iii) (Third Party Payments) will apply to the extent such Know-How is described in the applicable Third Party agreement. If Avenzo obtains a Third Party License for Third Party Patents or Know-How that are necessary or actually used by Avenzo or any of its Affiliates or Sublicensees for the Manufacture of a Licensed Product in the Avenzo Territory, Avenzo will use reasonable efforts to minimize the royalty payments under such Third Party License to the extent possible. Avenzo may carry forward to subsequent Calendar Quarters any amounts it could not deduct as a result of the limitation in the preceding proviso.

(iv) Royalty Floor. Notwithstanding any provision to the contrary set forth in the foregoing Section 12.7(d)(i) (Absence of Valid Claims), Section 12.7(d)(ii) (Generic Competition), and 12.7(d)(iii) (Third Party Payments), with respect to any Licensed Product, country, and Calendar Quarter, the operation of Section 12.7(d)(i) (Absence of Valid Claims), Section 12.7(d)(ii) (Generic Competition), and Section 12.7(d)(iii) (Third Party Payments), individually or in combination, will not reduce the Royalty Payments owed by more than [***]% of the Royalty Payments otherwise payable to Allorion with respect to such Licensed Product in such country during such Calendar Quarter under Section 12.7(a) (Royalty Payment).

(e) Royalty Reports. Following the First Commercial Sale of a Licensed Product for which Royalty Payments are due pursuant to this Section 12.7 (Royalties), and continuing for so long as Royalty Payments are due hereunder, Avenzo will, within [***] days after the end of each Calendar Quarter, provide Allorion with a royalty report (in a template agreed to by the Parties) showing, on a Licensed Product-by-Licensed Product and country-by-country basis:

(i) the gross sales and Net Sales of Licensed Products sold by Avenzo and its Affiliates and Sublicensees during such Calendar Quarter reporting period and supporting gross-to-net calculations;

(ii) the Royalty Payments in United States Dollars payable hereunder with respect to such Net Sales, with supporting calculations showing the applicable royalty rate applied and any royalty reductions taken pursuant to Section 12.7(d) (Royalty Reductions); and

(iii) the rate of exchange with supporting calculations, determined in accordance with Section 12.7 (Royalties), used by Avenzo in determining the amount of United States Dollars payable hereunder.

(f) Royalty Payment. After the receipt of each royalty report provided by Avenzo under Section 12.7(e) (Royalty Reports) above, Allorion will issue to Avenzo an invoice for the undisputed amount of Royalty Payments set forth therein. Avenzo will pay to Allorion the Royalty Payments for each Calendar Quarter within [***] days after the receipt of the invoice from Allorion. If no Royalty Payments are due for any Calendar Quarter following commencement of the reporting obligation, then Avenzo will so report.

12.8 Payment.

(a) Mode of Payment. All payments to be made under this Agreement will be made in U.S. Dollars and will be paid by electronic transfer in immediately available funds to such bank account in the United States as designated in writing by Allorion. All payments will be free and clear of any transfer fees or charges.

(b) Currency Exchange Rate. The rate of exchange to be used in computing the amount of currency equivalent in U.S. Dollars for calculating Net Sales in a Calendar Quarter (for purposes of both the Royalty Payment calculation and whether an Annual Net Sales Milestone Event has been achieved) will be made at the average actual foreign currency exchange rate for the month in which the expense is incurred or sale is made accordance to the exchange rates as published by The Wall Street Journal for such period, or such other source as the Parties may agree in writing.

(c) Payment Timeline. Except as otherwise provided in this Agreement, all payments to be made by one Party to the other Party under this Agreement will be due within [***] days following such Party’s receipt of an invoice from the other Party.

12.9 Audits.

(a) Avenzo will keep, and will require its Affiliates and Sublicensees to keep (all in accordance with the GAAP), for a period not less than [***] years from the end of the Calendar Year to which they pertain, complete and accurate records in sufficient detail to properly reflect Net Sales and to enable any Milestone Payment payable hereunder to be determined. Allorion will keep complete and accurate records of all expenses incurred with respect to the CDK4 Program for a period of [***] years from the end of the Calendar Year in which such expenses are incurred. Avenzo shall have the right to request a report summarizing all CDK4 Program Expenses and such report shall be subject to inspection as provided in this Section 12.9 (Audits).

(b) The following inspection provisions shall apply to Avenzo as inspecting Party with respect to inspection of Allorion’s records of expenses incurred with respect to the CDK4 Program Expenses to be reimbursed by Avenzo pursuant to Section 12.3 (Funding for Certain CDK4 Program Expenses), and to Allorion as inspecting Party with respect to inspection of records of Avenzo and its Affiliates and Sublicensees as described in Section 12.9(a) (Audits). Upon the written request of the inspecting Party, the Party whose records are subject to inspection will permit, and in the case of Avenzo will cause its Affiliates and Sublicensees to permit, an independent certified public accounting firm of nationally recognized standing selected by the inspecting Party, at the inspecting Party’s expense, to have access during normal business hours upon reasonable prior written notice to the inspected Party to such records of the inspected Party or its Affiliates as may be reasonably necessary to inspect and verify the accuracy of the CDK4 Program Expenses (in the case of Allorion as the inspected Party) or the payments hereunder, including the basis of the calculations thereof (in the case of Avenzo as the inspected Party) for any Calendar Year ending not more than the preceding [***] years. Such inspections may not be conducted more frequently than once per year. No accounting period of the inspected Party may be subject to inspection more than one time by the inspecting Party. If such accounting firm concludes that an overpayment of CDK4 Program Expenses was made by Avenzo to Allorion or an underpayment of payments due by Avenzo to Allorion occurred, then (i) in the case of an overpayment of CDK4 Program Expenses, Allorion will repay the amount of such overpayment to Avenzo or (ii) in the case of underpayment of payments due by Avenzo to Allorion, Avenzo will pay the amount of such underpayment due to Allorion, in either case within [***] days following the date such accounting firm’s written report is delivered to the Parties showing such overpayment or underpayment, as applicable. If such accounting firm concludes that an overpayment of amounts due by Avenzo to Allorion was made, then such overpayment will be credited against any future payment due to Allorion hereunder (if there is no future payment due, then Allorion will promptly refund such overpayment to Avenzo). The accounting firm will provide to each Party a copy of the report at the same time, which report will include the methodology and calculations used to determine the findings. The inspecting Party will bear the full cost of such audit unless such inspection concludes an overpayment of CDK4 Program Expenses was made by Avenzo or an underpayment by Avenzo of payments due by Avenzo to Allorion, in either case of more than [***]% of the amount otherwise payable for that inspected period, in which case the inspected Party will pay the actual fees and expenses charged by the accounting firm for such inspection.

(c) The inspecting Party will treat all financial information subject to review under this Section 12.9 (Audits) in accordance with the confidentiality provisions of Article 13 (Confidentiality; Publication), and, prior to commencing such audit, will cause its accounting firm to enter into a confidentiality agreement with the inspected Party obligating such accounting firm to treat all such financial information in confidence pursuant to such confidentiality provisions. Such accounting firm will not disclose Confidential Information of the inspected Party to the inspecting Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the inspected Party or the amount of payments to or by the inspected Party under this Agreement.

12.10 Interest. Each Party will pay interest on any amounts payable by such Party that are overdue under this Agreement from the day payment was initially due at the prime or equivalent rate per annum quoted by The Wall Street Journal on the first Business Day after such payment is due; provided, however, that in no case will such interest rate exceed the highest rate permitted by Applicable Laws. The payment of such interest will not foreclose a Party from exercising any other rights it may have because any payment is overdue.

12.11 Taxes.

(a) Withholding Tax. All payments due and payable hereunder will be made without any deduction or withholding for or on account of any Tax except to the extent otherwise required by Applicable Laws. If Avenzo is required to withhold any Taxes, then Avenzo will (i) notify Allorion at least [***] days prior to making any such deduction or withholding and reasonably cooperate with Allorion to reduce or eliminate such deduction or withholding, (ii) make such deduction and withholding to the extent required; (iii) pay to the relevant Governmental Authority the amount withheld; and (iv) promptly forward to Allorion an official receipt (or certified copy) or other available documentation reasonably acceptable to Allorion necessary to effectuate or evidence such payment to such authorities. For the avoidance of doubt, Avenzo’s remittance of such withheld Taxes to the appropriate Governmental Authority, together with payment to Allorion of the remaining amount owed under this Agreement, shall constitute full satisfaction of the applicable payment due to Allorion. In the event a Governmental Authority asserts that additional Taxes should have been withheld from a payment to Allorion, Allorion agrees to indemnify Avenzo for any withholding Taxes imposed on Avenzo with respect to such payments, together with any penalties and interest imposed in connection therewith; provided that (A) if such under-withholding was caused by the gross negligence or willful or intentional misconduct of Avenzo, Allorion shall not be required to indemnify Avenzo for the associated penalties and interest imposed in connection therewith, and (B) Avenzo shall promptly notify Allorion and provide Allorion with reasonable cooperation and the opportunity, in Allorion’s good faith discretion, to contest any such assertion made by such Governmental Authority at Allorion’s cost for out-of-pocket expenses incurred. At Avenzo’s election and following the final judgment, settlement or compromise with respect to an assertion made by a Governmental Authority pursuant to the preceding sentence (or, if Allorion does not contest such Taxes, following the payment of such Taxes by Avenzo), (1) Avenzo may offset such amount from future payments due to Allorion under this Agreement, or (2) Allorion shall pay such amount to Avenzo promptly upon request. Notwithstanding the above, if withholding arises solely as a result of an assignment by Avenzo pursuant to Section 19.4 (Assignment) or as a result of a change in Avenzo’s status as a C corporation organized under the Applicable Laws of Delaware and such withholding cannot be reduced through the cooperation of the Parties (using Commercially Reasonable Efforts), then Avenzo shall pay such additional amounts to Allorion as necessary so that the net amount received by Allorion, after all required deductions and withholdings (including with respect to such additional amounts), is an amount equal to the amount that it would have received had no such deductions or withholdings been made. The obligation to pay additional amounts pursuant to the preceding sentence shall not apply, however, to the extent such withholding tax or increased withholding tax (x) would not have been imposed but for any assignment of this Agreement by Allorion as permitted under Section 19.4 (Assignment), or as a result of a change in Allorion’s status as a C corporation organized under the Applicable Laws of Massachusetts or (y) is attributable to a failure by Allorion to comply with the tax documentation requirements of Section 12.11(c) (Cooperation). Allorion shall use Commercially Reasonable Efforts to obtain a refund or other cash tax savings in respect of any increased withholding tax due to an assignment or change in status of Avenzo for which Avenzo is liable under this Section 12.11(a) (Withholding Tax) by making a valid tax treaty claim or providing a similar tax certification, and to the extent that Allorion obtains such refund or recognizes cash tax savings as a result of such withholding tax liability, Allorion shall reimburse Avenzo an amount equal to such refund or cash tax savings; provided, however, that cash tax savings shall be determined in the Allorion tax year in which withholding tax was imposed and only to the extent cash tax savings are recognized after Allorion has first utilized all available other deductions, expenses, credits, carryforwards or other tax assets.

(b) Indirect Taxes. Notwithstanding any provision to the contrary set forth in this Agreement, all amounts stated herein are inclusive of any transfer, documentary, sales use, stamp, registration, consumption, goods and services, VAT, or other similar Taxes (each an “Indirect Tax”). In the event that any Indirect Tax is imposed under Applicable Law with respect to the transactions, payments or the related transfer of rights or other property pursuant to the terms of this Agreement, Allorion shall pay such Indirect Taxes (except for Indirect Taxes with respect to Section 12.3 (Funding for Certain CDK4 Program Expenses), which shall be paid by Avenzo). If Avenzo bears any Indirect Tax directly (other than Indirect Taxes with respect to (i) Section 12.3 (Funding for Certain CDK4 Program Expenses) or (ii) the drug material listed on Exhibit 9.1 (Transferred Drug Material)), then Allorion shall promptly reimburse Avenzo for such Tax; provided that, if Allorion bears any Indirect Taxes directly that are with respect to (A) Section 12.3 (Funding for Certain CDK4 Program Expenses) or (B) the drug material listed on Exhibit 9.1 (Transferred Drug Material), then Avenzo shall promptly reimburse Allorion for such Tax. Notwithstanding anything to the contrary in this paragraph, “Indirect Taxes” shall not include any Taxes taken into account in the determination of Net Sales and any Indirect Taxes that arise if Avenzo (or a United States corporate subsidiary of Avenzo) is not the payor.

(c) Cooperation. The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent permitted under the Applicable Laws, any Taxes payable in connection with this Agreement. The Parties will reasonably cooperate with each other in good faith in accordance with Applicable Laws to minimize any Taxes in connection with this Agreement, including by claiming any exemption from any required Taxes or withholdings (or additional Taxes or double taxation) and seeking any refund of Taxes paid or withheld, under any Applicable Law or regulation or treaty from time to time in force. The Parties will provide each other with any Tax forms or other documentation that may be reasonably necessary in order for the other not to withhold Tax or to withhold Tax at a reduced rate under an applicable bilateral income Tax treaty. Each Party shall provide to the other at least [***] days prior to the due date of the first payment to such Party under this Agreement (and from time to time thereafter upon the reasonable request of the other Party), an appropriate and properly completed Internal Revenue Service Form W-9.

ARTICLE 13

CONFIDENTIALITY; PUBLICATION

13.1 Confidential Information. Except as expressly provided in this Agreement, each Party agrees that, during the Term and for [***] years thereafter (or, with respect to Confidential Information that is a trade secret of the Disclosing Party, until such trade secret no longer qualifies as a trade secret under Applicable Law), such Party (the “Receiving Party”) will keep confidential and will not publish or otherwise disclose and will not use for any purpose, other than as expressly provided for in this Agreement, any information furnished to it by or on behalf of the other Party (the “Disclosing Party”) pursuant to this Agreement or under the Confidentiality Agreement (“Confidential Information”), whether before or after the Effective Date, and whether in written, electronic, oral, visual, graphic or any other form. The Receiving Party may use Confidential Information only to the extent required to exercise its rights or perform its obligations under this Agreement. The Receiving Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own, but no less than reasonable care, to ensure that its, and its Affiliates’, employees, agents, consultants and other representatives (“Representatives”) do not publish or disclose or make any unauthorized use of the Confidential Information of Disclosing Party. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information by the Receiving Party, its Affiliates or their respective Representatives; provided that any such notification will not be construed, or offered as evidence in any Dispute, as an admission of any wrongdoing by or on behalf of the Receiving Party, its Affiliates or their respective Representatives. Notwithstanding any provision to the contrary set forth in this Agreement, the terms of this Agreement and the Joint Collaboration Technology will be deemed the Confidential Information of both Parties, and each Party will be deemed to be the Receiving Party and Disclosing Party with respect thereto. Notwithstanding the foregoing, Confidential Information will not include information that the Receiving Party can prove by competent evidence:

(a) was already known by the Receiving Party, other than under an obligation of confidentiality, prior to the time of receiving such information from the Disclosing Party, as evidenced by its pre-existing written records;

(b) is, as of the Effective Date, or thereafter becomes, generally known or available to the public, other than through any act or omission of the Receiving Party in breach of this Agreement;

(c) was subsequently lawfully disclosed to the Receiving Party on a non-confidential basis by a Third Party, as a matter of right (i.e., without breaching any obligation such Third Party may have to the Disclosing Party); or

(d) is independently discovered or developed by the Receiving Party, independently of the activities undertaken by the Receiving Party pursuant to this Agreement and without the use of or reference to Confidential Information furnished by the Disclosing Party, as evidenced by the Receiving Party’s contemporaneously maintained written records.

13.2 Permitted Disclosures. Notwithstanding the provisions of Section 13.1 (Confidential Information), the Receiving Party may disclose Confidential Information of the Disclosing Party as expressly permitted by this Agreement, or if and to the extent such disclosure is reasonably necessary in the following instances:

(a) Prosecuting Patents as permitted by this Agreement;

(b) subject to Section 13.3(a) (Generally), prosecuting or defending litigation as permitted by this Agreement;

(c) subject to Section 13.3(a) (Generally), complying with valid order of a court of competent jurisdiction or other Governmental Authority, or other judicial or administrative process, or if in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law, in each case, other than disclosure of the terms of this Agreement to a Securities Regulator;

(d) subject to Section 13.3(b) (Securities Filings), disclosure of the terms of this Agreement to the U.S. Securities and Exchange Commission or any national securities exchange on which the Receiving Party’s securities are traded (each, a “Securities Regulator”);

(e) disclosure in Regulatory Submissions that the Receiving Party has the right to make under this Agreement;

(f) disclosure to the Receiving Party, its Affiliates and their respective Representatives, and the Receiving Party’s Sublicensees (or, with respect to Allorion, sublicensees), in each case, who have a need to know such information in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement, provided, in each case, that any such Affiliate, Representative or Sublicensee (or, with respect to Allorion, sublicensees) agrees to be bound by terms of confidentiality and non-use at least as stringent as those set forth in this Article 13 (Confidentiality; Publication);

(g) disclosure of the existence and applicable terms of this Agreement and the status and results of the Exploitation of one or more Licensed Products by such Receiving Party in its territory, in each case, to actual or bona fide potential investors, acquirers, licensees, Sublicensees (or, in the case of Allorion, (sub)licensees), lenders, and other financial or commercial partners (including in connection with any Securitization Transaction), and their respective attorneys, accountants, banks, investors, and advisors, solely for the purpose of evaluating or carrying out or performing an actual or potential investment, acquisition, license, sublicense, debt transaction, royalty financing, or collaboration; provided that, in each such case, on the condition that such Persons are bound by obligations of confidentiality, non-disclosure, and non-use obligations at least as restrictive or protective of the Parties as those set forth in this Agreement or otherwise customary for such type and scope of disclosure and that any such disclosure is limited to the maximum extent practicable for the particular context in which it is being disclosed; and

(h) presenting, disclosing and discussing general information about the existence of the Agreement and the general progress of the Licensed Products in such Receiving Party’s territory at investor press conferences, earnings calls, or similar events, provided that neither Party will, in any such permitted disclosure, disclose the financial terms relating to the Licensed Products or this Agreement without the prior written consent of the other Party unless such terms have already been disclosed with a Securities Regulator or in a permitted press release or other permitted public announcement pursuant to Sections 13.2(d) (Permitted Disclosures) or Section 13.6 (Public Announcements).

13.3 Confidential Treatment.

(a) Generally. In the event the Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 13.2(b) (Permitted Disclosures) or Section 13.2(c) (Permitted Disclosures), it will, except where prohibited by Applicable Law or judicial or administrative process, (i) give reasonable advance notice to the Disclosing Party of such required disclosure, (ii) use efforts to secure confidential treatment of such information at least as diligent as the Receiving Party would use to protect its own Confidential Information, but in no event less than reasonable efforts and (iii) cooperate with any lawful efforts by the Disclosing Party, at the Disclosing Party’s request and expense, to contest such disclosure, to obtain a protective order for the Confidential Information required to be disclosed, or to secure other confidential treatment of such Confidential Information. In the event that no such protective order or other remedy is obtained, or the Disclosing Party waives compliance with certain terms of this Article 13 (Confidentiality; Publication), then the Receiving Party will furnish only that portion of Confidential Information that the Receiving Party is advised by legal counsel is legally required to be disclosed. Disclosure by the Receiving Party of Confidential Information in accordance with Section 13.2(b) (Permitted Disclosures) or Section 13.2(c) (Permitted Disclosures) will not, in and of itself, cause the information so disclosed to cease to be treated as Confidential Information under this Agreement, except to the extent that, by virtue of disclosure by the Receiving Party in full compliance with this Section 13.2 (Permitted Disclosures), such information becomes generally known or available. In any event, the Receiving Party agrees to take all reasonable action to avoid disclosure of Confidential Information hereunder.

(b) Securities Filings. In the event the Receiving Party is required to make a disclosure of the terms of this Agreement to a Securities Regulator pursuant to Section 13.2(d) (Permitted Disclosures), such Party will, within a reasonable time prior to any such filing (and to the extent possible at least [***] Business Days’ prior to any such filing), provide the other Party with a copy of this Agreement showing any provisions hereof as to which such Party proposes to request confidential treatment, will provide the other Party with an opportunity to comment on any such proposed redactions and to suggest additional redactions, and will take such Party’s reasonable comments into consideration before filing such copy of this Agreement and use reasonable efforts to have terms identified by such other Party afforded confidential treatment by the applicable regulatory agency; provided that each Party will ultimately retain control over what information to disclose to any Securities Regulator to the extent such Party determines, on the advice of legal counsel, that disclosure is reasonably necessary to comply with Applicable Law, and provided, further, that the Parties will use their reasonable efforts to file redacted versions of this Agreement with any Securities Regulator that are consistent with redacted versions previously filed with any other Securities Regulator(s).

13.4 Use of Names. Subject to Section 13.6 (Public Announcements), neither Party nor any of its Affiliates will mention or otherwise use the name, logo or trademark of the other Party or any of its Affiliates in any publication, press release, marketing and promotional material or other form of publicity in connection with this Agreement or activities hereunder without the prior written approval of such other Party; provided that such consent will not be required for a Party’s use of the other Party’s name and company logo to identify such other Party as a collaborator on such first Party’s website and in public presentations.

13.5 Publication of Licensed Product Information.

(a) Publication Rights. During the Term, (i) Allorion will be permitted to make publications solely with respect to the results of its Development activities, including Clinical Trials, with respect to the Licensed Products in the Allorion Territory and will have the sole and exclusive right to publish on the foregoing, and (ii) Avenzo will be permitted to make publications solely with respect to the results of its Development activities, including Clinical Trials, with respect to the Licensed Products in the Avenzo Territory or Allorion Territory and will have the sole and exclusive right to publish on the foregoing; provided that the publishing Party shall coordinate with the other Party on the publication or presentation of any materials with respect to the Licensed Products by the publishing Party prior to any such publication or presentation, and any such publications or presentations shall be subject to the other Party’s review and comment.

(b) Review and Comment. Each Party will have the right to review and comment on any material proposed for publication or public oral or visual presentation by the other Party that includes Confidential Information of such Party. Before any such material is submitted for publication, each Party will deliver a complete copy to the other Party at least [***] days prior to submitting the material to a publisher or initiating any other disclosure. Such other Party will review any such material and give its comments to the Party within [***] days of the delivery of such material to such other Party. With respect to public oral presentation materials and abstracts, each Party will make reasonable efforts to expedite review of such materials and abstracts, and will return such items as soon as practicable to the other Party with appropriate comments, if any, but in no event later than [***] days from the date of delivery to such Party. Each Party will comply with the other Party’s request to delete references to such other Party’s

Confidential Information in any such material. In addition, if any such publication contains patentable subject matter, then at the non-publishing Party’s request, the publishing Party will either delete the patentable subject matter from such publication or delay any submission for publication or other public disclosure for a period of up to an additional [***] days so that appropriate Patent applications may be prepared and filed.

13.6 Public Announcements. The Parties have agreed upon the content of a joint press release that will be issued substantially in the form attached hereto as Exhibit 13.6, and the release of which the Parties will coordinate in order to accomplish the same promptly upon execution and delivery of this Agreement. Except as may be expressly permitted under Section 13.2 (Permitted Disclosures), this Section 13.6 (Public Announcements) or Section 13.5 (Publication of Licensed Product Information), neither Party nor its Affiliates will make any public announcement concerning this Agreement, its subject matter or the transactions described herein without first obtaining the approval of the other Party and agreement upon the nature, text and timing of such announcement, which approval and agreement will not be unreasonably withheld or delayed. The Party desiring to make any such public announcement will provide the other Party with a written copy of the proposed announcement in reasonably sufficient time prior to public release to allow the other Party to comment upon such announcement prior to public release. Neither Party will be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by such Party or by the other Party in accordance with the terms of this Agreement; provided that such information remains accurate and the most current information with respect to the applicable subject matter as of such time.

13.7 Prior Non-Disclosure Agreements. Upon execution of this Agreement, the terms of this Article 13 (Confidentiality; Publication) will supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties, including the Confidentiality Agreement and the Exclusivity Letter. Any information disclosed under such prior agreements by Allorion will be deemed disclosed by Allorion under this Agreement, and any information disclosed under such prior agreements by Avenzo will be deemed disclosed by Avenzo under this Agreement.

ARTICLE 14

REPRESENTATIONS, WARRANTIES, AND COVENANTS

14.1 Representations and Warranties of Each Party. Each Party represents and warrants to the other Party as of the Effective Date that:

(a) it is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder;

(b) (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms;

(c) it is not a party to any agreement that would prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under this Agreement;

(d) all consents, approvals and authorization from all Governmental Authorities or other Third Parties required to be obtained by such Party in connection with execution of this Agreement have been obtained;

(e) to its Knowledge, neither it nor any of its subsidiaries nor any of their Affiliates, directors, officers, employees, distributors, agents, representatives, sales intermediaries or other Third Parties acting on behalf of such Party or any of its subsidiaries or any of their Affiliates:

(i) has taken or will take any action in violation of any applicable anticorruption law, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1 et seq.); or

(ii) has corruptly, offered, paid, given, promised to pay or give, or authorized or will corruptly, offer, pay give, promise to pay or give or authorize, the payment or gift of anything of value, directly or indirectly, to any Public Official, for the purposes of:

(A) influencing any act or decision of any Public Official in his or her official capacity;

(B) inducing such Public Official to do or omit to do any act in violation of his or her lawful duty;

(C) securing any improper advantage; or

(D) inducing such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary or medical facilities) in obtaining or retaining any business whatsoever; and

(f) none of the officers, directors, employees, of such Party or of any of its Affiliates or agents acting on behalf of such Party or any of its Affiliates, in each case, that are employed or reside outside the U.S., are themselves Public Officials.

14.2 Additional Representations and Warranties of Allorion. Allorion represents and warrants to Avenzo that as of the Effective Date, except as otherwise disclosed in Exhibit 14.2:

(a) Allorion is the sole owner of the Licensed Technology and has the right under the Licensed Technology to grant all rights and licenses to Avenzo as purported to be granted pursuant to this Agreement;

(b) Exhibit 1.136 sets forth a complete and accurate list of all Patents in the Avenzo Territory Controlled by Allorion or its Affiliates as of the Effective Date Covering or related to any ARTS-021 Product, CDK4 Product or CDK2/CDK4 Combination Product (including any ARTS-021 Molecule or CDK4 Molecule contained therein) or that are necessary or reasonably useful for the Exploitation of such ARTS-021 Product, CDK4 Product or CDK2/CDK4 Combination Product (including any ARTS-021 Molecule or CDK4 Molecule contained therein) in the Field in the Avenzo Territory;

(c) neither Allorion nor any of its Affiliates has granted or is contractually obligated to grant any right or license to any Third Party that would conflict with the rights or licenses granted to Avenzo under this Agreement;

(d) Allorion, its Affiliates, and its and their employees, and to Allorion’s Knowledge, its and their consultants and contractors, in each case, involved in the ARTS-021 Program or the CDK4 Program are not, and have not been, debarred or disqualified by any Regulatory Authority as of the Effective Date, and have complied in all material respects with all Applicable Laws in connection with conducting each of the ARTS-021 Program and the CDK4 Program;

(e) neither Allorion nor any of its Affiliates has received any written notice or threat in writing from any Third Party asserting or alleging that any activities with respect to the ARTS-021 Program or the CDK4 Program by or on behalf of Allorion or its Affiliates prior to the Effective Date infringed, misappropriated, or otherwise violated any intellectual property rights of such Third Party;

(f) to its Knowledge, the conduct of the CDK4 Preclinical Development Work will not infringe any Patents or misappropriate any Know-How or other intellectual property rights of any Third Party;

(g) no claim or action has been brought against Allorion or any of its Affiliates or, to Allorion’s Knowledge, threatened in writing to Allorion or any of its Affiliates, by any Third Party relating to any of the Licensed Technology; and, to Allorion’s Knowledge, no interference, opposition, cancellation or other protest proceeding has been filed against a Licensed Patent;

(h) as of the effective date of the Exclusivity Letter, Allorion has not and has not caused any representative to, directly or indirectly, (i) take any action to encourage, solicit, initiate, facilitate or enter into any transaction or alternative proposal for the ARTS-021 Program or CDK4 Program other than as described herein or (ii) respond to, continue, initiate or engage in discussions or negotiations concerning any such alternative proposal with, or disclose in connection with any alternative proposal, any nonpublic information relating to the ARTS-021 Program or CDK4 Program to any Person (except Avenzo and its representatives); and

(i) Allorion has provided to Avenzo all material documentation, data, and information under its control requested by Avenzo related to the ARTS-021 Products or CDK4 Products.

14.3 Additional Representations and Warranties of Avenzo. Avenzo represents and warrants to Allorion that as of the Effective Date:

(a) it does not Control any Patents that, absent a license grant to Allorion, would be infringed by the Exploitation of a Licensed Molecule or a Licensed Product by Allorion in the Allorion Territory;

(b) there are no legal claims, judgments or settlements against or owed by Avenzo or its Affiliates, or pending or, to Avenzo’s or its Affiliates’ Knowledge, threatened, legal claims or litigation, in each case, relating to antitrust, anti-competition, anti-bribery or corruption violations, including under any Anti-Corruption Laws; and

(c) Avenzo, its Affiliates, and its and their employees, and to Avenzo’s Knowledge, its and their consultants and contractors, that would be involved in any Licensed Program are not, and have not been, debarred or disqualified by any Regulatory Authority.

14.4 Covenants.

(a) Each Party covenants to the other Party that in the course of performing its obligations or exercising its rights under this Agreement, it will, and will cause its Affiliates to, comply with the terms of this Agreement, all Applicable Laws, including as applicable, cGMP, GCP, GLP, and GSP standards, and will not employ or engage any party who has been debarred by any Regulatory Authority, or, to such Party’s Knowledge, is the subject of debarment proceedings by a Regulatory Authority.

(b) Allorion or its Affiliates will retain Control during the Term of all (i) Licensed Technology and Greater China Technology that is Controlled by Allorion or any of its Affiliates as of the Effective Date, and (ii) any Allorion Collaboration Technology and Joint Collaboration Technology that, if Controlled by Allorion or its Affiliates, would be included in the definition of Licensed Technology or Greater China Technology, as applicable. Allorion will not enter into any agreement with any Third Party that is in conflict with the rights granted to Avenzo under this Agreement and will not take any action that would prevent it from granting the rights granted to Avenzo under this Agreement or that would otherwise conflict with or adversely affect the rights granted to Avenzo under this Agreement.

(c) Avenzo will use reasonable efforts to ensure that any licenses or other rights it obtains under Third Party Know-How or Patents in connection with the Exploitation of Licensed Molecules or Licensed Products includes a right to grant a sublicense to Allorion in the Field under any rights that would be licensed, following a termination event, to Allorion hereunder as Grant-Back Technology.

(d) Compliance with Anti-Corruption Laws. Each Party hereby covenants to the other Party that:

(i) it will not, in the performance of this Agreement, perform any actions that are prohibited by local and other anti-corruption laws (including the provisions of the U.S. Foreign Corrupt Practices Act, the U.K. Anti-Bribery Law, and the Anti-Corruption Act of the PRC, collectively “Anti-Corruption Laws”) that may be applicable to such Party to this Agreement;

(ii) it will not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or government employee, to any political party or any candidate for political office or to any other Third Party with the purpose of influencing decisions related to either Party or its business in a manner that would violate Anti-Corruption Laws;

(iii) it will, on request by the other Party, verify in writing that to such Party’s Knowledge, there have been no violations of Anti-Corruption Laws by such Party or persons employed by or subcontractors used by such Party in the performance of this Agreement, or will provide details of any exception to the foregoing; and

(iv) it will maintain records (financial and otherwise) and supporting documentation related to the subject matter of this Agreement in order to document or verify compliance with the provisions of this Section 14.4(d) (Compliance with Anti-Corruption Laws), and upon request of the other Party, upon reasonable advance notice, will provide a Third Party auditor mutually acceptable to the Parties with access to such records for purposes of verifying compliance with the provisions of this Section 14.4(d) (Compliance with Anti-Corruption Laws). Acceptance of a proposed Third Party auditor may not be unreasonably withheld or delayed by either Party. It is expressly agreed that the costs related to the Third Party auditor will be fully paid by the Party requesting the audit, and that any auditing activities may not unduly interfere with the normal business operations of Party subject to such auditing activities. The audited Party may require the Third Party auditor to enter into a reasonable confidentiality agreement in connection with such an audit.

(e) Compliance with Export Control Laws. Each Party hereby covenants to each other that:

(i) it will conduct its activities under this Agreement in compliance with applicable Export Control Laws; and

(ii) it shall not, directly or indirectly, export, reexport, transfer, divert, or release any materials, technology, or software (each an “item”) to any prohibited country, territory, entity, individual, or for any prohibited end-use, unless authorized pursuant to Export Control Laws.

(f) Avenzo has the right to terminate this Agreement effectively immediately in the event that Allorion becomes a party with whom Avenzo is prohibited from dealing pursuant to Export Control Laws or Avenzo otherwise reasonably determines that its obligations to comply with Export Control Laws preclude performance.

14.5 NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. ALL SUCH REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 15

INDEMNIFICATION

15.1 By Avenzo. Avenzo will indemnify, defend and hold harmless Allorion and its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “Allorion Indemnitee(s)”), from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) (individually and collectively, “Losses”) incurred by them in connection with any claims, demands, actions or other proceedings by any Third Party (individually and collectively, “Claims”) arising after the Effective Date to the extent arising from any of the following, as applicable: (a) the Exploitation of any ARTS-021 Molecule, ARTS-021 Product, CDK4 Molecule, CDK4 Product, or CDK2/CDK4 Combination Product, in each case, in the Avenzo Territory or Allorion Territory by or under the authority of Avenzo or any of its Affiliates, Sublicensees or any other Avenzo Indemnitee, (b) the gross negligence or willful or intentional misconduct of Avenzo or any of its Affiliates, Sublicensees or any other Avenzo Indemnitee, or (c) Avenzo’s or any of its Affiliate’s breach of any of its representations, warranties, or covenants made in or pursuant to this Agreement, in each case (a) through (c), except to the extent such Losses arise from, are based on, or result from any activity or occurrence for which Allorion is obligated to indemnify the Avenzo Indemnitees pursuant to Section 15.2 (By Allorion).

15.2 By Allorion. Allorion will indemnify, defend and hold harmless Avenzo and its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “Avenzo Indemnitee(s)”), from and against all Losses incurred by them in connection with any Claims to the extent arising from any of the following, as applicable: (a) the Exploitation of any ARTS-021 Molecule, ARTS-021 Product, CDK4 Molecule, CDK4 Product, or CDK2/CDK4 Combination Product, in each case, in the Allorion Territory or any Terminated Products in the Avenzo Territory, including the conduct of activities under the Global Development Plan(s) or any CDK4 Preclinical Development Work by or under the authority of Allorion or any of its Affiliates, licensees (or other than Avenzo) or sublicensees or any other Allorion Indemnitee, (b) the gross negligence or willful or intentional misconduct of Allorion or any of its

Affiliates, licensees (other than Avenzo), sublicensees or other Allorion Indemnitee, or (c) Allorion’s breach of any of its representations, warranties, or covenants made in or pursuant to this Agreement, in each case (a) through (c) above, except to the extent such Losses arise from, are based on, or result from any activity or occurrence for which Avenzo is obligated to indemnify the Allorion Indemnitees pursuant to Section 15.1 (By Avenzo).

15.3 Procedure. A Party that intends to claim indemnification under this Article 15 (Indemnification) (the “Indemnitee”) with respect to any Claim will: (a) notify the other Party (the “Indemnitor”) in writing of such Claim as soon as reasonably practicable after it receives notice of such Claim (it being understood that the Indemnitee’s failure to deliver written notice of such Claim to the Indemnitor within a reasonable time after the Indemnitee receives notice of such Claim, will relieve the Indemnitor of its indemnification obligations under Section 15.1 (By Avenzo) or Section 15.2 (By Allorion), as applicable, with respect to such Claim only to the extent such failure is prejudicial to the Indemnitor’s ability to defend such Claim); (b) permit the Indemnitor to assume direction and control of the defense of the Claim (including the right to settle the claim solely for monetary consideration) using counsel reasonably satisfactory to the Indemnitee; and (c) cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of the Claim, as requested by the Indemnitor (at the expense of the Indemnitor). If the Indemnitor does not assume control of such defense within [***] days after receiving notice of the Claim from the Indemnitee, then the Indemnitee will control such defense and, without limiting the Indemnitor’s indemnification obligations, the Indemnitor will reimburse the Indemnitee for all documented costs, including reasonable attorney fees, incurred by the Indemnitee in defending itself within [***] days after receipt of any invoice therefor from the Indemnitee. The Party not controlling such defense may participate therein at its own expense. The Party controlling such defense will keep the other Party advised of the status of such Claim and the defense thereof and will consider recommendations made by the other Party with respect thereto. The Indemnitee will not agree to any settlement of such Claim without the prior written consent of the Indemnitor, which will not be unreasonably withheld, delayed or conditioned. The Indemnitor will not agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnitee from all liability with respect thereto, that imposes any liability or obligation on the Indemnitee or that acknowledges fault by the Indemnitee; in each case, without the prior written consent of the Indemnitee.

15.4 Insurance. Each Party, at its own expense, will obtain and maintain, during the Term and for [***] years thereafter, reasonable insurance, including commercial general liability insurance, worker’s compensation insurance and product liability insurance, at levels adequate to cover its obligations hereunder and consistent with industry standards. Each Party will furnish to the other Party on request certificates issued by the insurance company setting forth the amount of the liability insurance. It is understood that such insurance will not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 15 (Indemnification) or otherwise.

15.5 LIMITATION OF LIABILITY. SUBJECT TO AND WITHOUT LIMITING (A) AMOUNTS PAID TO THIRD PARTIES IN CONNECTION WITH THE INDEMNIFICATION OBLIGATIONS OF EACH PARTY WITH RESPECT TO CLAIMS UNDER SECTION 15.1 (BY AVENZO) OR SECTION 15.2 (BY ALLORION), (B) LIABILITY AS A RESULT OF A BREACH OF ARTICLE 13 (CONFIDENTIALITY; PUBLICATION), OR (C) LIABILITY FOR BREACH OF COVENANTS UNDER SECTION 5.8 (NON-COMPETE), NEITHER PARTY OR ANY OF ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, MULTIPLIED OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS (EVEN IF DEEMED DIRECT DAMAGES) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

ARTICLE 16

INTELLECTUAL PROPERTY

16.1 Ownership.

(a) As between the Parties, each Party will retain all rights, title, and interests in and to all Know-How, Patents, and other intellectual property rights Controlled by such Party as of the Effective Date or that come into the Control of such Party outside of the performance of activities under this Agreement. Without limiting the foregoing, as between the Parties, Allorion and its Affiliates will remain the sole and exclusive owner of all Licensed Technology and Greater China Technology.

(b) Ownership of all Collaboration Technology will be allocated based on inventorship, as determined in accordance with the rules of inventorship under the U.S. patent laws. As between the Parties, subject to any rights or licenses expressly granted or assigned by one Party to the other Party under this Agreement (including under Section 17.8(a) (Assignment of Product Improvements)): (i) Allorion is and will be the sole owner of all Allorion Collaboration Technology, (ii) Avenzo is and will be the sole owner of all Avenzo Collaboration Technology, and (iii) Allorion and Avenzo will jointly own all Joint Collaboration Technology. Each Party will own an undivided equal interest in the Joint Collaboration Technology, without a duty of accounting or an obligation to seek consent from the other Party for the exploitation or license of the Joint Collaboration Technology (subject to the licenses granted to the other Party under this Agreement), and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such accounting or consent.

16.2 Disclosure of Necessary Product Improvement Technology and Avenzo Manufacturing Technology. During the Term, Avenzo will promptly disclose to Allorion all Necessary Product Improvement Technology and Avenzo Manufacturing Technology (excluding, for clarity, [***]), including all invention disclosure or other similar documents submitted to Avenzo by its or its Affiliates’ employees, agents, or independent contractors relating to such Necessary Product Improvement Technology or Avenzo Manufacturing Technology. Avenzo will promptly respond to reasonable requests from Allorion for additional information relating to such Necessary Product Improvement Technology or Avenzo Manufacturing Technology, and provide reasonable technical support and assistance to Allorion or its designee with respect to the use and practice of such Necessary Product Improvement Technology and Avenzo Manufacturing Technology for up to [***] days following such disclosure.

16.3 Prosecution.

(a) Avenzo Controlled Patents. As between the Parties, Avenzo shall have the first right, but not the obligation, to Prosecute all (i) Joint Collaboration Patents in the Avenzo Territory and (ii) Licensed Patents with respect to any Licensed Molecule or Licensed Product, excluding, for clarity, [***] (collectively, the “Avenzo Controlled Patents”) using counsel of Avenzo’s choice and at Avenzo’s sole cost and expense. All Licensed Patents that Cover a CDK4 Molecule, CDK4 Product, or CDK2/CDK4 Combination Product shall automatically be Avenzo Controlled Patents (and cease to be Allorion Controlled Patents) upon the CDK4 License Option Exercise. Avenzo will (A) keep Allorion reasonably informed of progress with regard to the Prosecution of the Avenzo Controlled Patents; (B) provide to Allorion copies of all material patent office submissions and correspondence with respect to the Avenzo Controlled Patents; and (C) provide Allorion a reasonable opportunity to comment thereon, and Avenzo will consider incorporating any timely comments in good faith.

(b) Allorion Step-in Rights. In the event that Avenzo intends to abandon or cease the Prosecution of any Avenzo Controlled Patent, Avenzo will provide reasonable prior written notice to Allorion of such intention to abandon or cease such Prosecution (which notice will be given no later than [***] days prior to the next deadline for any action that must be taken with respect to any such Avenzo Controlled Patent in the relevant patent office). In such case, at Allorion’s request, Allorion shall have the right, but not the obligation, to assume responsibility for Prosecution of such Avenzo Controlled Patent. Upon such assumption, Allorion shall control the Prosecution of such Avenzo Controlled Patent subject to the same terms and conditions set forth in this Section 16.3(b) (Allorion Step-in Rights) as applicable to Avenzo, using counsel of Allorion’s choice at its cost and expense; provided that, notwithstanding the foregoing, Allorion’s Prosecution of such Avenzo Controlled Patent will not be subject to any review or comment right of, or any other oversight or right of participation by, Avenzo.

(c) Allorion Controlled Patents. As between the Parties, Allorion shall have the first right, but not the obligation, to Prosecute all (i) Joint Collaboration Patents in the Allorion Territory, and (ii) until the CDK4 License Option Exercise, Licensed Patents that Cover only a CDK4 Molecule, CDK4 Product, or CDK2/CDK4 Combination Product and (iii) Greater China Patents (collectively, the “Allorion Controlled Patents”) using counsel of Allorion’s choice and at Allorion’s sole cost and expense. Allorion will (A) keep Avenzo reasonably informed of progress with regard to the Prosecution of the Allorion Controlled Patents; (B) provide to Avenzo copies of all material patent office submissions and correspondence with respect to the Allorion Controlled Patents; and (C) provide Avenzo a reasonable opportunity to comment thereon, and Allorion will consider incorporating any timely comments in good faith.

(d) Avenzo Step-in Rights. In the event that Allorion intends to abandon or cease the Prosecution of any Allorion Controlled Patent, Allorion will provide reasonable prior written notice to Avenzo of such intention to abandon or cease such Prosecution (which notice will be given no later than [***] days prior to the next deadline for any action that must be taken with respect to any such Allorion Controlled Patent in the relevant patent office). In such case, at Avenzo’s request, Avenzo shall have the right, but not the obligation, to assume responsibility for Prosecution of such Allorion Controlled Patent. Upon such assumption, Avenzo shall control the Prosecution of such Allorion Controlled Patent subject to the same terms and conditions set forth in this Section 16.3(d) (Avenzo Step-in Rights) as applicable to Allorion, using counsel of Avenzo’s choice at its cost and expense; provided that, notwithstanding the foregoing, Avenzo’s Prosecution of such Allorion Controlled Patent will not be subject to any review or comment right of, or any other oversight or right of participation by, Allorion.

(e) Cooperation. Each Party will cooperate with the other Party in connection with all activities relating to the Prosecution of the Licensed Patents, Joint Collaboration Patents and Greater China Patents undertaken by such other Party pursuant to this Section 16.3 (Prosecution), including: (i) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as to effectuate the ownership of Collaboration Technology set forth in Section 16.1 (Ownership), and to enable the other Party to Prosecute the Licensed Patents, Joint Collaboration Patents or Greater China Patents as permitted by this Section 16.3 (Prosecution); and (ii) promptly informing the other Party of any matters coming to such Party’s attention that may affect the Prosecution of any Licensed Patent, Joint Collaboration Patent or Greater China Patent. Each Party will also promptly provide to the other Party all information reasonably requested by such other Party with regard to such Party’s activities pursuant to this Section 16.3 (Prosecution).

16.4 Defense of Third Party Infringement Claims. If any Licensed Product or a Party becomes the subject of a Third Party’s claim or assertion of infringement of the Patents of such Third Party relating to the Exploitation of any Licensed Molecule or Licensed Product (each, a “Third Party Infringement Claim”), the Party first becoming aware of the Third Party Infringement Claim will promptly notify the other Party in writing. Allorion will have the sole right to control the defense of any Third Party Infringement Claim involving alleged infringement of a Third Party Patent by Allorion’s activities at its own expense and by counsel of its own choice, and Avenzo will have the right, at its own expense, to be represented in any such action by counsel of its own choice. Avenzo will have the sole right to control the defense of any Third Party Infringement Claim involving alleged infringement of a Third Party Patent by Avenzo’s activities at its own expense and by counsel of its own choice, and Allorion will have the right, at its own expense, to be represented in any such action by counsel of its own choice. Neither Party will enter into any settlement of any Third Party Infringement Claim: (a) in a manner that would diminish the rights or interests of the other Party with respect to the Licensed Products without the written consent of such other Party, which will not be unreasonably withheld; or (b) that would impose any cost, obligation, or liability on the other Party, or admit the invalidity or unenforceability of any Patent that is Controlled by the other Party, without such other Party’s prior written consent, which may be withheld in such other Party’s sole discretion. This Section 16.4 (Defense of Third Party Infringement Claims) shall not limit or exclude either Party’s rights to indemnification pursuant to Article 15 (Indemnification).

16.5 Enforcement.

(a) Notice. Each Party will promptly notify the other Party in writing of any alleged or threatened infringement of any Licensed Patent, Greater China Patent or Joint Collaboration Patent of which it becomes aware or of any action or threatened action seeking a declaratory judgment of non-infringement of a Licensed Patent, Greater China Patent or Joint Collaboration Patent of which it becomes aware, in each case, [***] (“Competitive Infringement”).

(b) Avenzo’s First Right to Enforce. As between the Parties, Avenzo will have the first right, but not the obligation, to bring and control any other action or proceeding regarding Competitive Infringement of any Avenzo Controlled Patent in the Avenzo Territory, or to defend against any challenge to any of the foregoing, at its own expense and by counsel of its own choice. Avenzo will keep Allorion reasonably informed of the status and progress of such action or proceeding. In addition, Avenzo shall provide Allorion with drafts of all material papers to be filed with the court or patent office, as applicable, in connection with such action or proceeding to the extent permitted by Applicable Law or any protective or confidentiality order entered by such court or patent office (excluding any information that is confidential to a Third Party), and shall consider in good faith all timely reasonable comments thereto by Allorion before filing such papers. Allorion shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense.

(c) Allorion’s Step-In Right to Enforce. If (i) Avenzo elects not to commence an action or proceeding that Avenzo has the first right to bring and control pursuant to Section 16.5(b) (Avenzo’s First Right to Enforce), or settle or otherwise secure the abatement of such Competitive Infringement, or (ii) Avenzo fails to commence any such action or proceeding pursuant to Section 16.5(b) (Avenzo’s First Right to Enforce) within (A) [***] days following a written request by Allorion to do so, or (B) [***] days before the time limit, if any, set forth in the Applicable Laws for the filing of such action or proceeding, whichever comes first, then Allorion will have the right to bring and control any such action or proceeding, at its own expense and by counsel of its own choice, and Avenzo will have the right, at its own expense, to be represented in any such action by counsel of its own choice. In such event and to the extent time permits, promptly after Avenzo’s notice to Allorion that it does not elect to enforce such Avenzo Controlled Patent or to defend against such challenge or commence any such action or proceeding, the Parties shall meet to discuss in good faith the reasons for Avenzo’s decision not to enforce the applicable Patent and the strategy for enforcing such Avenzo Controlled Patent or defending against such challenge or commencing such action or proceeding. Avenzo shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense.

(d) Allorion’s Right to Enforce. As between the Parties, Allorion shall have the (i) sole right as it pertains to any Allorion Controlled Patent other than the Greater China Patents, and (ii) the first right as it pertains to any Greater China Patent, in each case ((i) and (ii)), but not the obligation, to bring and control any other action or proceeding regarding Competitive Infringement of any Allorion Controlled Patent, or to defend against any challenge to any of the foregoing, at its own expense and by counsel of its own choice. Allorion will keep Avenzo reasonably informed of the status and progress of such action or proceeding. In addition, Allorion shall (A) provide Avenzo with drafts of (1) all material papers to be filed with the applicable court or patent office, if any, in connection with such Competitive Infringement to the extent permitted by Applicable Law or (2) all protective or confidentiality orders entered by such applicable court or patent office (excluding any information that is confidential to a Third Party), if any, in connection with such Competitive Infringement to the extent permitted by Applicable Law (and Allorion shall use reasonable efforts to ensure such disclosure to Avenzo is so permitted), in each case, ((1) and (2)), to the extent Allorion or any of its Affiliates has knowledge and control of such papers or orders, and (B) consider in good faith all timely reasonable comments thereto by Avenzo before filing such papers. Avenzo shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense to the extent permitted by Applicable Law.

(e) Avenzo’s Step-In Right to Enforce. If (i) Allorion elects not to commence an action or proceeding to enforce a Greater China Patent that Allorion has the first right to bring and control pursuant to Section 16.5(d) (Allorion’s Right to Enforce), or settle or otherwise secure the abatement of such Competitive Infringement for such Greater China Patent, or (ii) Allorion fails to commence any such action or proceeding to enforce a Greater China Patent pursuant to Section 16.5(d) (Allorion’s Right to Enforce) within (A) [***] days following a written request by Avenzo to do so, or (B) [***] days before the time limit, if any, set forth in the Applicable Laws for the filing of such action or proceeding, whichever comes first, then Avenzo will have the right to bring and control any such action or proceeding, at its own expense and by counsel of its own choice, and Allorion will have the right, at its own expense, to be represented in any such action by counsel of its own choice. In such event and to the extent time permits, promptly after Allorion’s notice to Avenzo that it does not elect to enforce such Greater China Patent or to defend against such challenge or commence any such action or proceeding, the Parties shall meet to discuss in good faith the reasons for Allorion’s decision not to enforce the applicable Greater China Patent and the strategy for enforcing such Greater China Patent or defending against such challenge or commencing such action or proceeding. Allorion shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense.

(f) Cooperation. In the event a Party brings an infringement action in accordance with this Section 16.5 (Enforcement), the other Party will cooperate fully, at the enforcing Party’s request and expense, including, if required to bring such action, the furnishing of a power of attorney or being named as a party. The enforcing Party will not enter into any settlement or compromise of any action under this Section 16.5 (Enforcement): (i) in a manner that would diminish the rights or interests of the other Party with respect to the Licensed Products without the written consent of such other Party, which will not be unreasonably withheld, conditioned or delayed; (ii) that would impose any cost or liability on the other Party without the written consent of such other Party; or (iii) that would admit the invalidity or unenforceability of any Patent that is Controlled by the other Party, without such other Party’s prior written consent, which may be withheld in such other Party’s sole discretion.

(g) Recoveries. Except as otherwise agreed by the Parties in connection with a cost-sharing arrangement, any recovery as a result of any action or proceeding pursuant to Section 16.5 (Enforcement), whether by way of settlement or otherwise, will first be used first to reimburse the enforcing Party for its documented, Out-of-Pocket Costs (including court, attorneys’ and professional fees) incurred in connection with such action or proceeding, and then to reimburse the other Party for its documented, Out-of-Pocket Costs (including court, attorneys’ and professional fees) incurred in connection with such action or proceeding (to the extent not previously reimbursed by the enforcing Party), and any remainder of the recovery after reimbursement of the litigation costs and expenses of the Parties, will be shared with the enforcing Party receiving [***]% of such remainder and the other Party receiving [***]% of such remainder.

(h) Patent Marking. Each Party will mark (or cause to be marked) the Licensed Products marketed and sold in such Party’s respective territory hereunder with appropriate Patent numbers or indicia to the extent required by Applicable Law.

ARTICLE 17

TERM AND TERMINATION

17.1 Term and Expiration.

(a) Term. The term of this Agreement will be effective as of the Effective Date, and will continue in effect until the expiration of the last Royalty Term with respect to Licensed Products in any country in the Avenzo Territory (the “Term”).

(b) Effect of Expiration of Royalty Term. On a Licensed Product-by-Licensed Product and country-by-country basis, upon the expiration of the Royalty Term for such Licensed Product in a given country in the Avenzo Territory and provided that payment of all Royalty Payments due and payable to Allorion with respect to such Licensed Product in such country pursuant to Section 12.7 (Royalties) during such Royalty Term have been made, the licenses granted by Allorion to Avenzo under Section 5.1 (License Grant to Avenzo) of this Agreement in such country with respect to such Licensed Product will become non-exclusive, fully paid-up, perpetual, irrevocable, sublicensable (through multiple tiers) and royalty-free.

17.2 Termination by Written Agreement. This Agreement may be terminated by the Parties’ written agreement.

17.3 Termination for Convenience. Avenzo has the right to terminate this Agreement in its entirety or on a Licensed Program-by-Licensed Program or Region-by-Region basis for any or no reason upon (a) [***] days’ prior written notice to Allorion, if such termination is before the First Commercial Sale of any Terminated Product in the applicable Region, and (b) [***] days’ prior written notice to Allorion, if such termination is following the First Commercial Sale of any Terminated Product in the applicable Region; provided that, if Avenzo has terminated this Agreement in [***], then Avenzo will be deemed to have terminated this Agreement in its entirety. Avenzo has the right to terminate this Agreement as to the CDK4 Program prior to expiration of the CDK4 License Exercise Period pursuant to Section 3.2(d) (Termination of CDK4 License Option).

17.4 Termination for Material Breach.

(a) This Agreement may be terminated by a Party at any time during the Term (i) for each of the ARTS-021 Program and the CDK4 Program, on a Region-by-Region basis if the other Party is in material breach of any obligation, covenant, condition, or undertaking of this Agreement with respect to such program or Region, or (ii) in its entirety if the other Party is in material breach of any obligation, covenant, condition, or undertaking of this Agreement with respect to both the ARTS-021 Program and the CDK4 Program or to all Regions, or if such material breach does not relate specifically to either of the ARTS-021 Program or the CDK4 Program or to a Region, in any such case in clause (i) or (ii), upon [***] days’ (or [***] days’ with respect to any payment breach) written notice identifying the material breach in reasonable detail (“Breach Notice”), and, (A) if such breach is curable, such breach has not been cured within [***] days (or [***] days with respect to any payment breach) of such Breach Notice (“Cure Period”), or (B) if such breach is curable but is not capable of cure within the Cure Period, the alleged breaching Party fails to deliver to the non-breaching Party within the Cure Period a written plan that is reasonably calculated to resolve such material breach within a reasonable period (not to exceed [***] months from receipt of the Breach Notice) and does not cure such material breach within the period specified in such plan.

(b) If the alleged breaching Party reasonably and in good faith disagrees as to whether there has been a material breach of any obligation, covenant, condition, or undertaking of this Agreement, and such allegedly breaching Party provides the other Party with written notice of such Dispute and initiates the dispute resolution process in accordance with Article 18 (Dispute Resolution), in each case, within [***] days following receipt of the Breach Notice, then (i) the other Party will not have the right to terminate under Section 17.4(a) (Termination for Material Breach) unless and until it has been determined, in accordance with Article 18 (Dispute Resolution), that the allegedly breaching Party has materially breached the applicable obligation, covenant, condition, or undertaking of this Agreement, (ii) during the pendency of such a Dispute, the relevant Cure Period with respect to such alleged material breach will be tolled from the date on such the allegedly breaching Party provides the other Party with notice of such Dispute until the resolution of such Dispute in accordance with Article 18 (Dispute Resolution), provided that for any Dispute regarding payment, such tolling of the Cure Period will only apply with respect to the payment of the disputed amounts and not with respect to any undisputed amounts, and (iii) all of the terms and conditions of this Agreement will remain in effect, and the Parties will continue to perform all of their respective obligations under this Agreement.

17.5 Termination for Insolvency. Each Party has the right to terminate this Agreement in its entirety upon delivery of written notice to the other Party in the event that (a) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization under the Chapter 7 of the United States of Bankruptcy Code or other similar Applicable Law or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (b) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within [***] days of its filing, or (c) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors.

17.6 Termination for Patent Challenge. Except to the extent unenforceable under Applicable Law, if Avenzo or its Affiliates or Sublicensees (individually or in association with any Person) contests or assists a Third Party in contesting the scope, validity, or enforceability of any Licensed Patent, Greater China Patent, or any foreign counterpart thereof anywhere in the world in any court, tribunal, arbitration proceeding, or other proceeding, including the U.S. Patent and Trademark Office and the U.S. International Trade Commission (a “Patent Challenge”), then Allorion may terminate this Agreement, either in whole or on a Licensed Program-by-Licensed Program or Region-by-Region basis with respect to any Licensed Program or Region to which the Patent Challenge relates (at Allorion’s election), immediately by providing written notice of termination to Avenzo; provided that, if such Patent Challenge is initiated by a Sublicensee of Avenzo, then Allorion may terminate this Agreement (either in whole or on a Licensed-Program-by-Licensed Program or Region-by-Region basis) immediately upon written notice to Avenzo if Avenzo does not, within [***] days following Avenzo’s receipt of written notice of such Patent Challenge, (a) withdraw or cause to be withdrawn such Patent Challenge initiated by a Sublicensee of Avenzo; or (b) ensure that all rights granted by Avenzo to the applicable Sublicensee under Licensed Technology or Greater China Technology have been terminated, and confirm to Allorion in writing that such withdrawal or termination described in clause (a) or (b) has occurred. As used herein, a Patent Challenge includes: [***]. Notwithstanding any provision herein to the contrary, the foregoing shall not apply [***]; provided that [***]. The following will not be considered a Patent Challenge: (1) [***]; or (2) [***].

17.7 Termination for Cessation of Development or Commercialization in the Avenzo Territory. On a Licensed Program-by-Licensed Program and Region-by-Region basis [***], if Avenzo or its Affiliates are Developing or Commercializing any product(s) in addition to a Licensed Product with respect to such Licensed Program in such Region, and Allorion believes that, notwithstanding meeting the diligence obligations under Section 7.2 (Diligence), Section 8.2(b) (Regulatory Diligence) or Section 10.2 (Commercialization Diligence), as applicable, Avenzo or its Affiliates or Sublicensees have not conducted any [***] Development or Commercialization activities with respect to a given Licensed Program in such Region in the Avenzo Territory for a continuous period of more than [***] months, and such alleged non-performance is not: (i) contemplated in a Research Plan or agreed upon by Allorion, (ii) in response to guidance from or action by a Regulatory Authority in the relevant Region (such as a clinical hold, or a recall or withdrawal), (iii) due to Allorion’s breach or non-performance of any of its obligations under this Agreement, (iv) in response to any safety or efficacy concerns with respect to such Licensed Program provided that Avenzo or its Affiliates or Sublicensees are using Commercially Reasonable Efforts to resolve or address such concerns, or (v) due to events beyond the reasonable control of Avenzo or a force majeure event in accordance with Section 19.2 (Force Majeure), then Allorion may, at its election, terminate this Agreement with respect to such Licensed Program and Region upon [***] days’ prior written notice to Avenzo, setting forth in reasonable detail the basis for Allorion’s belief. Avenzo may provide written notice to Allorion within [***] days after receipt of such notice from Allorion if Avenzo reasonably and in good faith disagrees with Allorion’s right to terminate this Agreement with respect to such Licensed Program and Region under this Section 17.7 (Termination for Cessation of Development or Commercialization in the Avenzo Territory), setting forth in reasonable detail the [***] Development or Commercialization activities with respect to a given Licensed Program in such Region conducted by Avenzo or its Affiliates or Sublicensees during such period. If Allorion disagrees with Avenzo’s response and believes it has the right to terminate this Agreement with respect to such Licensed Program and Region under this Section 17.7 (Termination for Cessation of Development or Commercialization in the Avenzo Territory), Allorion may provide Avenzo with written notice of a Dispute regarding such matter and initiate the dispute resolution process in accordance with Article 18 (Dispute Resolution), in each case, within [***] days following receipt of such notice from Avenzo. In such event, Allorion will not have the right to terminate this Agreement with respect to such Licensed Program and Region under this Section 17.7 (Termination for Cessation of Development or Commercialization in the Avenzo Territory), unless and until it has been determined, in accordance with Article 18 (Dispute Resolution), that such termination is permissible hereunder.

17.8 Effects of Termination. Upon the termination (but not expiration) of this Agreement in its entirety or with respect to one or more Terminated Products and Terminated Territories (in which case, references to termination shall apply only to such Terminated Products or Terminated Territories) for any reason, the provisions of this Section 17.8 (Effects of Termination) will apply. All rights and licenses granted by either Party to the other Party herein will immediately terminate and all such rights will revert back to the granting Party, and all sublicenses of such rights and licenses will also terminate, except as provided in this Section 17.8 (Effects of Termination). In addition to the foregoing:

(a) [***] Product Improvement Technology. Upon any termination of the Agreement in its entirety, subject to Section 17.8(d) (Reversion Royalties), Avenzo and its Affiliates will [***] the Product Improvement Technology. Avenzo will, and will cause its Affiliates to, provide any other assistance or take any other actions, in each case reasonably requested by Allorion, at Allorion’s cost, as necessary to [***].

(b) License to Product Improvement Technology. Upon any partial termination of the Agreement with respect to one or more Terminated Products or Terminated Territories, subject to Section 17.8(d) (Reversion Royalties), Avenzo and its Affiliates will [***]. Avenzo will, and will cause its Affiliates to, provide any other assistance or take any other actions, in each case reasonably requested by Allorion, at Allorion’s cost, as necessary to [***].

(c) Grant-Back License.

(i) As of the effective date of termination, subject to Section 17.8(d) (Reversion Royalties), Avenzo and its Affiliates will and hereby do grant to Allorion and its Affiliates an exclusive and sublicensable (through multiple tiers) license under the Grant-Back Technology solely to Exploit the applicable Terminated Product(s) in the applicable Terminated Territory(ies), which license is exercisable only upon such effective date of termination and is subject to Allorion’s payment of all payments due to any Third Party under any Third Party agreements pursuant to which Avenzo or any of its Affiliates then Controls any of the appliable Grant-Back Technology as provided in clause (ii) and to any Reversion Royalties owed on Net Sales by Allorion or its Affiliates of such Terminated Products in the Allorion Territory. [***].

(ii) [***].

(d) Reversion Royalties. Subject to the last sentence of this Section 17.8(d) (Reversion Royalties) regarding [***] license of Product Improvement Technology without charge, upon any termination of this Agreement (in whole or in part), the Parties will negotiate in good faith and agree on a reasonable royalty to be paid by Allorion to Avenzo in consideration for (i) solely in the case of termination of this Agreement in whole or in part by Avenzo pursuant to Section 17.4 (Termination for Material Breach), the [***] and (ii) in all termination scenarios, the [***], in each case of (i) and (ii), on a Terminated Product-by-Terminated Product and country-by-country basis in the Terminated Territory royalty on net sales of such Terminated Product(s) in the Terminated Territory by Allorion and its Affiliates and (sub)licensees until the expiration of the applicable Royalty Term (as such term is applied mutatis mutandis to Patents within the Grant-Back Technology, Terminated Products, and Terminated Territories, as applicable) (such royalties, “Reversion Royalties”). If the Parties are unable to agree on the applicable Reversion Royalties within [***] days after the effective date of termination, then either Party may refer such matter for resolution in accordance with Exhibit 1.33 (Baseball Arbitration). In determining the amount of such Reversion Royalties payable by Allorion to Avenzo, the Parties will take into account, among other things, [***]. Notwithstanding the foregoing, upon any termination of this Agreement in whole or in part other than by Avenzo pursuant to Section 17.4 (Termination for Material Breach), the [***] will be [***].

(e) Sublicenses. As of the effective date of termination, all sublicenses granted by Avenzo (including through multiple tiers) with respect to the Terminated Product(s) in the Terminated Territory will terminate, except that all sublicenses then in effect held by any Sublicensee who is in compliance with and not in breach of its applicable sublicense agreement, shall, unless terminated by the Sublicensee, remain in effect and automatically become a direct license under the Licensed Technology granted by Allorion that is the same scope as the sublicense granted by Avenzo on the same terms and conditions set forth in this Agreement.

(f) Assignment and Disclosure. Avenzo and its Affiliates will promptly upon request by Allorion (and in any event within [***] days after the effective date of termination):

(i) [***]

(ii) [***]; and

(iii) [***]

[***].

(g) Regulatory Approvals and Submissions. [***].

(h) Regulatory Transfer Support. [***].

(i) Know-How Transfer Support. [***].

(j) Appointment as Exclusive Distributor. [***].

(k) Product Marks. [***].

(l) Inventory. [***].

(m) Wind Down and Transition. [***].

(n) Ongoing Clinical Trials.

(i) [***].

(ii) [***].

(o) Return of Confidential Information. At the Disclosing Party’s election, the Receiving Party will return (at Disclosing Party’s expense) or destroy all tangible materials comprising, bearing, or containing any Confidential Information of the Disclosing Party that are in the Receiving Party’s or its Affiliates’ or Sublicensees’ possession or control and provide written certification of such destruction (except to the extent any information is the Confidential Information of both Parties or to the extent that the Receiving Party has the continuing right to use the Confidential Information under this Agreement); provided that the Receiving Party may retain one copy of such Confidential Information for its legal archives. Notwithstanding anything herein to the contrary, the Receiving Party will not be required to destroy electronic files containing such Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.

(p) Further Assistance. Avenzo and its Affiliates will, and will cause its Sublicensees to, provide any other assistance and take any other action, in each case, reasonably requested by Allorion as necessary to transfer to Allorion the Exploitation of Terminated Product(s) in the Terminated Territory, and will execute all documents as may be reasonably requested by Allorion in order to give effect to this Section 17.8 (Effects of Termination).

17.9 Other Remedies. Termination or expiration of this Agreement for any reason will not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

17.10 Survival. Termination or expiration of this Agreement will not affect any rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration. The following provisions will survive the termination or expiration of this Agreement for any reason: Articles 1, 13, 15, 18, 19, and Section 7.5 (Records), 12.4 (Development Milestones) through 12.11 (Taxes) (solely with respect to payments accruing prior to the effective date of termination or expiration), 14.5 (No Other Representations or Warranties), 15.5 (Limitation of Liability), 16.1 (Ownership), 17.1 (Term and Expiration), 17.8 (Effects of Termination), 17.9 (Other Remedies) and this Section 17.10 (Survival).

ARTICLE 18

DISPUTE RESOLUTION

18.1 General. Except for matters to be resolved by the processes set forth in Section 4.2(g) (Decision-Making) or related to the Reversion Royalties to be resolved in accordance with Section 17.8(d), the Parties recognize that a claim, dispute or controversy between the Parties or any of their Affiliates arising from or relating to this Agreement, including any claim, dispute, or controversy arising from or relating to the breach, enforcement, interpretation or validity of this Agreement (a “Dispute”), will be resolved in accordance with this Article 18 (Dispute Resolution).

18.2 Continuance of Rights and Obligations during Pendency of Dispute Resolution. If there are any Disputes in connection with this Agreement, including Disputes related to termination of this Agreement under this Article 18 (Dispute Resolution), all rights and obligations of the Parties will continue until such time as any Dispute has been resolved in accordance with the provisions of this Article 18 (Dispute Resolution).

18.3 Escalation. Either Party, through the delivery of written notice, may refer any Dispute to the Senior Executives for attempted resolution. In the event the Senior Executives are unable to resolve such Dispute within [***] days following the delivery of such written notice, then, upon the written request of either Party to the other Party (“Dispute Referral”), the Dispute will be subject to further resolution in accordance with Section 18.4 (Arbitration) or Section 18.5 (Patent Disputes), as applicable.

18.4 Arbitration.

(a) [***].

(b) [***].

(c) [***].

(d) [***].

(e) [***].

18.5 Patent Disputes. Notwithstanding any provision to the contrary set forth in Section 18.4 (Arbitration), in the event of a Dispute with respect to the validity, scope, enforceability or ownership of any Patent, and such Dispute is not resolved in accordance with Section 18.3 (Escalation), such Dispute will not be submitted to an arbitration proceeding in accordance with this Section 18.4 (Arbitration), unless otherwise agreed by the Parties in writing, and instead, either Party may initiate litigation in a court of competent jurisdiction.

ARTICLE 19

MISCELLANEOUS

19.1 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, U.S. without reference to any rules of conflict of laws. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement and is expressly and entirely excluded.

19.2 Force Majeure. Neither Party will be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement (excluding any payment obligation) to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, pandemics, epidemics, quarantines, or other acts of God or any other deity (or orders of any Governmental Authority related to any of the foregoing), or acts, omissions or delays in acting by any Governmental Authority. The affected Party will notify the other Party of such force majeure circumstances as soon as reasonably practical, the Parties will review and discuss any such matter, and the affected Party will promptly undertake reasonable efforts necessary to mitigate and cure such force majeure circumstances and resume normal performance of its obligations hereunder as soon as reasonably practicable under the circumstances. Such excuse from liability will be effective to the extent and duration of the force majeure circumstances causing the failure or delay in performance (provided that the affected Party has not caused such events to occur and is using reasonable efforts to remove the condition), and the affected Party must promptly resume performance when the force majeure circumstances no longer exist. In any event, if a Party’s failure to perform its obligations under this Agreement as a result of a force majeure circumstance continues for longer than [***] days, then the other Party may terminate this Agreement immediately by providing written notice to the Party affected by the force majeure circumstances.

19.3 Performance by Affiliates. Notwithstanding any provision to the contrary set forth in this Agreement, each Party will have the right to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any Affiliate. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement will be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

19.4 Assignment.

(a) Generally. Neither Party may assign this Agreement without the other Party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); except that (i) either Party may make such an assignment without such consent to a Third Party successor to substantially all of the business or assets of such Party to which this Agreement relates (whether by merger, sale of stock, sale of assets, exclusive license or other transaction), and (ii) either Party may assign this Agreement without such consent to an Affiliate. Any attempted assignment or transfer in violation of this Section 19.4 (Assignment) will be null and void. Subject to the foregoing, this Agreement will be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns.

(b) [***].

19.5 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties will in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

19.6 Notices. All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Allorion:

Address:	Allorion Therapeutics, Inc. 22 Strathmore Road, Suite 342 Natick, MA 01760
Attn:	Yaoyu Chen
Email:	[***]

with a copy (which will not constitute notice) to:

Address:	Ropes & Gray LLP Prudential Tower, 800 Boylston Street Boston, MA 02199-3600
Attn:	Hannah H. England
Email:	[***]

If to Avenzo:

Address:	Avenzo Therapeutics, Inc. 12707 High Bluff Dr. Suite 200 San Diego, CA 92130
Attn:	Legal Department
Email:	[***]

with a copy (which will not constitute notice) to:

Address:	Cooley LLP 10265 Science Center Drive San Diego, CA 92121
Attn:	Charles Bair
Email:	[***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) when delivered if personally delivered; (b) if sent by email, upon electronic confirmation of receipt; (c) on the Business Day after dispatch if sent by nationally recognized overnight courier; or (d) on the fifth Business Day following the date of mailing if sent by mail.

19.7 Entire Agreement; Amendments. The Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, with regard to the subject matter hereof (including the licenses granted hereunder), including the Confidentiality Agreement and Exclusivity Letter, are superseded by the terms of this Agreement. Neither Party is relying on any representation, promise, nor warranty not expressly set forth in this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto. To the extent there is any conflict between the terms of any Ancillary Agreement (including the Pharmacovigilance Agreement, the Clinical Supply Agreement or related Clinical Quality Agreement) and the terms of this Agreement, the terms of such Ancillary Agreement will control solely with respect to the primary subject matters thereof, and the terms of this Agreement will control otherwise.

19.8 Headings. The captions to the several Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the Sections of this Agreement.

19.9 Independent Contractors. It is expressly agreed that Allorion and Avenzo will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture or agency. Neither Allorion nor Avenzo has the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other Party, without the prior written consent of the other Party.

19.10 Waiver. The waiver by either Party of any right hereunder, or the failure of the other Party to perform, or a breach by the other Party, will not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. No waiver shall be binding unless in writing and signed by the waiving Party.

19.11 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

19.12 Construction. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”, (c) the word “will” will be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person will be construed to include the person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Exhibits will be construed to refer to Sections or Exhibits as described in this Agreement, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree”, “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or Section, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or” where applicable.

19.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Each Party will be entitled to rely on the delivery of executed facsimile or PDF copies of counterpart execution pages of this Agreement and such facsimile or PDF copies will be legally effective to create a valid and binding agreement among the Parties.

19.14 Language. This Agreement is in the English language only, which language will be controlling in all respects, and all versions hereof in any other language will be for accommodation only and will not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement, and any dispute or other proceeding related to or arising hereunder, will be in the English language.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Allorion Therapeutics Inc.		Avenzo Therapeutics, Inc.

By:	/s/ Yaoyu Chen	By:	/s/ Athena Countouriotis, MD
Name: Yaoyu Chen		Name: Athena Countouriotis, MD
Title: Senior Vice President		Title: President and CEO

Exhibit 1.33

Baseball Arbitration

[***]

Exhibit 1.131

Knowledge

[***]

Exhibit 1.134

Licensed Know-How

[***]

Exhibit 1.136

Licensed Patents

[***]

Exhibit 2.1

Initial Research Plan

[***]

Exhibit 8.1

Transferred U.S. Phase 1 Clinical Trial

[***]

Exhibit 9.1

Transferred Drug Material

[***]

Exhibit 9.2(c)

Clinical Supply Agreement Term Sheet

The Clinical Supply Agreement to be negotiated and entered into by and between Avenzo and Allorion pursuant to Section 9.2(c) of the Agreement will contain, among others, the key terms provided in the table below. In this table, capitalized terms have the meanings set forth in the Agreement.

[***]

Exhibit 11.3

Participation Right Term Sheet

[***]

Exhibit 13.6

Press Release

[***]

Exhibit 14.2

Allorion Disclosure Schedule

[***]